                                                      Pursuant to Rule 424(b)(5)
                                                      File No. 333-9532


PROSPECTUS SUPPLEMENT DATED JANUARY 28, 1999
TO PROSPECTUS DATED JUNE 4, 1998

                                  $150,000,000
                  IRWIN HOME EQUITY ASSET BACKED CERTIFICATES,
                                 SERIES 1999-1
                       IRWIN UNION BANK AND TRUST COMPANY
                                MASTER SERVICER
                         IRWIN HOME EQUITY CORPORATION
                                   ORIGINATOR
                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                   DEPOSITOR

                           THE TRUST --

                           o The Irwin Home Equity Trust 1999-1 will issue the certificates described in the table below. The trust's main source of funds for making payments on the certificates will be collections on a pool consisting of two groups of closed-end, fixed-rate mortgage loans evidenced by promissory notes and secured by first or second mortgages or deeds of trust on residential one- to four-family properties.

                           o Interest will be payable monthly on the 15th day of each month, beginning in March 1999.

                           o Principal payments will also be payable monthly to the extent described herein.

                           CREDIT ENHANCEMENT WILL BE PROVIDED BY --

                           o   The availability, if any, of Excess Interest;

                           o Overcollateralization in certain circumstances, as described herein; and

                           o A certificate guaranty insurance policy issued by Ambac Assurance Corporation, which will protect holders of the certificates against certain shortfalls in amounts due to be distributed at the times and to the extent described herein.

                                    [LOGO]

                                               Initial Principal Balance          Pass-Through Rate           Description
  Class A-1 Certificates....................          $62,000,000                            (1)             Floating Rate
  Class A-2 Certificates....................          $22,600,000                           5.97%            Fixed Rate
  Class A-3 Certificates....................          $21,400,000                           6.27%            Fixed Rate
  Class A-4 Certificates....................          $19,000,000                           6.57%            Fixed Rate
  Class A-5 Certificates....................          $25,000,000                           6.21%            Fixed Rate

    (1) The Class A-1 Certificate will bear interest at a variable rate equal to the sum of (i) LIBOR plus (ii) 0.30% per annum. The initial Pass-Through Rate for the Class A-1 Certificates will be determined two business days before the Issue Date.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The certificates are offered by the underwriter when, as and if issued, delivered to and accepted by the underwriter and subject to certain other conditions. We expect that delivery of the certificates will be made in book-entry form only through the facilities of The Depository Trust Company, Cedel or the Euroclear System on or about February 25, 1999.
                            BEAR, STEARNS & CO. INC.

BEFORE YOU DECIDE TO INVEST IN ANY
CERTIFICATES, READ THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS,
ESPECIALLY THE RISK FACTORS
BEGINNING ON PAGE S-19 HEREIN AND
ON PAGE 18 OF THE PROSPECTUS.

THE CERTIFICATES WILL BE
OBLIGATIONS OF THE TRUST ONLY. THE
CERTIFICATES AND THE ASSETS OF THE
TRUST WILL NOT BE OBLIGATIONS OF
IRWIN UNION BANK AND TRUST COMPANY,
BEAR STEARNS ASSET BACKED
SECURITIES, INC., OR ANY OF THEIR
RESPECTIVE AFFILIATES.

THE CERTIFICATES ARE NOT DEPOSITS
AND NEITHER THE CERTIFICATES NOR
THE UNDERLYING MORTGAGE LOANS ARE
INSURED OR GUARANTEED BY ANY
GOVERNMENTAL AGENCY OR
INSTRUMENTALITY.

The Certificates:

o represent beneficial interests in a trust, the primary assets of which are a pool consisting of two groups of closed-end, fixed-rate mortgage loans evidenced by promissory notes and secured by first or second mortgages and deeds of trust on residential one- to four- family properties;

o    currently have no trading market;

o    are not guaranteed by any governmental agency; and

o will be purchased by the underwriter in the manner described under "Plan of Distribution", from the depositor and will be offered by the underwriter to the public in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.

o For complete information about the certificates, read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the certificates.

Content of Prospectus Supplement and Prospectus

o You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement or the prospectus is accurate as of any date other than the date on the front of this document.

o We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply to the certificates, and (b) this prospectus supplement, which describes the specific terms of the certificates.

o If the terms relating to the certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

o We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The table of contents on page S-3 herein provides the pages on which these captions are located.

o You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Defined Terms" beginning on page S-76 herein and under the caption "Glossary of Terms" beginning on page 98 in the prospectus.

o The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Limitations on Offers or Solicitations

         We do not intend this document to be an offer or solicitation:

          o if used in a jurisdiction in which such offer or solicitation is not authorized;

          o if the person making such offer or solicitation is not qualified to do so; or

          o if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

Reports To Certificateholders

     Unless and until definitive certificates are issued under the limited circumstances described herein, the master servicer will prepare and send unaudited monthly and annual reports, containing information concerning the trust fund, on behalf of the trust to the trustee and Cede & Co., as registered holder of the certificates and the nominee of The Depository Trust Company. Such reports may be made available to certificate owners in accordance with the rules, regulations and procedures creating and affecting The Depository Trust Company. See "Description of the Certificates--Book-Entry Registration" and "--Report to Certificateholders" herein. The trust does not intend to provide any financial information to the certificate owner which has been examined and reported upon, with an opinion expressed by, an independent public accountant.

                                TABLE OF CONTENTS


SUMMARY TERMS OF THE CERTIFICATES.........................S-4

RISK FACTORS.............................................S-19
     Unpredictability of Prepayments and its Effect
      on Yields..........................................S-19
     Risk of Group I Mortgage Interest Rates Reducing
      the Class A-1 Pass-Through Rate on the Class
      A-1 Certificates...................................S-19
     Limited Operating History of the Originator.........S-19
     Underwriting Standards..............................S-19
     Geographic Concentration............................S-20
     Amount of Borrower's Equity.........................S-20
     Seasoning of Mortgage Loans.........................S-20
     Subordinate Loans...................................S-20
     Potential Inadequacy of Credit Enhancement..........S-20
     Year 2000 Systems Risk..............................S-21

DESCRIPTION OF THE MORTGAGE LOANS........................S-21
     General.............................................S-21
     Solicitation Process................................S-22
     Mandatory Repurchase or Substitution of Mortgage
      Loans..............................................S-38

IRWIN FUNDING CORP.......................................S-38

IRWIN HOME EQUITY CORPORATION............................S-38
     General.............................................S-38
     As Subservicer......................................S-39
     Delinquency and Loss Experience of the
      Originator's Servicing Portfolio...................S-40

PREPAYMENT AND YIELD CONSIDERATIONS......................S-42

DESCRIPTION OF THE CERTIFICATES..........................S-50
     General.............................................S-50
     Book-Entry Registration.............................S-50
     Definitive Certificates.............................S-53
     Assignment of Mortgage Loans........................S-53
     Representations and Warranties of IUB and the
      Transferor.........................................S-55
     Payments on the Mortgage Loans......................S-56
     Servicing Fees and Other Compensation and Payment
      of Expenses........................................S-58
     Overcollateralization...............................S-58
     Flow of Funds.......................................S-58
     Calculation of LIBOR................................S-61
     Report to Certificateholders........................S-62

SERVICING OF THE MORTGAGE LOANS..........................S-62
     The Master Servicer.................................S-62
     Collection and Other Servicing Procedures;
      Mortgage Loan Modifications........................S-62
     Realization Upon or Sale of Defaulted Mortgage
      Loans..............................................S-63
     Servicing and Other Compensation and Payment of
      Expenses...........................................S-64
     Enforcement of Due-on-Sale Clauses..................S-64
     Maintenance of Insurance Policies and Errors and
      Omissions and Fidelity Coverage....................S-65
     Master Servicer Reports.............................S-65
     Removal and Resignation of Master Servicer..........S-66
     Termination; Purchase of Mortgage Loans.............S-67
     Amendment...........................................S-67

THE CERTIFICATE INSURANCE POLICY.........................S-68

THE TRUSTEE..............................................S-68

THE CERTIFICATE INSURER..................................S-69

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS................S-71

ERISA CONSIDERATIONS.....................................S-72

LEGAL INVESTMENT.........................................S-73

PLAN OF DISTRIBUTION.....................................S-74

EXPERTS..................................................S-74

RATINGS..................................................S-74

LEGAL MATTERS............................................S-75

INDEX OF DEFINED TERMS...................................S-76

                        SUMMARY TERMS OF THE CERTIFICATES


         Because this is a summary, it does not contain all the information that may be important to you. You should read the entire Prospectus and Prospectus Supplement carefully before you decide to purchase a Certificate. If capitalized terms are not defined in this Summary, they are defined in the Prospectus.

   Title of Securities....................................  Irwin Home Equity Asset Backed Certificates, Series 1999-1.

   Certificates...........................................  The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3
                                                              Certificates, the Class A-4 Certificates (the "Group I Certificates")
                                                              and the Class A-5 Certificates (the "Group II Certificates" and
                                                              together with the Group I Certificates, the "Class A Certificates")
                                                              and one class of residual Certificates (the "Class R Certificates")
                                                              (the Class A Certificates together with the Class R Certificates, the
                                                              "Certificates"). Only the Class A Certificates are offered hereby.

   Trust..................................................  Irwin Home Equity Trust 1999-1, a trust to be formed under the laws of the State of New York.

   Depositor .............................................  Bear Stearns Asset Backed Securities, Inc. (the "Depositor").

   Master Servicer .......................................  Irwin Union Bank and Trust Company ("IUB", or in its capacity as master servicer, the "Master Servicer") will act as Master Servicer for the
                                                              Trust Fund and, in that capacity, will (i) provide customary servicing functions with respect to the Mortgage Loans pursuant to a
                                                              Pooling and Servicing Agreement (the "Pooling and Servicing
                                                              Agreement") among the Depositor, the Master Servicer and Norwest Bank
                                                              Minnesota, National Association (the "Trustee"), (ii) provide certain reports to the Trustee and (iii) make certain advances.

   Transferor ............................................  Irwin Funding Corp. (in its capacity as the seller to the Depositor, the "Transferor"). The Transferor will acquire the Mortgage Loans from IUB and sell the Mortgage Loans to the Depositor.

   Originator.............................................  Irwin Home Equity Corporation.

   Trustee................................................  Norwest Bank Minnesota, National Association, a national banking association.

   Cut-Off Date...........................................  The close of business on January 31, 1999.

   Issue Date.............................................  On or about February 25, 1999 (the "Issue Date").

   Original Class A-1 Principal Balance...................  $62,000,000

   Original Class A-2 Principal Balance ..................  $22,600,000

   Original Class A-3 Principal Balance ..................  $21,400,000


   Original Class A-4 Principal Balance ..................  $19,000,000

   Original Class A-5 Principal Balance ..................  $25,000,000

   First Remittance Date..................................  March 15, 1999. Distributions on the Certificates will be made on the
                                                              15th day of each month (or, if such 15th day is not a Business Day, on the next succeeding Business Day) (each, a "Remittance Date").
                                                              "Business Day" will be any other than (i) a Saturday or Sunday, or
                                                              (ii) any day on which banking institutions located in the States of
                                                              New York, Minnesota, Maryland, Indiana or California are authorized or obligated by law or executive order to close.

   Certificate Ratings....................................  It is a condition to the issuance of the Class A Certificates that the
                                                              Class A Certificates shall have been rated not lower than AAA by
                                                              Standard & Poor's, a division of The McGraw-Hill Companies, Inc.
                                                              ("Standard & Poor's") and Aaa by Moody's Investors Service, Inc.
                                                              ("Moody's", and together with Standard & Poor's, the "Rating
                                                              Agencies") based on the presence of the Certificate Insurance Policy.
                                                              A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not address the possibility that Class A Certificateholders may suffer a lower than anticipated yield.

   Description of Certificates; Denominations.............  General. The Trust Fund will be formed and the Certificates will be issued pursuant to the Pooling and Servicing Agreement. The
                                                              Certificates will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund") which is composed primarily of the principal balances as of the Cut-Off Date of a pool consisting of two groups ("Group I" and "Group II", respectively, and each, a "Loan
                                                              Group") of closed-end, fixed-rate mortgage loans (the "Mortgage
                                                              Loans"), evidenced by promissory notes and secured by first or second mortgages or deeds of trust on residential one-to four-family properties (such properties, the "Mortgaged Properties").  Group I consists of Mortgage Loans (the "Group I Mortgage Loans") secured by first and second priority liens on Mortgaged Properties.  Group II consists of Mortgage Loans (the "Group II Mortgage Loans") with (i)
                                                              original principal balances no greater than $240,000 and secured by first priority liens or (ii) original principal balances no greater than $120,000 and secured by second priority liens.

                                                              In addition, the Depositor has caused Ambac Assurance Corporation
                                                              (the "Certificate Insurer") to issue a certificate guaranty insurance policy (the "Certificate Insurance Policy"), for the benefit of the Class A Certificateholders, pursuant to which it will guarantee certain payments to the Trustee for the benefit of the
                                                              Class A Certificateholders, as described herein.


                                                              Book-Entry Form. The Class A Certificates initially will be issued in book-entry form, in minimum denominations of $1,000 and integral multiples thereof (except for one Certificate of each class which may be issued in a greater or lesser amount). The Class A
                                                              Certificates are sometimes referred to as "Book-Entry Certificates""
                                                              No person acquiring an interest in the Book-Entry Certificates (a
                                                              "Beneficial Owner") will be entitled to receive a definitive certificate representing such person's interest in the Trust Fund, except under limited circumstances as described herein. Beneficial
                                                              Owners may elect to hold their interests through The Depository
                                                              Trust Company ("DTC"), in the United States, or Cedel ("Cedel") or
                                                              the Euroclear System ("Euroclear"), in Europe. Transfers within DTC,
                                                              Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.

   The Mortgage Loan Groups...............................  The statistical information regarding the Mortgage Loans and the
                                                              Mortgaged Properties is based upon the characteristics of the Loan
                                                              Groups as of the close of business on the Cut-Off Date. Unless otherwise indicated, all percentages set forth herein are based upon the aggregate Principal Balance of the Group I Mortgage Loans and the
                                                              Group II Mortgage Loans as of the Cut-Off Date, which was
                                                              $125,000,005.96 and $25,000,041.52, respectively.

                                                              The Mortgage Loans will consist of fixed rate, closed-end mortgage loans secured by first or second priority liens and having original terms to maturity of not greater than 30 years. The security for the
                                                              Mortgage Loans will be mortgages or deeds of trust on the Mortgaged
                                                              Properties, which provide for substantially equal payments in an amount sufficient to amortize the Mortgage Loan over its term.

                                                              The monthly payments (the "Monthly Payments") for each Mortgage Loan will be due on the fifteenth day of each month or, in the case of certain Mortgage Loans, the first day of each month (each, a "Due
                                                              Date").

                                                              The Mortgage Loans were underwritten in accordance with the underwriting standards of Irwin Home Equity Corporation (the
                                                              "Originator") developed at the direction of IUB. As of the Cut-Off
                                                              Date, when measured by aggregate principal balance, (i) with respect to Group I, approximately 34.31% of the Mortgage Loans are secured by Mortgaged Properties located in California, approximately 8.71%
                                                              of the Mortgage Loans are secured by Mortgaged Properties located in selected metropolitan markets in Florida, approximately 7.72% of the
                                                              Mortgage Loans are secured by Mortgaged Properties located in selected metropolitan markets in Ohio, approximately 7.37% of the
                                                              Mortgage Loans are secured by Mortgaged


                                                              Properties located in selected metropolitan markets in Michigan and approximately 7.37% of the Mortgage Loans are secured by Mortgaged
                                                              Properties located in selected metropolitan markets in Illinois, and
                                                              (ii) with respect to Group II, approximately 33.97% of the Mortgage
                                                              Loans are secured by Mortgaged Properties located in California, approximately 13.62% of the Mortgage Loans are secured by Mortgaged
                                                              Properties located in selected metropolitan markets in Florida, approximately 5.77% of the Mortgage Loans are secured by Mortgaged
                                                              Properties located in selected metropolitan markets in Ohio, approximately 6.46% of the Mortgage Loans are secured by Mortgaged
                                                              Properties located in selected metropolitan markets in Michigan and approximately 9.86% of the Mortgage Loans are secured by Mortgaged
                                                              Properties located in selected metropolitan markets in Illinois.

   Mortgage Interest Rate.................................  The "Mortgage Interest Rate" of each Mortgage Loan is the per annum interest rate required to be paid by the mortgagor under the terms of the related note. The Mortgage Interest Rate borne by each Mortgage
                                                              Loan is fixed as of the date of origination of such Mortgage Loan. As of the Cut-Off Date, the weighted average Mortgage Interest Rate for the Group I Mortgage Loans was approximately 10.512%, and the Group
                                                              II Mortgage Loans was approximately 10.510%.

   Interest; Class A-1 Pass-Through Rate..................   The Class A-1 Pass-Through Rate will be equal to the lesser of (i) the sum of LIBOR plus a fixed margin of 0.30% per annum and (ii)  the Net
                                                              Mortgage Interest Rate of the Group I Mortgage Loans, as described herein under "Description of the Certificates - Flow of Funds".
                                                              Interest on the Class A-1 Certificates will accrue during the period beginning on the immediately preceding Remittance Date (or beginning on the Issue Date, in the case of the first Remittance Date) and ending on the date immediately preceding the related Remittance Date
                                                              (each, the "Interest Period" relating to the Class A-1 Certificates)
                                                              at the Class A-1 Pass-Through Rate on the Class A-1 Principal Balance
                                                              as of the last Remittance Date (after giving effect to principal distributed on such last Remittance Date)(such interest, net of interest shortfalls not covered by Compensating Interest, the "Class
                                                              A-1 Interest Distribution Amount"). For purposes of accrual and payment of interest on the Class A-1 Certificates, all calculations will be based on an assumed year of 360 days and the actual number of days elapsed since the previous Remittance Date.

   Interest; Class A-2 Pass-Through Rate..................  5.97% per annum. Interest on the Class A-2 Certificates will accrue during the period beginning on the first day of the month immediately preceding the related Remittance Date and ending on the last day of such month (each, the "Interest Period" relating to the Class A-2,
                                                              Class A-3, Class A-4 and Class A-5 Certificates) at the Class A-2
                                                              Pass-Through Rate on the Class A-2

                                                              Principal Balance as of the last Remittance Date (after giving effect to principal distributed on such last Remittance Date)(such interest, net of interest shortfalls not covered by Compensating
                                                              Interest, the "Class A-2 Interest Distribution Amount"). For
                                                              purposes of accrual and payment of interest on the Class A-2
                                                              Certificates, all calculations will be based on an assumed year of
                                                              360 days consisting of twelve 30-day months.

   Interest; Class A-3 Pass-Through Rate..................  6.27% per annum. Interest on the Class A-3 Certificates will accrue during the Interest Period relating to the Class A-3 Certificates at the Class A-3 Pass-Through Rate on the Class A-3 Principal Balance as
                                                              of the last Remittance Date (after giving effect to principal distributed on such last Remittance Date)(such interest, net of interest shortfalls not covered by Compensating Interest, the "Class
                                                              A-3 Interest Distribution Amount"). For purposes of accrual and payment of interest on the Class A-3 Certificates, all calculations will be based on an assumed year of 360 days consisting of twelve
                                                              30-day months.

   Interest; Class A-4 Pass-Through Rate..................  6.57% per annum. The Class A-4 Pass-Through Rate after the Optional
                                                              Termination Date shall be increased by 0.75% (75 basis points)  per annum. Interest on the Class A-4 Certificates will accrue during the
                                                              Interest Period at the Class A-4 Pass-Through Rate on the Class A-4
                                                              Principal Balance as of the last Remittance Date (after giving effect to principal distributed on such last Remittance Date)(such interest, net of interest shortfalls not covered by Compensating Interest, the
                                                              "Class A-4 Interest Distribution Amount"). For purposes of accrual and payment of interest on the Class A-4 Certificates, all calculations will be based on an assumed year of 360 days consisting of twelve 30-day months.

   Interest; Class A-5 Pass-Through Rate..................  6.21% per annum. The Class A-5 Pass-Through Rate after the Optional
                                                              Termination Date shall be increased by 0.75% (75 basis points)  per annum. Interest on the Class A-5 Certificates will accrue during the
                                                              Interest Period at the Class A-5 Pass-Through Rate on the Class A-5
                                                              Principal Balance as of the last Remittance Date (after giving effect to principal distributed on such last Remittance Date)(such interest, net of interest shortfalls not covered by Compensating Interest, the
                                                              "Class A-5 Interest Distribution Amount"). For purposes of accrual and payment of interest on the Class A-5 Certificates, all calculations will be based on an assumed year of 360 days consisting of twelve 30-day months.

   Principal; Class A Principal Balance...................  The "Principal Balance" of any Mortgage Loan (or related REO Property)
                                                              is the outstanding principal balance of such Mortgage Loan as of the end of the calendar month preceding such date of determination. The
                                                              "Class A-1 Principal Balance" represents the maximum specified dollar amount of principal to which the Holders of the Class A-1
                                                              Certificates are entitled from the future cash

                                                              flow on the assets in the Trust Fund. The "Class A-1 Principal
                                                              Balance" at any time is equal to the Class A-1 Principal Balance as of the Issue Date (the "Original Class A-1 Principal Balance") minus the aggregate, cumulative amounts actually distributed as principal to the Class A-1 Certificateholders. The "Class A-2 Principal
                                                              Balance" represents the maximum specified dollar amount of principal to which the Holders of the Class A-2 Certificates are entitled from the future cash flow on the assets in the Trust Fund. The "Class A-2
                                                              Principal Balance" at any time is equal to the Class A-2 Principal
                                                              Balance as of the Issue Date (the "Original Class A-2 Principal
                                                              Balance") minus the aggregate, cumulative amounts actually distributed as principal to the Class A-2 Certificateholders. The
                                                              "Class A-3 Principal Balance" represents the maximum specified dollar amount of principal to which the Holders of the Class A-3
                                                              Certificates are entitled from the future cash flow on the assets in the Trust Fund. The "Class A-3 Principal Balance" at any time is equal to the Class A-3 Principal Balance as of the Issue Date (the
                                                              "Original Class A-3 Principal Balance") minus the aggregate, cumulative amounts actually distributed as principal to the Class
                                                              A-3 Certificateholders. The "Class A-4 Principal Balance" represents the maximum specified dollar amount of principal to which the
                                                              Holders of the Class A-4 Certificates are entitled from the future cash flow on the assets in the Trust Fund. The "Class A-4 Principal
                                                              Balance" at any time is equal to the Class A-4 Principal Balance as of the Issue Date (the "Original Class A-4 Principal Balance") minus the aggregate, cumulative amounts actually distributed as principal to the Class A-4 Certificateholders. The "Class A-5 Principal
                                                              Balance" represents the maximum specified dollar amount of principal to which the Holders of the Class A-5 Certificates are entitled from the future cash flow on the assets in the Trust Fund. The "Class A-5
                                                              Principal Balance" at any time is equal to the Class A-5 Principal
                                                              Balance as of the Issue Date (the "Original Class A-5 Principal
                                                              Balance") minus the aggregate, cumulative amounts actually distributed as principal to the Class A-5 Certificateholders. The
                                                              "Class A Principal Balance" refers to each of the Class A-1
                                                              Principal Balance, the Class A-2 Principal Balance, the Class A-3
                                                              Principal Balance, the Class A-4 Principal Balance and the Class A-5
                                                              Principal Balance.

                                                              The Holders of Class A Certificates are entitled to receive certain monthly distributions of principal on each Remittance Date which generally reflect collections of principal on the Mortgage Loans in the related Loan Group during the prior calendar month (the "Due
                                                              Period"). The Class A-1, Class A-2, Class A-3 and Class A-4
                                                              Certificates are generally entitled to receive collections on the
                                                              Group I Mortgage Loans; the Class A-5 Certificates are generally entitled to receive collections on the Group II Mortgage Loans.
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                                       S-9
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                                                              The "Class A Principal Distribution Amount" for any Remittance Date
                                                              and either Loan Group will be the lesser of:

                                                              (a) the excess of (x) the related Group I Available Amount or Group
                                                              II Available Amount plus any Group I Excess Spread or Group II
                                                              Excess Spread (less any Overcollateralization Increase Amounts with respect to such Group), as applicable, plus any Insured Payment over
                                                              (y) either (i) the sum of the Class A-1 Interest Distribution
                                                              Amount, the Class A-2 Interest Distribution Amount, the Class A-3
                                                              Interest Distribution Amount and the Class A-4 Interest Distribution
                                                              Amount or (ii) the Class A-5 Interest Distribution Amount, as
                                                              applicable, and

                                                              (b) an amount equal to (X) the sum, without duplication, of:

                                                              (i) that portion of all scheduled installments of principal in respect of the Mortgage Loans in the related Loan Group which is received during the related Due Period together with all unscheduled recoveries of principal (including Prepayments, Curtailments and
                                                              Deficient Valuations) on such Mortgage Loans actually collected by the Master Servicer during the prior calendar month,

                                                              (ii) the Principal Balance of each Mortgage Loan in the related Loan
                                                              Group that was, effective on such Remittance Date, either
                                                              repurchased by the Transferor or IUB or purchased by the Master
                                                              Servicer during the preceding Due Period, but only to the extent the amount equal to such Principal Balance is actually received by the
                                                              Trustee,

                                                              (iii) any Substitution Adjustment amounts delivered by the
                                                              Transferor or IUB on the related Remittance Date in connection with a substitution of a Mortgage Loan in the related Loan Group, to the extent such Substitution Adjustments are actually received by the
                                                              Trustee,

                                                              (iv) with respect to each Mortgage Loan in the related Loan Group that became a Liquidated Mortgage Loan during the prior calendar month, the Principal Balance of such Mortgage Loan immediately prior to the time when such Mortgage Loan became a Liquidated Mortgage
                                                              Loan,

                                                              (v) any Overcollateralization Increase Amount with respect to the related Loan Group,

                                                              (vi) to the extent of any Subordination Deficit, the excess, if any, of (A) the sum of the Class A-1 Certificate Principal Balance, the
                                                              Class A-2 Certificate Principal Balance, the Class A-3 Certificate
                                                              Principal Balance and the Class A-4 Certificate Principal Balance
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                                       S-10

                                                              over the Group I Principal Balance in the case of Group I, and (B)
                                                              the Class A-5 Certificate Principal Balance over the Group II
                                                              Principal Balance in the case of Group II, and

                                                              (vii) the proceeds received by the Trust Fund following any termination of the Trust Fund, carried out in accordance with a plan of complete liquidation or pursuant to the optional termination of any of the Trust Fund by the Master Servicer, the Holder of the
                                                              Class R Certificate or the Certificate Insurer in accordance with the Pooling and Servicing Agreement,

                                                              minus (Y) any Overcollateralization Release Amount.

                                                              The "Group I Available Amount" for any Remittance Date equals (i)
                                                              the Master Servicer Remittance Amount for Group I on such Remittance
                                                              Date minus any prepayment penalties included in such amount minus
                                                              (ii) such Loan Group's Proportional Share of (A) the Trustee Fee and
                                                              (B) the amount owed to the Certificate Insurer as premium for the
                                                              Certificate Insurance Policy. The "Group II Available Amount" for
                                                              any Remittance Date equals (i) the Master Servicer Remittance Amount for Group II on such Remittance Date minus any prepayment penalties included in such amount minus (ii) such Loan Group's Proportional
                                                              Share of (A) the Trustee Fee and (B) the amount owed to the
                                                              Certificate Insurer as premium for the Certificate Insurance Policy.
                                                              A Loan Group's "Proportional Share" is equal to (i)(A) the sum of the A-1 Principal Balance, the Class A-2 Principal Balance, the
                                                              Class A-3 Principal Balance and the Class A-4 Principal Balance in
                                                              the case of Group I or (B) the Class A-5 Principal Balance in the
                                                              case of Group II, divided by (ii) the aggregate Certificate
                                                              Principal Balance of all Classes.

                                                              The "Group I Excess Spread" for any Remittance Date equals the excess, if any, of the Group I Available Amount over the sum of the
                                                              Class A-1 Interest Distribution Amount, the Class A-2 Interest
                                                              Distribution Amount, the Class A-3 Interest Distribution Amount, the
                                                              Class A-4 Interest Distribution Amount and the Base Principal
                                                              Distribution Amount for Loan Group I. The "Group II Excess Spread"
                                                              for any Remittance Date equals the excess, if any, of Group II
                                                              Available Amount over the sum of the Class A-5 Interest Distribution
                                                              Amount and the Base Principal Distribution Amount for Loan Group II.

                                                              The "Base Principal Distribution Amount" determined separately for each Loan Group is equal to (A) the sum of clauses (b)(i), (ii),
                                                              (iii), (iv), (vi) and (vii) of the definition of Class A Principal
                                                              Distribution Amount minus (B) any related Overcollateralization
                                                              Release Amount.
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                                       S-11
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

                                                              The "Master Servicer Remittance Amount" is generally equal to the sum of (i) all unscheduled collections of principal and interest on the Mortgage Loans in the related Loan Group collected by the Master
                                                              Servicer during the related Due Period, all scheduled Monthly
                                                              Payments (net of the Servicing Fee) on the Mortgage Loans in the
                                                              related Loan Group due on the related Due Date and received on or prior to the Business Day preceding such Master Servicer Remittance
                                                              Date and any prepayment penalties collected, (ii) all Periodic
                                                              Advances made by the Master Servicer with respect to interest payments due to be received on the Mortgage Loans in the related
                                                              Loan Group on the related Due Date and (iii) any other amounts required to be placed in a Collection Account by the Master Servicer in respect of the Mortgage Loans in the related Loan Group pursuant to the Pooling and Servicing Agreement. The "Master Servicer
                                                              Remittance Date" is the third Business Day prior to the related
                                                              Remittance Date.

                                                              The "Overcollateralization Increase Amount" with respect to each of
                                                              Group I and Group II, as applicable, is equal to the lesser of (i)
                                                              the Group I Excess Spread and the Group II Excess Spread,
                                                              respectively, and (ii) the related Overcollateralization Deficiency
                                                              Amount.

                                                              The "Overcollateralization Deficiency Amount" with respect to each Loan Group and any date of determination, is equal to the excess, if any, of the related Overcollateralization Target Amount over the related Overcollateralization Amount.

                                                              The "Overcollateralization Target Amount" with respect to each Loan
                                                              Group will be established pursuant to the Pooling and Servicing
                                                              Agreement and may increase or decrease over time and may be modified from time to time by agreement of the Certificate Insurer and IUB.

                                                              The "Overcollateralization Release Amount" with respect to each Loan
                                                              Group and any date of determination, is equal to the excess, if any, of the related Overcollateralization Amount over the related
                                                              Overcollateralization Target Amount.

                                                              The "Overcollateralization Amount" with respect to each Loan Group and each Remittance Date, is the excess, if any, of (i) the aggregate Principal Balance of the Group I Mortgage Loans (with respect to Group I) or the aggregate Principal Balance of the Group
                                                              II Mortgage Loans (with respect to Group II), as applicable, as of the close of business on the last day of the related Due Period over
                                                              (ii) the aggregate Certificate Principal Balance of the Group I
                                                              Certificates or Group II Certificates, as applicable, as of such
                                                              Remittance Date (after taking into account the distribution of the related Base Principal Distribution Amount, on such Remittance
                                                              Date).
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                                       S-12
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
                                                              The actual amount distributed with respect to the Class A-1
                                                              Certificates on any Remittance Date is the "Class A-1 Distribution
                                                              Amount" for such Remittance Date. The actual amount distributed with respect to the Class A-2 Certificates on any Remittance Date is the
                                                              "Class A-2 Distribution Amount" for such Remittance Date. The actual amount distributed with respect to the Class A-3 Certificates on any
                                                              Remittance Date is the "Class A-3 Distribution Amount" for such
                                                              Remittance Date. The actual amount distributed with respect to the
                                                              Class A-4 Certificates on any Remittance Date is the "Class A-4
                                                              Distribution Amount" for such Remittance Date. The actual amount distributed with respect to the Class A-5 Certificates on any
                                                              Remittance Date is the "Class A-5 Distribution Amount" for such
                                                              Remittance Date.

                                                              A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage
                                                              Loan as to which the Master Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered
                                                              (exclusive of any possibility of a deficiency judgment). To the extent of the Available Amount for the related Loan Group, a loss on a Liquidated Mortgage Loan in the related Loan Group (a "Liquidated
                                                              Loan Loss") will be recovered by the Holders of the Group I
                                                              Certificates or the Group II Certificates, as applicable, on the
                                                              Remittance Date which immediately follows the event of loss. Any
                                                              Liquidated Loan Loss that results in a Subordination Deficit will require payment of an Insured Payment if not otherwise available from the Group I Available Amount or Group II Available Amount, as
                                                              applicable. The Certificate Insurer will insure the timely payment of interest and the ultimate payment of principal on the Class A
                                                              Certificates.

                                                              The "Subordination Deficit" for the Mortgage Loans and any
                                                              Remittance Date, is the excess, if any, of (a) the aggregate of the
                                                              Certificate Principal Balance of all Classes, on such Remittance
                                                              Date, after taking into account the payment of the related Principal
                                                              Distribution Amount on such Remittance Date (except for amounts payable under the Certificate Insurance Policy) over (b) the aggregate Principal Balance of the Mortgage Loans, as of the end of
                                                              the related Due Period.

                                                              The "Principal Balance" of any Mortgage Loan as of any date of determination is the principal balance of such Mortgage Loan as of the Cut-Off Date, after giving effect to prepayments received on or prior to the latest Due Date, Deficient Valuations incurred prior to such Due Date and the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.
                                                              The Principal Balance of a Mortgage Loan which becomes a Liquidated
                                                              Mortgage Loan on or prior to such Due Date shall be zero.


                                       S-13
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
   Credit Enhancement.....................................  The credit enhancement provided for the benefit of the Class A
                                                              Certificateholders consists of (a) excess interest, (b) the
                                                              Overcollateralization Amounts and (c) the Certificate Insurance
                                                              Policy.

                                                              Excess Interest

                                                              Because the amount of interest collected on the Mortgage Loans for each Due Period is expected to be higher than the Interest
                                                              Distribution Amount for the Class A Certificates for the related
                                                              Remittance Date, excess interest will be generated. This excess interest will be applied to create and maintain the required
                                                              Overcollateralization Amount prior to being paid to the holders of the Class R Certificates.

                                                              Overcollateralization

                                                              On the Closing Date, the Overcollateralization Amount will equal zero. As a result of the application of the Excess Spread in reduction of the principal balance of the Class A Certificates, the applicable Overcollateralization Amount is expected to increase over time until it reaches the applicable Overcollateralization Target
                                                              Amount; however the Pooling and Servicing Agreement provides that, subject to certain trigger tests, the required percentage level of overcollateralization may increase or decrease over time.

                                                              While the distribution of the Available Amount to the holders of the
                                                              Class A Certificates in reduction of the Class A Principal Balance has been designed to produce and maintain a given level of overcollateralization with respect to the Class A Certificates and each Loan Group, there can be no assurance that the Master Servicer
                                                              Remittance Amount will be sufficient to ensure that such
                                                              overcollateralization level will be achieved or maintained at all times.

                                                              The Certificate Insurance Policy

                                                              The Class A Certificateholders will have the benefit of the
                                                              Certificate Insurance Policy, discussed more fully below.

   The Certificate Insurer ...............................  Ambac Assurance Corporation (the "Certificate Insurer").

   Certificate Insurance Policy...........................  The Certificate Insurer will issue a Certificate Guaranty Insurance
                                                              Policy (the "Certificate Insurance Policy"), pursuant to which it will irrevocably and unconditionally guaranty payment on each
                                                              Remittance Date of Insured Payments to the Trustee for the benefit of the Holders of the Class A Certificates. The Certificate Insurer will generally be required to make available to the Trustee (a) on each
                                                              Remittance Date, the


                                       S-14
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

                                                              sum of (i) the excess, if any, of the sum of the Class A-1 Interest
                                                              Distribution Amount, the Class A-2 Interest Distribution Amount, the
                                                              Class A-3 Interest Distribution Amount and the Class A-4 Interest
                                                              Distribution Amount or the Class A-5 Interest Distribution Amount,
                                                              as applicable, over the related Available Amount and the applicable
                                                              Group I or Group II Excess Spread and (ii) any Subordination Deficit
                                                              and (b) any unpaid Preference Amount (as defined in the related
                                                              Policy). The Certificate Insurance Policy does not guarantee the
                                                              Class A Certificates any specified rate of principal payments. A payment by the Certificate Insurer under the Certificate Insurance
                                                              Policy is referred to herein as an "Insured Payment". The
                                                              Certificate Insurer will be entitled to reimbursement for all
                                                              Insured Payments together with interest thereon.

   Servicing of the Mortgage Loans........................  The Master Servicer has agreed to service the Mortgage Loans on a
                                                              "scheduled/actual" basis (i.e., the Master Servicer is responsible for advancing scheduled payments of interest) in accordance with the
                                                              Pooling and Servicing Agreement and to cause the Mortgage Loans to be serviced with the same care as it customarily employs in servicing and administering mortgage loans for its own account in accordance with accepted mortgage servicing practices of prudent lending institutions and giving due consideration to the Certificate
                                                              Insurer's and the Certificateholders' reliance on the Master Servicer.

   Periodic Advances......................................  Subject to the Master Servicer's determination that such action would not constitute a Nonrecoverable Advance (as defined herein), the
                                                              Master Servicer is required to deposit into the Certificate Account no later than the close of business on the third Business Day prior to the related Remittance Date (such day, the "Determination Date")
                                                              an amount equal to the sum of (a) the interest portion of the Monthly
                                                              Payments on each Mortgage Loan due by the related Due Date but not received by the Master Servicer as of the close of business on the related Determination Date, net of the Servicing Fee and (b) with respect to each REO Property which was acquired during or prior to the related Due Period and as to which an REO disposition did not occur during the related Due Period, an amount equal to the excess, if any, of interest on the Principal Balance of the Mortgage Loan related to such REO Property at the related Mortgage Interest Rate, net of the Servicing Fee, for the related Due Period over the net income from the REO Property to be transferred to the Certificate
                                                              Account for such Remittance Date pursuant to the Pooling and
                                                              Servicing Agreement (the "Periodic Advance"). Such Periodic Advances
                                                              by the Master Servicer are reimbursable to the Master Servicer subject to certain conditions and restrictions and are intended to provide both sufficient funds for the payment of interest to the
                                                              Holders of the Class A Certificates and to pay the
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                                       S-15
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

                                                              premium due the Certificate Insurer. In the event that,
                                                              notwithstanding the Master Servicer's good faith determination at the time such Periodic Advance was made that it would not be a
                                                              Nonrecoverable Advance, such Periodic Advance becomes a
                                                              Nonrecoverable Advance, the Master Servicer will be entitled to reimbursement therefor from the Trust Fund.

   Prepayment Interest Shortfalls.........................  Not later than the close of business on the Business Day immediately following each Determination Date, the Master Servicer is required to remit to the Certificate Account, an amount equal to the lesser of
                                                              (a) the aggregate of the Prepayment Interest Shortfalls for the related Remittance Date resulting from principal prepayments in full during the related Due Period and (b) its aggregate Servicing Fees received in the related Due Period and shall not have the right to reimbursement therefor (the "Compensating Interest"). With respect to any Remittance Date and any Mortgage Loan, the "Prepayment Interest
                                                              Shortfall" will be an amount equal to the excess, if any, of (a) 30 days' interest on the outstanding Principal Balance of such Mortgage
                                                              Loan at a per annum rate equal to the related Mortgage Interest Rate, any reduction as a result of a bankruptcy proceeding (a "Deficient
                                                              Valuation") and/or any reduction by a court of the monthly payment due on such Mortgage Loan (a "Debt Service Reduction")), minus the rate at which the Servicing Fee is calculated, over (b) the amount of interest actually remitted by the Mortgagor in connection with such principal prepayment in full less the Servicing Fee for such Mortgage
                                                              Loan in such month.

   Servicing Advances.....................................  Subject to the Master Servicer's determination that such action would not constitute a Nonrecoverable Advance and that a prudent mortgage lender would make a like advance if it or an affiliate owned the related Mortgage Loan, the Master Servicer is required to advance amounts with respect to the Mortgage Loans ("Servicing Advances")
                                                              constituting "out-of-pocket" costs and expenses relating to (a) the preservation and restoration of the Mortgaged Property, (b)
                                                              enforcement proceedings, including foreclosures, (c) expenditures relating to the purchase or maintenance of a first lien not included in the 1999-1 REMIC on the Mortgaged Property, and (d) certain other customary amounts described in the Pooling and Servicing Agreement.
                                                              Such Servicing Advances by the Master Servicer are reimbursable to the Master Servicer subject to certain conditions and restrictions.
                                                              In the event that, notwithstanding the Master Servicer's good faith determination at the time such Servicing Advance was made, that it would not be a Nonrecoverable Advance, in the event such Servicing
                                                              Advance becomes a Nonrecoverable Advance, the Master Servicer will be entitled to reimbursement therefor from the Trust Fund.
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                                       S-16
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
   Servicing Fee..........................................  As compensation for servicing the Mortgage Loans, the Master Servicer is entitled to a servicing fee (the "Servicing Fee") calculated and payable monthly from the interest portion of Monthly Payments, Net
                                                              Liquidation Proceeds and certain other proceeds.

   Optional Termination...................................  The Master Servicer may, at its option (and if such option is not exercised by the Master Servicer, the Certificate Insurer or the
                                                              holder of the Class R Certificate may, at its option) repurchase all but not less than all of the Mortgage Loans in the Trust on any date
                                                              (the "Optional Termination Date") on which the aggregate Principal
                                                              Balance of the Mortgage Loans, as of such date of determination, is less than 10% of the aggregate Principal Balances of the Mortgage
                                                              Loans as of the Cut-Off Date, by purchasing from the 1999-1 REMIC on the next succeeding Remittance Date, all of the property of the Trust at a price equal to the sum of (a) the greater of (i) 100% of the aggregate Principal Balances of each outstanding Mortgage Loan and each REO Property acquired in respect of a Mortgage Loan and (ii) the fair market value (disregarding accrued interest) of the Principal
                                                              Balances of such Mortgage Loans and such REO Properties, determined as the average of three written bids (copies of which are to be delivered to the Trustee and the Certificate Insurer by the Master
                                                              Servicer and the reasonable cost of which may be deducted from the final purchase price) made by nationally-recognized dealers and based on a valuation process which would be used to value comparable mortgage loans and REO properties, (b) the greater of (i) the aggregate amount of accrued and unpaid interest on the Principal
                                                              Balances of the Mortgage Loans through the related Due Period and
                                                              (ii) 30 days' accrued interest thereon computed at a rate equal to the related Mortgage Interest Rate, in each case net of the Servicing
                                                              Fee, and (c) any unreimbursed amounts due to the Certificate Insurer under the Pooling and Servicing Agreement, any accrued and unpaid
                                                              Insured Payments and any accrued and unpaid Trustee Fees.

   ERISA Considerations..................................   A fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA, or the Internal Revenue Code of 1986, as amended (the "Code") should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption
                                                              90-30, to the Underwriter, which generally exempts from the application of certain of the prohibited transaction provisions of
                                                              ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA,
                                                              transactions relating to the purchase, sale and holding of pass-through certificates such as the Class A Certificates and
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                                       S-17
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
                                                              the servicing and operation of asset pools such as the 1999-1 REMIC, provided that certain conditions are satisfied.

   Legal Investment.......................................  The Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
                                                              Act of 1984.

   Federal Income Tax Status..............................  An election will be made to treat the Trust Fund as a real estate mortgage investment conduit ( "1999-1 REMIC") for federal income tax purposes. The Class A Certificates will be designated as the regular interests in the 1999-1 REMIC and the Class R Certificates will be designated as the residual interest in the 1999-1 REMIC.

                                                              The Class A Certificates generally will be treated as newly originated debt instruments for federal income tax purposes.
                                                              Beneficial Owners of the Class A Certificates will be required to report income thereon in accordance with the accrual method of accounting.

                                                              In addition, if the Class A Certificates are issued with original issue discount for federal income tax purposes, such event generally will result in recognition of some taxable income in advance of the receipt of the cash attributable to such income.
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                                       S-18

                                  RISK FACTORS

         In addition to the matters described elsewhere in this prospectus supplement and the accompanying prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate.

Unpredictability of Prepayments and its Effect on Yields

         Approximately 28.39% of the mortgagors may, without penalty, prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan would result in a prepayment on the related certificates.

o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise significantly, the prepayments on the mortgage loans are likely to decrease.

o So long as credit enhancement is available, liquidations of defaulted mortgage loans generally will have the same effect on the related certificates as a prepayment of a mortgage loan.

o If the rate of default and the amount of losses on the mortgage loans related to your certificate is higher than you expect, then your yield may be lower than you expect.

Risk of Group I Mortgage Interest Rates Reducing the Class A-1 Pass-Through Rate on the Class A-1 Certificates

         The pass-through rate on the Class A-1 Certificates will be a floating rate equal to the lesser of (i) LIBOR plus a fixed margin of 0.30% per annum and
(ii) the Net Mortgage Interest Rate of the Group I Mortgage Loans, as described herein under "Description of the Certificates - Flow of Funds". The mortgage interest rates of the mortgage loans are fixed and do not adjust. As a result, if LIBOR rises, the foregoing limitations on the Class A-1 Pass-Through Rate could result in certificateholders receiving interest at a rate less than LIBOR plus the specified margin. In addition, the weighted average mortgage interest rate of the Group I Mortgage Loans will change, and may decrease, over time due to scheduled amortization of the Group I Mortgage Loans, prepayments of Group I Mortgage Loans and removal of Group I Mortgage Loans by the Seller. There can be no assurance that the weighted average mortgage interest rate of the Group I Mortgage Loans will not decrease after the Issue Date.

Limited Operating History of the Originator

         The originator of the mortgage loans, Irwin Home Equity Corporation, was incorporated in September 1994. Because the originator began originating mortgage loans only in January 1995, it does not have significant historical delinquency, bankruptcy, foreclosure or default information that would be helpful to you in trying to estimate the future delinquency and loss experience of such loans.

Underwriting Standards

         The originator's closed-end, fixed-rate, second mortgage products are targeted primarily as debt consolidation loans for repeat or frequent borrowers with strong credit ratings. Borrowers with similarly strong credit ratings are targeted for the Originator's first mortgage refinance program. Such borrowers are drawn from the most creditworthy and profitable customer segments within the originator's targeted mailing lists and are solicited by mail. Since the mortgage loans are originated by mail solicitation, you should be aware that delinquencies and defaults with respect to the pool of mortgage loans may differ from those of a pool of similar mortgage loans originated through other means of solicitation. In addition, because the original combined loan-to-value ratio of the mortgage loans may be high relative to that of other similar mortgage loans, recoveries on defaulted mortgage loans may be lower than the level of recoveries experienced by such other defaulted mortgage loans. There can be no assurance as to the level of delinquencies and defaults that may be experienced by the mortgage loans.

Geographic Concentration

         When measured by aggregate principal balance of the related Loan Group as of the Cut-Off Date, mortgaged properties located in (i) California secure approximately 34.31% of the Group I Mortgage Loans and 33.97% of the Group II Mortgage Loans, (ii) Florida secure approximately 8.71% of the Group I Mortgage Loans and 13.62% of the Group II Mortgage Loans, (iii) Ohio secure approximately 7.72% of the Group I Mortgage Loans and 5.77% of the Group II Mortgage Loans;
(iv) Michigan secure approximately 7.37% of the Group I Mortgage Loans and 6.46% of the Group II Mortgage Loans, and (v) Illinois secure approximately 7.37% of the Group I Mortgage Loans and 9.86% of the Group II Mortgage Loans. This geographic concentration might magnify the effect on the mortgage pool of adverse economic conditions or of special hazards in these areas and therefore might increase the rate of delinquencies, defaults and losses on the mortgage loans in the related Loan Group more than would be the case if the mortgaged properties were more geographically diversified. In recent years, property values of residential real estate generally have declined in Florida. Further, Mortgage Loans in the State of California are subject to "one action" and "anti-deficiency" laws which generally means that in the event of default on Mortgage Loans in that state, the lender, in this case the Master Servicer, on behalf of the Trustee, must elect either (i) to seek a judicial foreclosure of the Mortgaged Property and, in the event the loan balance exceeds the sales price at the foreclosure sale, seek a deficiency judgment against the borrower or (ii) to seek a non-judicial foreclosure, in which case any such deficiency would be waived.

Amount of Borrower's Equity

          Approximately 87.13% of the Group I Mortgage loans and approximately 90.01% of the Group II Mortgage Loans (based on principal balance on the Cut-Off
Date) had original combined loan-to-value ratios that were greater than 80% but do not have primary mortgage insurance. The value of the mortgaged properties may have declined since those mortgage loans were originated or the borrowers may have obtained additional financing on the properties. If a borrower on one of those mortgage loans defaults, there may not be enough value in the property to repay the mortgage loan and the trust may suffer a loss.

Seasoning of Mortgage Loans

          Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans were originated within twelve months prior to sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

Subordinate Loans

         Certain of the mortgage loans evidence a lien that is subordinate to the rights of the mortgagee under a senior mortgage or mortgages. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such junior loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any foreclosure costs. In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related loan as bad debt. The foregoing considerations will be particularly applicable to junior loans that have high combined loan-to-value ratios because in such cases, the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the certificates.

Potential Inadequacy of Credit Enhancement

         Each group of mortgage loans is expected to generate more interest than is needed to pay interest on the related group of certificates since the weighted average interest rate on the related mortgage loans is expected to be higher than the weighted average interest rate on the related group of certificates. If the related Mortgage Loans generate more interest than is needed to pay interest on the related group of certificates and certain fees and expenses of the trust, the remaining interest will be used to compensate for losses on the related mortgage loans. After these financial obligations of the trust have been satisfied, any available excess interest will be used to create and maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization.

         The excess interest available on any payment date will be affected by the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the preceding month. Such amount will be influenced by changes in the weighted average of the mortgage interest rates resulting from prepayments and liquidations of the related mortgage loans.

         The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment under the Certificate Insurance Policy not later than the second Business Day prior to any Remittance Date as to which the Trustee has determined that an Insured Payment will be necessary. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no distributions of principal.

         If the protection afforded by overcollateralization is insufficient and if the certificate insurer is unable to meet its obligations under the certificate insurance policy, then the holders of the certificates could experience a loss on their investment.

Year 2000 Systems Risk

         As is the case with most companies using computers in their operations, the master servicer is faced with the task of completing its compliance goals in connection with the year 2000 issue. The year 2000 issue is the result of computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the master servicer's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in major computer system failure or miscalculations. The master servicer is presently engaged in various procedures with the goal of attaining year 2000 compliance for its computer systems and software. However, in the event that the master servicer, or any of its suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of the master servicer under the pooling and servicing agreement could be materially adversely affected.

                        DESCRIPTION OF THE MORTGAGE LOANS

General

         The statistical information regarding the Mortgage Loans which is presented in this Prospectus Supplement is based upon the characteristics of the Group I Mortgage Loans and the Group II Mortgage Loans as of the close of business on January 31, 1999 (the "Cut-Off Date"). Unless otherwise indicated, all percentages set forth in this Prospectus Supplement are based upon the aggregate Principal Balances of the Group I Mortgage Loans and Group II Mortgage Loans, which was $125,000,005.96 and $25,000,041.52, respectively.

         The Mortgage Loans are evidenced by Mortgage Notes (each, a "Mortgage Note"), secured by mortgages or deeds of trust (the "Mortgages"), of which approximately 59.31% are second lien Mortgages (and the remainder are first lien Mortgages) with respect to the Group I Mortgage Loans and of which approximately 58.91% are second lien Mortgages (and the remainder are first lien Mortgages) with respect to the Group II Mortgage Loans, on one- to four-family residential properties (the "Mortgaged Properties") and have the additional characteristics described below.

         The Group I Mortgage Loans have original terms to stated maturity of up to 30 years. Each Group I Mortgage Loan was selected for inclusion in the Trust Fund from among those that met the following criteria as of the Cut-Off Date:
(i) a current Principal Balance of no less than $2,587.70 and (ii) not more than 59 days past due. The Group I Mortgage Loans were selected by the Originator from the mortgage loans in IUB's portfolio that met the above criteria using a selection process believed by the Originator not to be adverse to the Certificateholders or to the Certificate Insurer. As of the Cut-Off Date, the average principal balance of the Group I Mortgage Loans was approximately $53,533.19. As of the Cut-Off Date, the weighted average Mortgage Interest Rate of the Group I Mortgage Loans was 10.512%. The weighted average "Combined Loan-to-Value Ratio" (calculated by dividing the sum of (x) any outstanding first mortgage balance as of the date of origination of the related Group I Mortgage Loan plus (y) the Principal Balance of such Group I Mortgage Loan as of the Cut-Off Date, by the Appraised Value of such Mortgaged Property at origination) of the Group I Mortgage Loans was approximately 91.13%. The weighted average remaining term to maturity was 245 months and the latest scheduled maturity of any Group I Mortgage Loan is February 15, 2029; however the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

         Based on information supplied by the Mortgagors in connection with their loan applications at origination, 2,314 of the Mortgaged Properties securing the Group I Mortgage Loans, which secure approximately 99.08% of the outstanding principal balance of the Group I Mortgage Loans, will be owner occupied primary residences and 21 of the Mortgaged Properties securing the Group I Mortgage Loans, which secure approximately 0.92% of the outstanding principal balance of the Group I Mortgage Loans, will be non-owner occupied or second homes.

         The Group II Mortgage Loans have original terms to stated maturity of up to 30 years. Each Group II Mortgage Loan was selected for inclusion in the Trust Fund from among those that met the following criteria of the Cut-Off Date:
(i) an original Principal Balance no greater than $240,000, in the case of Group II Mortgage Loans secured by Mortgages with a first lien priority, or $120,000, in the case of Group II Mortgage Loans secured by Mortgages with a second priority lien, (ii) a current Principal Balance of no less than $9,988.94 and,(iii) not more than 59 days past due. The Group II Mortgage Loans were selected by the Originator from the mortgage loans in IUB's portfolio that met the above criteria using a selection process believed by the Originator not to be adverse to the Certificateholders or to the Certificate Insurer. As of the Cut-Off Date, the average principal balance of the Group II Mortgage Loans was approximately $50,813.09. As of the Cut-Off Date, the weighted average Mortgage Interest Rate of the Group II Mortgage Loans was 10.510%. The weighted average "Combined Loan-to-Value Ratio" (calculated by dividing the sum of (x) any outstanding first mortgage balance as of the date of origination of the related Group II Mortgage Loan plus (y) the Principal Balance under the Group II Mortgage Loan as of the Cut-Off Date, by the appraised value of such Mortgaged Property at origination) of the Group II Mortgage Loans was approximately 91.54%. The weighted average remaining term to stated maturity was approximately 245 months and the latest scheduled maturity of any Group II Mortgage Loan is February 1, 2029; however the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

         Based on information supplied by the Mortgagors in connection with their loan applications at origination, 488 of the Mortgaged Properties securing the Group II Mortgage Loans, which secure approximately 98.75% of the outstanding principal balance of the Group II Mortgage Loans, will be owner occupied primary residences and 4 of the Mortgaged Properties securing the Group II Mortgage Loans, which secure approximately 1.25% of the outstanding principal balance of the Group II Mortgage Loans, will be non-owner occupied or second homes.

         Approximately 72.60% of the Group I Mortgage Loans and 74.08% of the Group II Mortgage Loans provide for penalties upon full prepayment during the first two, three, four or five years after origination thereof. Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans - Due-on-Sale Clauses in Mortgage Loans" in the Prospectus.

         The Monthly Payment on each Mortgage Loan includes interest plus an amount that will amortize the outstanding principal balance of the Mortgage Loan over its remaining term.

Solicitation Process

         By monitoring geographic and economic trends, the Originator attempts to identify selected real estate markets demonstrating past, present and, the Originator believes, future economic viability. The assessment of regional markets is accomplished through MBA, MIC, SMR and other data sources at the MSA level to study the general economic climate and performance specific to the real estate and mortgage markets. The regional assessment effort identifies emerging market opportunities and risk. Among the factors considered in such regional analysis are (i) MBA: total payroll employment, personal income, population, existing home sales, existing home prices and housing permits by MSA, (ii) MIC: first mortgage "A" paper and "B&C" paper delinquency by MSA and (iii) SMR: consumer, real estate secured, bad debt and bankruptcy filing rates by MSA. Since January 1995, the Originator has processed over 200,000 responses from a geographic mailing base that includes areas within 29 states. The Originator expects to originate its mortgage loan product line through a variety of origination channels in other states meeting the criteria set forth above.

         The Originator uses pre-screening and list processing (response modeling) techniques in connection with direct-mail methods to contact the most creditworthy and profitable customer segments within its targeted mail base. The Originator also uses direct-mail to contact individuals identified in public records as having a second mortgage.

Underwriting Standards

         The Mortgage Loans were underwritten by the Originator in accordance with underwriting standards of the Originator developed at the direction of IUB. The following is a brief description of the various underwriting standards and procedures applicable to the Mortgage Loans. However, there can be no assurance that the quality or performance of all Mortgage Loans will be equivalent in every respect under all circumstances.

         Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. At least one credit report on each applicant from national credit reporting companies is required. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and record of any defaults, bankruptcies, repossessions or judgments. Appraisals and property valuations range from full appraisals to use of stated value. Title searches and insurance range from full ALTA policies to property profiles. The appraisal and title requirements obtained in connection with each loan vary based on loan amount, lien position and property type and location.

         The Originator's underwriting requirements for certain types of home loans may change from time to time, which in certain instances may result in less stringent underwriting requirements. Depending on the dates on which Mortgage Loans are originated, such Mortgage Loans may have been originated by 7he Originator pursuant to different underwriting requirements, and accordingly, certain Mortgage Loans included in the Trust may be of a different credit quality and have different loan characteristics than other Mortgage Loans. To the extent that certain Mortgage Loans were originated using less stringent underwriting requirements, such Mortgage Loans may be more likely to experience higher rates of delinquencies, defaults and losses than those Mortgage Loans originated pursuant to more stringent underwriting requirements.

Mortgage Loan Closing Procedures

         The mortgage loans are closed and the loan files are reviewed, verified and completed in accordance with procedures developed by the Originator and the Master Servicer. Closing procedures may vary based upon loan amount and property location. Following the customer's acceptance of the loan offer, the account executive responsible for the loan delivers the loan file to the closing area. The loan documents are drafted after verifying that the file contains a "signing confirmation request" from the applicable title company; for loans qualifying for limited title and appraisal, the "signing confirmation request" is not required. All files are audited for completeness. Once the loan documents are prepared, the loan file is delivered to the Quality Review area for further audit. Following Quality Review approval, the loan documents are delivered by overnight delivery to the closing agent. For loans qualifying for limited title and appraisal, the documents are forwarded directly to the borrower with detailed signing and notary instructions. If the loan is closed by a closing agent, the closing agent reviews each loan file for completeness using a funding audit checklist prepared by the Originator. At the time of funding, the individual responsible for closing the loan will fund the appropriate account. Every loan funded is audited for completeness using post-closing procedures developed by the Originator.

Statistical Information

         Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-Off Date (except as otherwise indicated). Dollar amounts and percentages may not add up to totals due to rounding.

                     LIEN POSITION OF GROUP I MORTGAGE LOANS


                                                                                                   Aggregate Unpaid
                                                   Number of       Percentage of Cut-Off Date    Principal Balance of
                                                    Mortgage       Aggregate Principal Balance     Group I Mortgage
   Lien Position                                     Loans        of all Group I Mortgage Loans          Loans
   -------------                                   ---------      -----------------------------  --------------------

   First Lien...............................           376                   40.69%                 $  50,860,408.03
   Second Lien..............................         1,959                   59.31                     74,139,597.93
                                                     -----                 -------                   ---------------
                     Total..................         2,335                  100.00%                  $125,000,005.96
                                                     =====                  ======                   ===============



                MORTGAGE INTEREST RATES OF GROUP I MORTGAGE LOANS

                                                                                                   Aggregate Unpaid
                                                                   Percentage of Cut-Off Date    Principal Balance of
                                                    Number of      Aggregate Principal Balance     Group I Mortgage
    Mortgage Interest Rates (%)                   Mortgage Loans  of all Group I Mortgage Loans           Loans
    ---------------------------                   --------------  -----------------------------  ---------------------
     6.501      to       7.000..............              2                   0.27%               $      331,257.28
     7.001      to       7.500..............              7                   1.09                     1,361,014.47
     7.501      to       8.000..............             60                   7.43                     9,284,841.65
     8.001      to       8.500..............            130                  12.38                    15,469,318.69
     8.501      to       9.000..............            155                  11.25                    14,067,719.80
     9.001      to       9.500..............            132                  11.24                    14,055,294.31
     9.501      to      10.000..............            131                   6.66                     8,327,885.62
    10.001      to      10.500..............            123                   4.38                     5,476,287.63
    10.501      to      11.000..............            198                   6.62                     8,269,588.85
    11.001      to      11.500..............            197                   6.51                     8,136,931.71
    11.501      to      12.000..............            215                   6.45                     8,061,240.29
    12.001      to      12.500..............            159                   4.81                     6,017,898.20
    12.501      to      13.000..............            242                   7.53                     9,417,228.45
    13.001      to      13.500..............            129                   3.26                     4,072,462.00
    13.501      to      14.000..............            142                   3.56                     4,454,830.19
    14.001      to      14.500..............            149                   3.63                     4,540,824.07
    14.501      to      15.000..............             60                   1.26                     1,573,080.88
    15.001      to      15.500..............             61                   1.10                     1,369,003.83
    15.501      to      16.000..............             27                   0.37                       457,611.53
    16.001      to      16.500..............             16                   0.20                       255,686.51
                                                    -------                -------               ------------------
                     Total..................          2,335                 100.00%               $  125,000,005.96
                                                      =====                 ======               ==================

         The weighted average Mortgage Interest Rate of the Group I Mortgage Loans will be approximately 10.512% per annum.

               ORIGINAL TERM TO MATURITY OF GROUP I MORTGAGE LOANS

                                                                                                   Aggregate Unpaid
                                                                   Percentage of Cut-Off Date      Principal Balance
  Original Term to Maturity                         Number of      Aggregate Principal Balance    of Group I Mortgage
  (months)                                       Mortgage Loans   of all Group I Mortgage Loans          Loans
  -------------------------                      --------------   -----------------------------   -------------------
    97        to      120..................             260                   6.37%               $    7,962,081.31
   121        to      180..................           1,709                  52.93                    66,165,419.52
   181        to      240..................               4                   0.32                       394,881.71
   241        to      300..................               8                   0.38                       476,700.00
   301        to      360..................             354                  40.00                    50,000,923.42
                                                      -----                -------               ------------------
                  Total....................           2,335                 100.00%               $  125,000,005.96
                                                      =====                 ======               ==================



         The weighted average original term to Maturity is approximately 249 months.

              REMAINING TERM TO MATURITY OF GROUP I MORTGAGE LOANS

                                                                   Percentage of Cut-Off Date      Aggregate Unpaid
                                                                            Aggregate            Principal Balance of
                                                    Number of       Principal Balance of all       Group I Mortgage
Remaining Months to Maturity                      Mortgage Loans      Group I Mortgage Loans              Loans
----------------------------                      --------------   --------------------------    --------------------

  61         to      96....................              30                   0.71%               $      889,219.14
  97         to     120....................             230                   5.66                     7,072,862.17
 121         to     180....................           1,709                  52.93                    66,165,419.52
 181         to     240....................               4                   0.32                       394,881.71
 241         to     300....................               8                   0.38                       476,700.00
 301         to     360....................             354                  40.00                    50,000,923.42
                                                     ------                -------               ------------------
                  Total....................           2,335                 100.00%               $  125,000,005.96
                                                      =====                 ======               ==================

         The calculated weighted average remaining term of the Group I Mortgage Loans will be approximately 245 months.

                  YEAR OF ORIGINATION OF GROUP I MORTGAGE LOANS

                                                                   Percentage of Cut-Off Date      Aggregate Unpaid
                                                                   Aggregate Principal Balance   Principal Balance of
                                                   Number of               of all                  Group I Mortgage
 Year of Origination                            Mortgage Loans       Group I Mortgage Loans              Loans
 -------------------                            --------------     ---------------------------   --------------------
 1995......................................             1                     0.03%               $        32,845.52
 1996......................................            29                     0.69                        856,373.62
 1997......................................            14                     0.32                        396,355.71
 1998......................................         2,252                    95.46                    119,326,931.12
 1999......................................            39                     3.51                      4,387,499.99
                                                   ------                  -------                ------------------
                Total......................         2,335                   100.00%               $   125,000,005.96
                                                    =====                   ======                ==================



         The earliest month and year of origination of any Group I Mortgage Loan is October 1995 and the latest month and year of origination is January 1999.


              MORTGAGED PROPERTIES SECURING GROUP I MORTGAGE LOANS

                                                                                                    Aggregate Unpaid
                                                                   Percentage of Cut-Off Date       Principal Balance
                                                  Number of        Aggregate Principal Balance         of Group I
 Property Type                                  Mortgage Loans    of all Group I Mortgage Loans      Mortgage Loans
 -------------                                  --------------    -----------------------------     -----------------
 Condominium...............................            118                    5.43%                  $     6,787,386.69
 Multi-Family..............................             14                    0.44                           544,759.68
 Planned Unit Development..................            162                    9.81                        12,256,887.05
 Single-Family Dwelling....................          2,041                   84.33                       105,410,972.54
                                                     -----                  ------                   ------------------
                 Total.....................          2,335                  100.00%                  $   125,000,005.96
                                                     =====                  ======                   ==================


             COMBINED LOAN-TO-VALUE RATIOS OF GROUP I MORTGAGE LOANS

                                                                                                   Aggregate Unpaid
                                                                   Percentage of Cut-Off Date    Principal Balance of
 Combined Loan-to-Value                           Number of        Aggregate Principal Balance          Group I
 Ratio (%)                                      Mortgage Loans    of all Group I Mortgage Loans     Mortgage Loans
-----------------------                         --------------    -----------------------------  --------------------
    20.01       to     25.00................            3                     0.08%                  $     105,214.42
    25.01       to     30.00................            2                     0.13                         159,096.60
    30.01       to     35.00................            2                     0.09                         117,980.81
    35.01       to     40.00................            5                     0.18                         228,729.17
    40.01       to     45.00................            5                     0.16                         195,824.39
    45.01       to     50.00................            6                     0.33                         407,121.93
    50.01       to     55.00................           10                     0.24                         298,668.94
    55.01       to     60.00................           15                     0.65                         808,481.64
    60.01       to     65.00................           17                     1.35                       1,683,594.81
    65.01       to     70.00................           38                     2.00                       2,506,102.74
    70.01       to     75.00................           47                     2.39                       2,989,051.08
    75.01       to     80.00................          152                     5.27                       6,586,727.46
    80.01       to     85.00................          240                    12.62                      15,780,125.13
    85.01       to     90.00................          369                    16.74                      20,927,631.38
    90.01       to     95.00................          359                    15.79                      19,742,632.61
    95.01       to    100.00................        1,063                    41.90                      52,374,009.12
   100.01       to    105.00................            2                     0.07                          89,013.73
                                                    -----                   ------                   ----------------
                   Total....................        2,335                   100.00%                  $ 125,000,005.96
                                                    =====                   ======                   ================



         The minimum and maximum Combined Loan-to-Value Ratios of the Group I Mortgage Loans as of the Cut-Off Date are approximately 21.05% and 100.04%, respectively, and the weighted average Combined Loan-to-Value Ratio as of the Cut-Off Date of the Group I Mortgage Loans is approximately 91.13%. The "Combined Loan-to-Value Ratio" of a Group I Mortgage Loan as of the Cut-Off Date is the ratio, expressed as a percentage, equal to the sum of any outstanding first mortgage balance as of the date of origination of the related Group I Mortgage Loan plus the Principal Balance of such Group I Mortgage Loan as of the Cut-Off Date divided by the appraised value of the Mortgaged Property.

                  CUT-OFF DATE MORTGAGE LOAN PRINCIPAL BALANCES
                            OF GROUP I MORTGAGE LOANS

                                                                      Percentage of Cut-Off
                                                                         Date Aggregate             Aggregate Unpaid
                                                                      Principal Balance of         Principal Balance
  Cut-Off Date Mortgage Loan                        Number of         all Group I Mortgage             of Group I
  Principal Balance                              Mortgage Loans               Loans                  Mortgage Loans
  --------------------------                     --------------       ----------------------       -----------------
          $0.01      to        $10,000.00.......          18                 0.13%                 $        167,026.11
     $10,000.01      to        $20,000.00.......         298                 3.99                         4,992,096.66
     $20,000.01      to        $30,000.00.......         582                11.81                        14,767,146.45
     $30,000.01      to        $40,000.00.......         446                12.36                        15,447,749.21
     $40,000.01      to        $50,000.00.......         271                 9.96                        12,449,345.95
     $50,000.01      to        $60,000.00.......         148                 6.50                         8,121,850.20
     $60,000.01      to        $70,000.00.......         100                 5.20                         6,499,218.58
     $70,000.01      to        $80,000.00.......          82                 4.91                         6,136,118.30
     $80,000.01      to        $90,000.00.......          72                 4.90                         6,123,487.28
     $90,000.01      to       $100,000.00.......          78                 6.05                         7,559,114.50
    $100,000.01      to       $110,000.00.......          30                 2.54                         3,180,583.84
    $110,000.01      to       $120,000.00.......          23                 2.13                         2,658,530.87
    $120,000.01      to       $130,000.00.......          30                 3.01                         3,766,673.20
    $130,000.01      to       $140,000.00.......          17                 1.83                         2,284,768.48
    $140,000.01      to       $150,000.00.......          22                 2.54                         3,174,165.52
    $150,000.01      to       $160,000.00.......          14                 1.74                         2,172,811.49
    $160,000.01      to       $170,000.00.......           8                 1.06                         1,324,353.55
    $170,000.01      to       $180,000.00.......          12                 1.67                         2,084,570.85
    $180,000.01      to       $190,000.00.......           7                 1.03                         1,292,323.45
    $190,000.01      to       $200,000.00.......           5                 0.78                           977,047.73
    $200,000.01      to       $225,000.00.......          23                 3.89                         4,863,975.93
    $225,000.01      to       $250,000.00.......          10                 1.89                         2,365,787.86
    $250,000.01      to       $275,000.00.......          12                 2.52                         3,151,354.30
    $275,000.01      to       $300,000.00.......           8                 1.84                         2,298,780.59
    $300,000.01      to       $325,000.00.......           4                 0.99                         1,240,532.90
    $325,000.01      to       $350,000.00.......           5                 1.35                         1,691,935.44
    $350,000.01      to       $375,000.00.......           2                 0.58                           723,635.51
    $375,000.01      to       $400,000.00.......           3                 0.93                         1,159,718.75
    $400,000.01      to       $425,000.00.......           1                 0.34                           424,201.97
    $425,000.01      to       $450,000.00.......           1                 0.36                           449,657.59
    $450,000.01      to       $475,000.00.......           1                 0.37                           465,101.82
    $475,000.01      to       $500,000.00.......           2                 0.79                           986,341.08
                                                       -----               ------                  -------------------
                      Total.....................       2,335               100.00%                 $    125,000,005.96
                                                       =====               ======                  ===================

         As of the Cut-Off Date, the average unpaid principal balance of the Group I Mortgage Loans will be approximately $53,533.19.

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES SECURING GROUP I
                                 MORTGAGE LOANS

                                                                                                       Aggregate
                                                                                                         Unpaid
                                                                  Percentage of Cut-Off Date           Principal
                                                                 Aggregate Principal Balance           Balance of
                                                Number of                   of all                      Group I
State                                         Mortgage Loans        Group I Mortgage Loans           Mortgage Loans
-----                                         --------------     ---------------------------         ---------------
Arizona...................................            12                    0.49%                   $       613,992.91
California................................           615                   34.31                         42,883,378.13
Colorado..................................            26                    0.81                          1,012,646.52
Connecticut...............................             2                    0.49                            608,827.71
Florida...................................           197                    8.71                         10,889,596.61
Georgia...................................           123                    4.00                          5,002,202.00
Illinois..................................           144                    7.37                          9,216,318.74
Kentucky..................................             5                    0.24                            296,960.72
Louisiana.................................            67                    1.56                          1,947,192.54
Maryland..................................            65                    2.82                          3,522,887.58
Massachusetts.............................           190                    5.35                          6,688,675.57
Michigan..................................           173                    7.37                          9,207,814.59
Missouri..................................            18                    0.53                            665,518.42
New Jersey................................           111                    4.57                          5,712,760.98
North Carolina............................            73                    1.69                          2,108,580.98
Ohio......................................           198                    7.72                          9,651,184.68
Oregon....................................            34                    1.28                          1,597,836.64
Pennsylvania..............................            52                    1.27                          1,585,406.19
South Carolina............................            24                    0.52                            655,301.49
Utah......................................             9                    0.27                            334,559.11
Virginia..................................            56                    1.99                          2,488,684.82
Washington................................           125                    6.16                          7,697,835.40
Wisconsin.................................            16                    0.49                            611,843.63
                                                   -----                  ------                    ------------------
                Total.....................         2,335                  100.00%                   $   125,000,005.96
                                                   =====                  ======                    ==================


         No more than approximately 0.72% of the Group I Mortgage Loans will be secured by Mortgaged Properties located in any one zip code.

                 DEBT-TO-INCOME RATIOS OF GROUP I MORTGAGE LOANS

                                                          Percentage of Cut-Off Date    Aggregate Unpaid Principal
                                                         Aggregate Principal Balance             Balance
  Debt-to-Income Ratios            Number of Mortgage      of all Group I Mortgage              of Group I
           (%)                           Loans                    Loans                     Mortgage Loans
  ----------------------           ------------------    ---------------------------    --------------------------

   0.01       to       5.00....             1                        0.09%               $         115,000.00
   5.01       to      10.00....             2                        0.03                           37,679.16
  10.01       to      15.00....             4                        0.17                          211,623.72
  15.01       to      20.00....            23                        1.00                        1,255,428.98
  20.01       to      25.00....            92                        3.50                        4,371,204.85
  25.01       to      30.00....           240                        9.25                       11,567,970.47
  30.01       to      35.00....           379                       14.93                       18,663,838.08
  35.01       to      40.00....           500                       20.94                       26,178,391.99
  40.01       to      45.00....           587                       27.38                       34,224,939.70
  45.01       to      50.00....           416                       18.98                       23,724,269.20
  50.01       to      55.00....            91                        3.72                        4,649,659.81
                                       ------                     -------                --------------------
                Total..........         2,335                      100.00%               $     125,000,005.96
                                        =====                      =======               ====================

         The weighted average Debt-to-Income Ratio of the Group I Mortgage Loans is approximately 38.84%





                    OCCUPANCY TYPE OF GROUP I MORTGAGE LOANS

                                                                                       Aggregate Unpaid Principal
                                                        Percentage of Cut-Off Date               Balance
                                  Number of Mortgage    Aggregate Principal Balance            of Group I
 Occupancy Type                         Loans          of all Group I Mortgage Loans         Mortgage Loans
 --------------                   ------------------   -----------------------------   --------------------------

 Owner Occupied................         2,314                     99.08%                   $   123,844,636.13
 Non Owner Occupied............            21                      0.92                          1,155,369.83
                                       ------                   -------                   -------------------
                Total..........         2,335                    100.00%                   $   125,000,005.96
                                        =====                    ======                    ==================


                    CREDIT QUALITY OF GROUP I MORTGAGE LOANS

                                                         Percentage of Cut-Off Date
                                                                 Aggregate                   Aggregate Unpaid
                                                             Principal Balance              Principal Balance
                                  Number of Mortgage           of all Group I                   of Group I
 Credit Quality                         Loans                  Mortgage Loans                 Mortgage Loans
 --------------                   ------------------     --------------------------         -----------------


 Excellent.....................         1,949                     82.26%                    $   102,821,558.57
 Superior......................           270                     11.92                          14,894,732.08
 Good..........................            90                      4.50                           5,627,673.52
 Fair..........................            26                      1.32                           1,656,041.79
                                        -----                    ------                     ------------------
                Total..........         2,335                    100.00%                    $   125,000,005.96
                                        =====                    ======                     ==================


                    LIEN POSITION OF GROUP II MORTGAGE LOANS

                                                         Percentage of Cut-Off Date          Aggregate Unpaid
                                                        Aggregate Principal Balance          Principal Balance
                                       Number of                   of all                       of Group II
 Lien Position                       Mortgage Loans       Group II Mortgage Loans             Mortgage Loans
 -------------                       --------------     ---------------------------          -----------------

 First Lien...........................       92                   41.09%                     $   10,272,089.34
 Second Lien..........................      400                   58.91                          14,727,952.18
                                            ---                  ------                      -----------------
                Total.................      492                  100.00%                     $   25,000,041.52
                                            ===                  ======                      =================


               MORTGAGE INTEREST RATES OF GROUP II MORTGAGE LOANS


                                                          Percentage of Cut-Off Date     Aggregate Unpaid Principal
                                                          Aggregate Principal Balance             Balance
                                          Number of        of all Group II Mortgage             of Group II
 Mortgage Interest Rates (%)           Mortgage Loans                Loans                     Mortgage Loans
 ---------------------------           --------------     ---------------------------    --------------------------
    7.001      to      7.500........             1                   0.41%                     $     103,500.00
    7.501      to      8.000........            15                   8.12                          2,029,529.79
    8.001      to      8.500........            26                  11.17                          2,792,540.77
    8.501      to      9.000........            33                  12.39                          3,098,740.79
    9.001      to      9.500........            37                  12.53                          3,132,195.07
    9.501      to     10.000........            29                   4.73                          1,182,986.66
   10.001      to     10.500........            33                   5.30                          1,326,004.15
   10.501      to     11.000........            38                   6.48                          1,619,608.46
   11.001      to     11.500........            42                   7.60                          1,899,468.98
   11.501      to     12.000........            51                   7.35                          1,837,800.00
   12.001      to     12.500........            37                   5.03                          1,256,547.91
   12.501      to     13.000........            35                   4.91                          1,227,393.97
   13.001      to     13.500........            32                   4.59                          1,148,223.63
   13.501      to     14.000........            20                   2.88                            719,846.52
   14.001      to     14.500........            35                   4.15                          1,037,706.81
   14.501      to     15.000........            10                   0.98                            245,633.59
   15.001      to     15.500........            10                   0.79                            197,873.29
   15.501      to     16.000........             6                   0.44                            110,529.80
   16.001      to     16.500........             1                   0.04                             10,271.71
   16.501      to     17.000........             1                   0.09                             23,639.62
                                               ---                 ------                      ----------------
                  Total.............           492                 100.00%                     $  25,000,041.52
                                               ===                 ======                      ================



         The weighted average Mortgage Interest Rate of the Group II Mortgage Loans will be approximately 10.510% per annum.

              ORIGINAL TERM TO MATURITY OF GROUP II MORTGAGE LOANS

                                                         Percentage of Cut-Off Date          Aggregate Unpaid
                                                        Aggregate Principal Balance          Principal Balance
                                         Number of        of all Group II Mortgage              of Group II
 Original Term to Maturity (months)   Mortgage Loans               Loans                      Mortgage Loans
 ----------------------------------   --------------    ---------------------------          -----------------
    97      to      120.............            53                 5.81%                  $       1,451,667.64
   121      to      180.............           355                54.19                          13,547,914.43
   301      to      360.............            84                40.00                          10,000,459.45
                                               ---               ------                   --------------------
               Total................           492               100.00%                  $      25,000,041.52
                                               ===               ======                   ====================



         The weighted average original term to Maturity is approximately 249 months.

              REMAINING TERM TO MATURITY OF GROUP II MORTGAGE LOANS

                                                                                             Aggregate Unpaid
                                                         Percentage of Cut-Off Date          Principal Balance
                                         Number of      Aggregate Principal Balance             of Group II
 Remaining Months to Maturity         Mortgage Loans   of all Group II Mortgage Loans         Mortgage Loans
 ----------------------------         --------------   ------------------------------        -----------------
    61       to       96............             5                 0.44%                      $     109,337.25
    97       to      120............            48                 5.37                           1,342,330.39
   121       to      180............           355                54.19                          13,547,914.43
   301       to      360............            84                40.00                          10,000,459.45
                                               ---               ------                       ----------------
               Total................           492               100.00%                      $ 125,000,041.52
                                               ===               ======                       ================


         The calculated weighted average remaining term of the Group II Mortgage Loans is approximately 245 months.

                 YEAR OF ORIGINATION OF GROUP II MORTGAGE LOANS

                                                               Percentage of Cut-Off Date    Aggregate Unpaid Principal
                                                 Number of      Aggregate Principal Balance            Balance
                                                 Mortgage        of all Group II Mortgage            of Group II
Year of Origination                               Loans                    Loans                    Mortgage Loans
-------------------                              ---------    ---------------------------    --------------------------
           1996..................................        5                   0.44%                 $      109,337.25
           1997..................................        7                   0.82                         204,976.81
           1998..................................      478                  97.82                      24,455,727.46
           1999..................................        2                   0.92                         230,000.00
                                                       ---                 ------                  -----------------
                         Total...................      492                 100.00%                 $   25,000,041.52
                                                       ===                 ======                  =================



         The earliest month and year of origination of any Group II Mortgage Loan is March 1996 and the latest month and year of origination is January 1999.

              MORTGAGED PROPERTIES SECURING GROUP II MORTGAGE LOANS

                                                           Percentage of Cut-Off Date    Aggregate Unpaid Principal
                                                               Aggregate Principal                Balance
                                            Number of        Balance of all Group II            of Group II
 Property Type                           Mortgage Loans          Mortgage Loans                Mortgage Loans
 -------------                           --------------     -------------------------    --------------------------
 Condominium...........................          29                    4.60%                 $     1,150,858.89
 Multi-Family..........................           3                    0.85                          212,674.58
 Planned Unit Development..............          41                   11.42                        2,856,155.89
 Single-Family Dwelling................         419                   83.12                       20,780,352.16
                                                ---                  ------                  ------------------
               Total...................         492                  100.00%                 $    25,000,041.52
                                                ===                  ======                  ==================


            COMBINED LOAN-TO-VALUE RATIOS OF GROUP II MORTGAGE LOANS

                                                           Percentage of Cut-Off Date         Aggregate Unpaid
                                                          Aggregate Principal Balance        Principal Balance
                                           Number of        of all Group II Mortgage            of Group II
 Combined Loan-to-Value Ratio (%)        Mortgage Loans              Loans                     Mortgage Loans
 --------------------------------        --------------   ---------------------------        -----------------
  10.01     to       15.00............             1                  0.04%                    $      10,029.02
  25.01     to       30.00............             1                  0.18                            45,000.00
  50.01     to       55.00............             5                  0.99                           248,164.94
  55.01     to       60.00............             3                  0.52                           131,113.54
  60.01     to       65.00............             8                  0.83                           206,750.30
  65.01     to       70.00............             4                  0.39                            97,809.67
  70.01     to       75.00............            10                  1.55                           388,397.47
  75.01     to       80.00............            30                  5.48                         1,369,437.62
  80.01     to       85.00............            62                 14.51                         3,628,091.76
  85.01     to       90.00............            84                 19.07                         4,767,472.76
  90.01     to       95.00............            87                 18.01                         4,501,525.58
  95.01     to      100.00............           197                 38.42                         9,606,248.86
                                                 ---                ------                     ----------------
                Total..................          492                100.00%                    $  25,000,041.52
                                                 ===                ======                     ================


         The minimum and maximum Combined Loan-to-Value Ratios of the Group II Mortgage Loans as of the Cut-Off Date are approximately 12.81% and 100.00%, respectively, and the weighted average Combined Loan-to-Value Ratio as of the Cut-Off Date of the Group II Mortgage Loans is approximately 91.54%. The "Combined Loan-to-Value Ratio" of a Group II Mortgage Loan as of the Cut-Off Date is the ratio, expressed as a percentage, equal to the sum of any outstanding first mortgage balance as of the date of origination plus the Principal Balance of such Group II Mortgage Loan as of the Cut-Off Date divided by the appraised value of the Mortgaged Property at origination.

                  CUT-OFF DATE MORTGAGE LOAN PRINCIPAL BALANCES
                           OF GROUP II MORTGAGE LOANS

                                                                 Percentage of Cut-Off         Aggregate Unpaid
                                                                     Date Aggregate           Principal Balance
 Cut-Off Date Mortgage Loan Principal            Number of      Principal Balance of all         of Group II
 Balance                                      Mortgage Loans    Group II Mortgage Loans         Mortgage Loans
 ------------------------------------         --------------     ---------------------        -------------------
         $0.01     to      $10,000.00......          2                      0.08%               $       19,988.94
    $10,000.01     to      $20,000.00......         59                      3.88                       970,772.60
    $20,000.01     to      $30,000.00......        129                     13.03                     3,258,201.17
    $30,000.01     to      $40,000.00......         93                     12.60                     3,150,762.70
    $40,000.01     to      $50,000.00......         49                      9.01                     2,252,892.65
    $50,000.01     to      $60,000.00......         34                      7.44                     1,861,129.97
    $60,000.01     to      $70,000.00......         23                      5.96                     1,490,871.67
    $70,000.01     to      $80,000.00......         20                      5.99                     1,498,146.40
    $80,000.01     to      $90,000.00......         11                      3.78                       946,127.08
    $90,000.01     to     $100,000.00......         18                      6.91                     1,727,450.77
   $100,000.01     to     $110,000.00......         11                      4.62                     1,155,548.10
   $110,000.01     to     $120,000.00......         10                      4.59                     1,148,375.62
   $120,000.01     to     $130,000.00......          1                      0.52                       129,720.12
   $130,000.01     to     $140,000.00......         10                      5.42                     1,353,915.11
   $140,000.01     to     $150,000.00......          4                      2.36                       589,570.82
   $150,000.01     to     $160,000.00......          2                      1.27                       316,260.21
   $160,000.01     to     $170,000.00......          3                      2.02                       503,884.82
   $170,000.01     to     $180,000.00......          1                      0.71                       178,242.98
   $180,000.01     to     $190,000.00......          4                      2.94                       734,221.52
   $190,000.01     to     $200,000.00......          1                      0.79                       197,588.52
   $200,000.01     to     $225,000.00......          6                      5.16                     1,289,736.19
   $225,000.01     to     $250,000.00......          1                      0.91                       226,633.56
                                                   ---                    ------                -----------------
                  Total....................        492                    100.00%               $   25,000,041.52
                                                   ===                    ======                =================

         As of the Cut-Off Date, the average unpaid principal balance of the Group II Mortgage Loans is approximately $50,813.09.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES SECURING GROUP II MORTGAGE LOANS

                                                      Percentage of Cut-Off Date   Aggregate Unpaid Principal
                                                          Aggregate Principal                Balance
                                       Number of        Balance of all Group II            of Group II
State                               Mortgage Loans          Mortgage Loans               Mortgage Loans
-----                               --------------    --------------------------   --------------------------
Arizona..........................           4                     0.71%                   $     178,387.92
California.......................         140                    33.97                        8,491,958.11
Colorado.........................           4                     0.46                          115,729.83
Florida..........................          51                    13.62                        3,405,032.45
Georgia..........................          27                     3.81                          951,700.88
Illinois.........................          35                     9.86                        2,464,737.86
Kentucky.........................           2                     0.37                           91,416.78
Louisiana........................          15                     1.51                          378,045.91
Maryland.........................           9                     1.23                          306,881.03
Massachusetts....................          43                     5.81                        1,453,019.83
Michigan.........................          33                     6.46                        1,615,019.36
Missouri.........................           2                     0.47                          117,441.26
New Jersey.......................          17                     2.19                          548,225.09
North Carolina...................          19                     2.27                          566,802.17
Ohio.............................          30                     5.77                        1,442,978.05
Oregon...........................           7                     3.42                          855,217.31
Pennsylvania.....................          14                     1.87                          468,440.94
South Carolina...................          10                     1.09                          272,873.16
Utah.............................           2                     0.16                           40,072.98
Virginia.........................           7                     1.39                          346,815.97
Washington.......................          18                     3.16                          789,336.87
Wisconsin........................           3                     0.40                           99,907.76
                                          ---                   ------                    ----------------
               Total.............         492                   100.00%                   $  25,000,041.52
                                          ===                   ======                    ================

         No more than approximately 1.04% of the Group II Mortgage Loans will be secured by Mortgaged Properties located in any one zip code.

                DEBT-TO-INCOME RATIOS OF GROUP II MORTGAGE LOANS

                                                         Percentage of Cut-Off Date
                                                         Aggregate Principal Balance    Aggregate Unpaid Principal
                                          Number of       of all Group II Mortgage               Balance
 Debt-to-Income Ratios (%)              Mortgage Loans              Loans               of Group II Mortgage Loans
 -------------------------              --------------   ---------------------------    --------------------------

 10.01          to       15.00........            1                 0.08%                     $      19,493.61
 15.01          to       20.00........           12                 1.48                            371,246.44
 20.01          to       25.00........           22                 3.83                            957,944.29
 25.01          to       30.00........           44                 9.78                          2,445,129.70
 30.01          to       35.00........           90                19.09                          4,773,737.82
 35.01          to       40.00........           99                19.66                          4,915,458.17
 40.01          to       45.00........          112                24.38                          6,095,475.93
 45.01          to       50.00........           94                17.73                          4,433,521.90
 50.01          to       55.00........           18                 3.95                            988,033.66
                                                ---               ------                      ----------------
                Total.......................... 492               100.00%                     $  25,000,041.52
                                                ===               ======                      ================

         The weighted average Debt-to-Income Ratio of the Group II Mortgage Loans is approximately 38.21%.

                    OCCUPANCY TYPE OF GROUP II MORTGAGE LOANS

                                                         Percentage of Cut-Off Date     Aggregate Unpaid Principal
                                                                  Aggregate                      Balance
                                          Number of       Principal Balance of all             of Group II
 Occupancy Type                         Mortgage Loans     Group II Mortgage Loans            Mortgage Loans
 --------------                         --------------   --------------------------     --------------------------

  Owner Occupied......................          488                98.75%                     $  24,687,264.92
  Non Owner Occupied..................            4                 1.25                            312,776.60
                                                ---               ------                      ----------------
                Total.................          492               100.00%                     $  25,000,041.52
                                                ===               ======                      ================


                    CREDIT QUALITY OF GROUP II MORTGAGE LOANS

                                                           Percentage of Cut-Off Date        Aggregate Unpaid
                                                          Aggregate Principal Balance        Principal Balance
                                           Number of            of all Group II                 of Group II
 Credit Quality                          Mortgage Loans          Mortgage Loans               Mortgage Loans
 --------------                          --------------   ---------------------------        -----------------

  Excellent...........................          409                  81.52%                  $  20,378,991.51
  Superior............................           56                  13.06                       3,264,458.88
  Good................................           20                   4.06                       1,014,888.83
  Fair................................            7                   1.37                         341,702.30
                                                ---                 ------                   ----------------
                Total.................          492                 100.00%                  $  25,000,041.52
                                                ===                 ======                   ================

         The information set forth in the preceding section "Description of the Mortgage Loans" has been based upon information provided by the Originator and tabulated by the Depositor. None of the Depositor, the Trustee or the Certificate Insurer make any representation as to the accuracy or completeness of such information.

Mandatory Repurchase or Substitution of Mortgage Loans

         The Transferor is required, with respect to Mortgage Loans that are found by the Trustee to have defective documentation, or in respect of which the Transferor has breached a representation or warranty, to repurchase such Mortgage Loans or substitute such Mortgage Loan with a Qualified Substitute Mortgage Loan. See "Prepayment and Yield Considerations" and "Description of the Certificates -- Assignment of Mortgage Loans; Representations and Warranties of the Transferor" herein.

                               IRWIN FUNDING CORP.

         Irwin Funding Corp., a Delaware corporation headquartered in Columbus, Indiana, is a wholly-owned subsidiary of IUB, incorporated in the State of Delaware on June 10, 1998. Irwin Funding Corp. was organized for limited purposes, which include purchasing mortgage loans from IUB and its affiliates, selling and transferring such mortgage loans to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of Irwin Funding Corp. are located at 500 Washington Street, Columbus, Indiana 47201. The telephone number of such offices is (812) 376-1909.

                          IRWIN HOME EQUITY CORPORATION

General

         Irwin Home Equity Corporation (the "Originator") is an Indiana corporation with a single origination and servicing facility in San Ramon, California. The Originator will initially be the sole subservicer of the Mortgage Loans. The Originator is a direct substantially wholly-owned subsidiary of Irwin Financial Corporation ("IFC"), a specialized financial services company headquartered in Columbus, Indiana. The Originator originates and services mortgage loans in selected markets nationwide using a combination of direct mail and telemarketing. The Originator's home equity line of credit and closed-end, fixed rate products are marketed primarily as debt consolidation loans for repeat or frequent borrowers with strong credit ratings. Borrowers with similarly strong credit ratings are targeted for the Originator's first mortgage refinance program. As of December 31, 1998, the Originator had over $313.2 million in assets, had originated $860.7 million in mortgage loans and was a FHLMC approved seller-servicer. The Originator underwrites first and second lien mortgage loans secured by one- to four-family residences located primarily in selected metropolitan markets in the United States.

         The Originator, in accordance with the underwriting standards of IUB, underwrote all the Mortgage Loans which IUB will sell to the Transferor pursuant to a mortgage loan sale agreement and the Transferor has sold to the Depositor pursuant to a mortgage loan purchase agreement between the Transferor and the Depositor (the "Mortgage Sale Agreement"). On the Issue Date, the Depositor will acquire the Mortgage Loans from the Transferor and simultaneously therewith transfer the Mortgage Loans to the Trust.

As Subservicer

         The Trust will appoint Irwin Union Bank and Trust Company as Master Servicer pursuant to the Pooling and Servicing Agreement. However, the Originator will subservice the Mortgage Loans pursuant to a Subservicing Agreement between Irwin Home Equity Corporation and Irwin Union Bank and Trust Company. Notwithstanding such subservicing arrangement, Irwin Union Bank and Trust Company shall remain responsible to the Trust for the servicing of the Mortgage Loans.

         The Originator engages in mortgage loan servicing, including servicing of previously securitized loans, which involves, among other things, the processing and administration of mortgage loan payments in return for a servicing fee. At December 31, 1998, the Originator serviced 14,578 mortgage loans with an outstanding principal balance of approximately $581.2 million.

         At December 31, 1998, the Originator had approximately 295 employees. Its offices are located at 12677 Alcosta Boulevard, Suite 500, San Ramon, California, 94583 and its telephone number is (925) 277-2001.

         The following table sets forth certain information regarding the principal balance of one- to four-family residential mortgage loans included in the Originator's servicing portfolio. The Originator's servicing portfolio includes mortgage loans held for sale and mortgage loans held for investment that were originated by the Originator's mortgage banking operations.

                      The Originator's Servicing Portfolio

                                Year ended            Year ended              Year Ended             Year Ended
                             December 31, 1995     December 31, 1996      December 31, 1997       December 31, 1998
                            -------------------  ---------------------  ----------------------    -----------------
Beginning servicing                      0          $  85,787,401             $ 230,449,915          $ 358,165,795
portfolio Add:

         Loans originated    $  87,419,680          $ 169,119,113             $ 214,517,880          $ 389,673,129

Deduct: Prepayments (net     $  (1,632,279)         $ (24,456,600)            $ (86,802,000)         $(166,595,726)
of subsequent draws)

         Sale of                         0                      0                         0                      0
         servicing rights

         Loans sold,                     0                      0                         0                      0
         servicing
         released

Ending servicing portfolio   $  85,787,401          $ 230,449,915             $ 358,165,795          $ 581,243,178

Number of loans serviced             2,682                  7,247                    10,800                 14,578

Average loan size            $      31,986          $      31,799             $      33,163          $      39,871




Delinquency and Loss Experience of the Originator's Servicing Portfolio

         The following tables summarize the delinquency and loss experience for closed-end, fixed-rate first and second mortgage loans and adjustable-rate, home equity lines of credit originated by the Originator. The data presented in the following tables is for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the Mortgage Loans will be similar to that set forth below.

                             Delinquency Experience
                             (Dollars in Thousands)

                             Year Ended December 31,
---------------------------------------------------------------------------------------------------------------
                            1995                  1996                  1997                    1998
                            ----                  ----                  ----                    ----
                       Number     Dollar    Number      Dollar    Number      Dollar     Number         Dollar
Accounts Managed      of Loans    Amount   of Loans     Amount   of Loans     Amount    of Loans        Amount
----------------     ---------- --------- ---------- ---------- ---------- ---------- ------------ ------------
Aggregate
Principal Balance..      2,682   $85,787      7,247   $230,450     10,800   $358,166       14,578     $581,243

Principal Balance
of Mortgage Loans:

--------------------

30--59 Days Past
Due (1)............         10      $354         50     $1,427         80     $2,516          108       $3,590

60-89 Days Past
Due (1)............          2     $  94         10       $287         12       $372           13         $352

90+ Days Past Due
(1)................          0     $   0          8       $176         28       $905           31         $991

Foreclosures.......          0     $   0          8       $371         38     $1,546           62       $2,151

REO Properties
(2)................          0     $   0          5       $322          3       $150            8         $277



----------

         (1) Contractually past due excluding mortgage loans in the process of foreclosure.

         (2) "Real estate owned" properties - properties relating to mortgages foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by the Master Servicer pending disposition.


                                              Loss Experience
                                            (Dollars in Thousands)

                                            Year Ended December 31,
---------------------------------------------------------------------------------------------------------------
                                       1995                  1996                   1997                  1998
                                       ----                  ----                   ----                  ----
Aggregate Principal
Balance Outstanding...              $85,787              $230,450               $358,166              $581,243

Net Charge-offs (1)...                   $0                   $37                 $1,026                $2,141

Total Loans in
Foreclosure...........                   $0                  $693                 $1,696                $2,428


Net Charge-offs as a
Percentage of
Aggregate Amount
Outstanding at
year-end..............                0.00%                 0.02%                  0.29%                 0.37%


----------

         (1) Net Charge-offs refers to writedowns on properties prior to liquidation and the actual liquidated loss incurred on a mortgaged property when sold net of recoveries.

         The Originator commenced receiving applications for mortgage loans under its lending programs only in 1995 and the Originator, through IUB, funded its first loan in March, 1995. Accordingly, the Originator has insufficient historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of mortgage loans similar to the Mortgage Loans being sold to the Trust.

         The information set forth in this section concerning the Originator has been provided by Irwin Home Equity Corporation. None of the Depositor, the Trustee or the Certificate Insurer make any representation as to the accuracy or completeness of such information.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         General

         The yield to maturity of a Class A Certificate will depend on the price paid by the related Certificateholder for such Class A Certificate, the related Pass-Through Rate and the rate and timing of principal payments (including payments in excess of the Monthly Payment, prepayments in full or terminations, liquidations and repurchases) on the Mortgage Loans in the related Loan Group. Approximately 72.60% of the Group I Mortgage Loans and 74.08% of the Group II Mortgage Loans provide for the payment of a penalty in connection with prepayment in full during the first two, three, four or five years after origination thereof.

         The rate of principal prepayments on the Mortgage Loans in the related Loan Group will be influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors, and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among Mortgage Loans at any time because of specific factors relating to such Mortgage Loans, such as the age of the Mortgage Loans, the geographic location of the related Mortgaged Properties and the extent of the related Mortgagors' equity in such Mortgaged Properties, and changes in the Mortgagors' housing needs, job transfers and employment. In general, if prevailing interest rates fall significantly below the interest rates at the time of origination, mortgage loans may be subject to higher prepayment rates than if prevailing interest rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates at the time of origination, mortgage loans may experience a lower prepayment rate than if prevailing interest rates remained at or below those existing at the time such mortgage loans were originated. Further, the rate of prepayments may vary as between Group I Mortgage Loans and Group II Mortgage Loans. There can be no assurance as to the prepayment rate of the Mortgage Loans in the related Loan Group, or that the Mortgage Loans in the related Loan Group will conform to the prepayment experience of other mortgage loans or to any past prepayment experience or any published prepayment forecast.

         In general, if a Class A Certificate is purchased at a premium over its face amount and payments of principal of such Class A Certificate occur at a rate faster than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a Class A Certificate is purchased at a discount from its face amount and payments of principal of such Class A Certificate occur at a rate that is slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than originally anticipated.

         The rate and timing of defaults on the Mortgage Loans in the related Loan Group will also affect the rate and timing of principal payments on the Mortgage Loans in the related Loan Group and thus the yield on the Class A Certificates. There can be no assurance as to the rate of losses or delinquencies on any of the Mortgage Loans. To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by Excess Spread or an Insured Payment, the Class A Certificateholders will bear the risk of losses resulting from default by Mortgagors. See "Risk Factors" herein and in the Prospectus.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor thereof of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Class A Certificates will be influenced by, among other factors, the rate of principal payments on the Mortgage Loans in the related Loan Group.

         The primary source of information available to investors concerning the Class A Certificates will be the monthly statements discussed herein under "Servicing of the Mortgage Loans--Servicer Reports" and in the Prospectus under "Description of the Securities-Reports to Holders", which will include information as to the outstanding Class A Certificate Balance. There can be no assurance that any additional information regarding the Class A Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Class A Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Class A Certificates may adversely affect the liquidity of the Class A Certificates, even if a secondary market for the Class A Certificates becomes available.

         Tables

         The Constant Prepayment Rate ("CPR") model is used herein. The CPR model assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate of CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 15% CPR or any other CPR percentage is to assume that the stated percentage of the Pool Balance is prepaid over the course of a year. No representation is made that the Mortgage Loans in the related Loan Group will prepay at that or any other rate.

         The tables set forth below are based on a CPR, constant draw rate and optional termination assumptions as indicated in the tables below. The Mortgage Loans are assumed to consist of sub-pools of Mortgage Loans with the characteristics set forth below in the table captioned "Assumed Mortgage Loan Characteristics".

         In addition, it was assumed that (i) payments are made in accordance with the description set forth under "Description of the Class A Certificates -Flow of Funds", (ii) no extension past the scheduled maturity date of a Mortgage Loan is made, (iii) no delinquencies or defaults occur, (iv) the Mortgage Loans pay on the basis of a 30-day month and a 360-day year, (v) the scheduled Due Date for each Mortgage Loan is the fifteenth day of each calendar month, (vi) the Issue Date is February 25, 1999, (vii) for each Remittance Date LIBOR is equal to 4.95% per annum, (vii) the initial Class A Certificate Balance is as set forth on the cover page hereof and (viii) unless otherwise noted, the Master Servicer has not exercised the optional termination as set forth in "Servicing of the Mortgage Loans - Termination; Purchase of Mortgage Loans" below.

         The actual characteristics and performance of the Mortgage Loans in the related Loan Group will likely differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans in the related Loan Group will prepay at a constant rate until maturity or that all Mortgage Loans in the related Loan Group will prepay at the same rate. Moreover, the diverse remaining terms to stated maturity of the Mortgage Loans in the related Loan Group could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining term to stated maturity of the Mortgage Loans in the related Loan Group is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans in the related Loan Group, or actual prepayment experience, will affect the percentages of initial Certificate Balances outstanding over time and the weighted average life of the Class A Certificates. Neither the CPR model nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Variations in the actual prepayment experience and the Principal Balances of the Mortgage Loans that prepay may increase or decrease each weighted average life shown in the following tables. Such variations may occur even if the average prepayment experience of all Mortgage Loans equals the CPR.

                      Assumed Mortgage Loan Characteristics
                            of Group I Mortgage Loans


       ----------------------------------------------------------------------------------------------------------
                                                                                                   Remaining Term
                            Initial                   Gross             Original Term to              to Stated
                          Outstanding                Mortgage            Stated Maturity              Maturity
       Sub-Pool        Principal Balance          Interest Rate             (months)                  (months)
       --------        -----------------          -------------         ----------------           --------------
       1
                        $ 8,314,650.62               12.507%                   116                       112
       2                $65,460,627.56               11.807%                   180                       176
       3                $51,224,721.82                8.642%                   357                       354
       ---------------------------------------

       Sub-Total       $125,000,000.00
       ---------


                      Assumed Mortgage Loan Characteristics
                           of Group II Mortgage Loans

       ----------------------------------------------------------------------------------------------------------
                                                                                                   Remaining Term
                              Initial                 Gross             Original Term to              to Stated
                            Outstanding              Mortgage            Stated Maturity              Maturity
       Sub-Pool          Principal Balance        Interest Rate             (months)                  (months)
       --------          -----------------        -------------         ----------------           --------------
       1                  $  1,662,930.12            12.507%                   116                       112
       2                  $ 13,092,125.52            11.807%                   180                       176
       3                  $ 10,244,944.36             8.642%                   357                       354
       ---------------------------------------

       Sub-Total          $ 25,000,000.00
       ---------

       Total              $150,000,000.00
       -----
       ---------------------------------------

                      Percentage of Certificate Balance (1)
                                    Class A-1


Payment Date                                                                       CPR
------------                                             -------------------------------------------------------
                                                          0%          10%          22%          30%          40%
                                                         ---          ---          ---          ---          ---

Initial........................................          100          100          100          100          100

February 2000..................................           89           69           45           30           11

February 2001..................................           84           47            8            0            0

February 2002..................................           78           28            0            0            0

February 2003..................................           72           10            0            0            0

February 2004..................................           66            0            0            0            0

February 2005..................................           58            0            0            0            0

February 2006..................................           49            0            0            0            0

February 2007..................................           40            0            0            0            0

February 2008..................................           29            0            0            0            0

February 2009..................................           19            0            0            0            0

February 2010..................................            8            0            0            0            0

February 2011..................................            0            0            0            0            0

February 2012..................................            0            0            0            0            0

February 2013..................................            0            0            0            0            0

February 2014..................................            0            0            0            0            0

February 2015..................................            0            0            0            0            0

February 2016..................................            0            0            0            0            0

February 2017..................................            0            0            0            0            0

February 2018..................................            0            0            0            0            0

February 2019..................................            0            0            0            0            0

February 2020..................................            0            0            0            0            0

February 2021..................................            0            0            0            0            0

February 2022..................................            0            0            0            0            0

February 2023..................................            0            0            0            0            0

February 2024..................................            0            0            0            0            0

February 2025..................................            0            0            0            0            0

February 2026..................................            0            0            0            0            0

February 2027..................................            0            0            0            0            0

February 2028..................................            0            0            0            0            0

February 2029..................................            0            0            0            0            0

Weighted Average Life to 10% call (years) (2)..       6.4113       2.0239       1.0002       0.7310       0.5362


Weighted Average Life to maturity (years) (3)..       6.4113       2.0239       1.0002       0.7310       0.5362



(1)      All percentages are rounded to the nearest 1%.
(2) Assumes that an optional termination is exercised on the first Remittance Date on which the aggregate mortgage balance as of the last date of the related Due Period is less than or equal to 10% of the Cut-Off Date mortgage balance.
(3)      Assumes the Certificates pay to maturity.

                      Percentage of Certificate Balance (1)
                                    Class A-2


Payment Date                                                                       CPR
------------                                             -------------------------------------------------------
                                                          0%          10%          22%          30%          40%
                                                         ---          ---          ---          ---          ---
Initial........................................          100          100          100          100          100


February 2000..................................          100          100          100          100          100


February 2001..................................          100          100          100           61            0


February 2002..................................          100          100           45            0            0


February 2003..................................          100          100            0            0            0


February 2004..................................          100           84            0            0            0


February 2005..................................          100           47            0            0            0


February 2006..................................          100           14            0            0            0


February 2007..................................          100            0            0            0            0


February 2008..................................          100            0            0            0            0


February 2009..................................          100            0            0            0            0


February 2010..................................          100            0            0            0            0


February 2011..................................           88            0            0            0            0


February 2012..................................           53            0            0            0            0


February 2013..................................           15            0            0            0            0


February 2014..................................            0            0            0            0            0


February 2015..................................            0            0            0            0            0


February 2016..................................            0            0            0            0            0


February 2017..................................            0            0            0            0            0


February 2018..................................            0            0            0            0            0


February 2019..................................            0            0            0            0            0


February 2020..................................            0            0            0            0            0


February 2021..................................            0            0            0            0            0


February 2022..................................            0            0            0            0            0


February 2023..................................            0            0            0            0            0


February 2024..................................            0            0            0            0            0


February 2025..................................            0            0            0            0            0


February 2026..................................            0            0            0            0            0


February 2027..................................            0            0            0            0            0


February 2028..................................            0            0            0            0            0


February 2029..................................            0            0            0            0            0


Weighted Average Life to 10% call (years) (2)..      13.0691       5.9692       3.0010       2.1404       1.5306


Weighted Average Life to maturity (years) (3)..      13.0691       5.9692       3.0010       2.1404       1.5306


(1)      All percentages are rounded to the nearest 1%.
(2) Assumes that an optional termination is exercised on the first Remittance Date on which the aggregate mortgage balance as of the last date of the related Due Period is less than or equal to 10% of the Cut-Off Date mortgage balance.
(3)      Assumes the Certificates pay to maturity.

                      Percentage of Certificate Balance (1)
                                    Class A-3


Payment Date                                                                      CPR
                                                         --------------------------------------------------------
                                                          0%          10%          22%          30%          40%
                                                         ---          ---          ---          ---          ----
Initial........................................          100          100          100          100          100


February 2000..................................          100          100          100          100          100


February 2001..................................          100          100          100          100           92


February 2002..................................          100          100          100           77            8


February 2003..................................          100          100           92           28            0


February 2004..................................          100          100           47            0            0


February 2005..................................          100          100           12            0            0


February 2006..................................          100          100            0            0            0


February 2007..................................          100           83            0            0            0


February 2008..................................          100           55            0            0            0


February 2009..................................          100           31            0            0            0


February 2010..................................          100           10            0            0            0


February 2011..................................          100            0            0            0            0


February 2012..................................          100            0            0            0            0


February 2013..................................          100            0            0            0            0


February 2014..................................           84            0            0            0            0


February 2015..................................           77            0            0            0            0


February 2016..................................           71            0            0            0            0


February 2017..................................           63            0            0            0            0


February 2018..................................           55            0            0            0            0


February 2019..................................           46            0            0            0            0


February 2020..................................           37            0            0            0            0


February 2021..................................           26            0            0            0            0


February 2022..................................           15            0            0            0            0


February 2023..................................            2            0            0            0            0


February 2024..................................            0            0            0            0            0


February 2025..................................            0            0            0            0            0


February 2026..................................            0            0            0            0            0


February 2027..................................            0            0            0            0            0


February 2028..................................            0            0            0            0            0


February 2029..................................            0            0            0            0            0


Weighted Average Life to 10% call (years) (2)..      19.2753       9.3038       5.0032       3.6123       2.4938


Weighted Average Life to maturity (years) (3)..      19.2753       9.3038       5.0032       3.6123       2.4938


(1)      All percentages are rounded to the nearest 1%.
(2) Assumes that an optional termination is exercised on the first Remittance Date on which the aggregate mortgage balance as of the last date of the related Due Period is less than or equal to 10% of the Cut-Off Date mortgage balance.
(3)      Assumes the Certificates pay to maturity.

                      Percentage of Certificate Balance (1)
                                  Class A-4



Payment Date                                                                        CPR
                                                         --------------------------------------------------------
                                                          0%          10%          22%          30%          40%
                                                         ---          ---          ---          ---          ----
Initial........................................          100          100          100          100          100


February 2000..................................          100          100          100          100          100


February 2001..................................          100          100          100          100          100


February 2002..................................          100          100          100          100          100


February 2003..................................          100          100          100          100           71


February 2004..................................          100          100          100           89           41


February 2005..................................          100          100          100           59           22


February 2006..................................          100          100           84           39           11


February 2007..................................          100          100           62           25            5


February 2008..................................          100          100           45           15            1


February 2009..................................          100          100           31            8            0


February 2010..................................          100          100           21            4            0


February 2011..................................          100           89           14            1            0


February 2012..................................          100           70            8            0            0


February 2013..................................          100           53            4            0            0


February 2014..................................          100           40            2            0            0


February 2015..................................          100           34            *            0            0


February 2016..................................          100           29            0            0            0


February 2017..................................          100           24            0            0            0


February 2018..................................          100           20            0            0            0


February 2019..................................          100           17            0            0            0


February 2020..................................          100           13            0            0            0


February 2021..................................          100           10            0            0            0


February 2022..................................          100            8            0            0            0


February 2023..................................          100            6            0            0            0


February 2024..................................           87            3            0            0            0


February 2025..................................           71            2            0            0            0


February 2026..................................           53            *            0            0            0


February 2027..................................           32            0            0            0            0


February 2028..................................            9            0            0            0            0


February 2029..................................            0            0            0            0            0


Weighted Average Life to 10% call (years) (2)..      26.1135      13.0858       7.7181       5.7042       4.1109


Weighted Average Life to maturity (years) (3)..      27.0271      15.7024       9.2466       6.9333       5.0432




(1)      All percentages are rounded to the nearest 1%.
(2) Assumes that an optional termination is exercised on the first Remittance Date on which the aggregate mortgage balance as of the last date of the related Due Period is less than or equal to 10% of the Cut-Off Date mortgage balance.
(3) Assumes the Certificates pay to maturity. * Less than 0.5% but greater than 0%.

                      Percentage of Certificate Balance (1)
                                    Class A-5


Payment Date                                                                      CPR
------------                                             --------------------------------------------------------
                                                          0%          10%          22%          30%          40%
                                                         ---          ---          ---          ---          ----
Initial........................................          100          100          100          100          100


February 2000..................................           94           85           73           66           56


February 2001..................................           92           74           55           43           31


February 2002..................................           89           64           41           28           17


February 2003..................................           86           55           31           20           11


February 2004..................................           83           48           23           14            6


February 2005..................................           79           41           17            9            3


February 2006..................................           75           35           13            6            2


February 2007..................................           70           29            9            4            1


February 2008..................................           65           25            7            2            *


February 2009..................................           60           20            5            1            0


February 2010..................................           54           17            3            1            0


February 2011..................................           48           14            2            *            0


February 2012..................................           42           11            1            0            0


February 2013..................................           35            8            1            0            0


February 2014..................................           30            6            *            0            0


February 2015..................................           28            5            *            0            0


February 2016..................................           27            4            0            0            0


February 2017..................................           26            4            0            0            0


February 2018..................................           25            3            0            0            0


February 2019..................................           23            3            0            0            0


February 2020..................................           21            2            0            0            0


February 2021..................................           20            2            0            0            0


February 2022..................................           18            1            0            0            0


February 2023..................................           16            1            0            0            0


February 2024..................................           13            1            0            0            0


February 2025..................................           11            *            0            0            0


February 2026..................................            8            *            0            0            0


February 2027..................................            5            0            0            0            0


February 2028..................................            1            0            0            0            0


February 2029..................................            0            0            0            0            0


Weighted Average Life to 10% call (years) (2)..      12.8145       5.6675       3.0711       2.2379       1.5975


Weighted Average Life to maturity (years) (3)..      12.9533       6.0652       3.3035       2.4248       1.7392



(1)      All percentages are rounded to the nearest 1%.

(2) Assumes that an optional termination is exercised on the first Remittance Date on which the aggregate mortgage balance as of the last date of the related Due Period is less than or equal to 10% of the Cut-Off Date mortgage balance.

(3) Assumes the Certificates pay to maturity. * Less than 0.5% but greater than 0%.

         There is no assurance that prepayments will occur or, if they do occur, that they will occur at any percentage of CPR.

         None of the Certificate Insurer, the Trust Fund, the Trustee, the Depositor or the Master Servicer will be liable to any Certificateholder for any loss or damage incurred by such Certificateholder as a result of a reduced rate of return experienced by such Certificateholder relative to the Pass-Through Rate, upon reinvestment of the funds received in connection with any premature repayment of principal on the Certificates, including, without limitation, any such repayment resulting from prepayments, liquidations, or repurchases of, or substitutions for, any Mortgage Loan.

                         DESCRIPTION OF THE CERTIFICATES

General

         The Class A Certificates and Class R Certificates will represent the entire beneficial interest in the assets of the Trust Fund. The Class R Certificates have been designated as the single "residual interest" for purposes of the Code. The Class R Certificates are not being offered hereby. Pursuant to the Purchase and Sale Agreement, the Class R Certificates will be transferred to the Transferor on the Issue Date as part of the consideration for the transfer of the Mortgage Loans to the Depositor.

         Each Class A Certificate represents a certain fractional undivided ownership interest in the Trust Fund created and held pursuant to the Pooling and Servicing Agreement described below, subject to the limits and the priority of distribution described therein. The Trust Fund consists of (a) the Principal Balances of the Mortgage Loans, together with (i) all collections thereon and proceeds thereof collected after the Cut-Off Date, and (ii) all mortgage files relating thereto, (b) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, (c) assets that are deposited in the Certificate Account, including amounts on deposit in the Certificate Account and invested in Permitted Investments, (d) the Trustee's rights with respect to the Mortgage Loans under all insurance policies, required to be maintained pursuant to the Pooling and Servicing Agreement and any insurance proceeds, (e) Liquidation Proceeds, (f) released mortgaged property proceeds and (g) the Certificate Insurance Policy.

Book-Entry Registration

         The Class A Certificates will be issued only in book-entry form, in denominations of $1,000 initial principal balance with integral multiples thereof, except that one Certificate for each Class may be issued in a different amount.

         Each Class of Certificates will initially be represented by a single physical certificate in each case registered in the name of Cede, as nominee of DTC, which will be the "Holder" or "Certificateholder" of the Class A Certificates as such terms are used in the Pooling and Servicing Agreement. No Beneficial Owner will be entitled to receive a certificate representing such person's interest in the Class A Certificates, except as set forth below under "Definitive Certificates". Unless and until Definitive Class A Certificates are issued under the limited circumstances described herein, all references to actions taken by Certificateholders or holders shall, in the case of Class A Certificates, refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of Class A Certificates, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures.

         The Beneficial Owners may elect to hold their Class A Certificates through DTC in the United States, or Cedel or Euroclear (in Europe) if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates per class of Class A Certificates which in the aggregate equal the principal balance of such Class A Certificates and will initially be registered in the name of Cede, the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Chase will act as depositary for Cedel and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Owner" of such Class A Certificates will be Cede, as nominee of DTC. Beneficial

Owners will not be Holders as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary" that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Cedel or Euroclear, as appropriate).

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates, such as the Class A Certificates, among Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

         Beneficial Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Trustee, or a paying agent on behalf of the Trustee, through DTC Participants. DTC will forward such distributions to its Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, the Master Servicer or any paying agent as Certificateholders, as such term is used in the Pooling and Servicing Agreement and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

         Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences--REMIC Certificates" in the Prospectus.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participant organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 31 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding securities through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Remittance Date by the Trustee to Cede, as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee of DTC. Distributions with respect to Class A Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust provided by the Trustee to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee, to Cede, as nominee for DTC.

         DTC has advised the Depositor and the Master Servicer that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of Participants whose holdings of Book-Entry Certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that Participants whose holdings of Book-Entry Certificates evidence such percentages of voting rights authorize divergent action.

         None of the Depositor, the Master Servicer, the Certificate Insurer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A Certificates among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

         The Class A Certificates, which will be issued initially as Book-Entry Certificates, will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if
(a) the Depository or the Master Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Depository or the Master Servicer is unable to locate a qualified successor or (b) the Trustee, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Beneficial Owners. Distributions of principal of, and interest on, the Book-Entry Certificates will thereafter be made by the Trustee, or a paying agent on behalf of the Trustee, directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement.

         Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment by the Beneficial Owner of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Assignment of Mortgage Loans

         Pursuant to the Mortgage Loan Sale Agreement between IUB and the Transferor, IUB will sell, transfer, assign, set over and otherwise convey the Mortgage Loans without recourse to the Transferor on the Issue Date. Pursuant to the Purchase and Sale Agreement between the Transferor and the Depositor, the Transferor will sell, transfer, assign, set over and otherwise convey the Mortgage Loans without recourse to the Depositor on the Issue Date. Pursuant to the Pooling and Servicing Agreement, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trust in trust for the benefit of the Certificateholders and the Certificate Insurer all right, title and interest in and to each Mortgage Loan. Each such transfer will convey all right, title and interest in and to (a) principal due to the extent of the Principal Balance and (b) interest accrued after the Cut-Off Date; provided, however, that the Transferor will not convey, and the Transferor reserves and retains all its right, title and interest in and to principal (including principal prepayments in full and curtailments (i.e., partial prepayments)) received on each such Mortgage Loan on or prior to the Cut-Off Date.

         In connection with such transfer and assignment, the Depositor will cause to be delivered to the Trustee on the Issue Date the following documents (collectively, with respect to each Mortgage Loan, the "Trustee's Mortgage File") with respect to each Mortgage Loan:

                  (a) The original Mortgage Note, endorsed by the holder of record without recourse in the following form: "Pay to the order of __________________________ without recourse" and signed in the name of the holder of record, and if by the Transferor, by an authorized officer;

                  (b) The original Mortgage with evidence of recording indicated thereon; provided, however, that if such Mortgage has not been returned from the applicable recording office, then such recorded Mortgage shall be delivered when so returned;

                  (c) An assignment of the original Mortgage, in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located, in the name of the holder of record of the Mortgage Loan by an authorized officer (with evidence of submission for recordation of such assignment in the appropriate real estate recording office for such Mortgaged Property to be received by the Trustee within 60 days of the Issue Date); provided, however, that assignments of mortgages shall not be required to be submitted for recording with respect to any Mortgage Loan which relates to the Trustee's Mortgage File if the Trustee, each of the Rating Agencies and the Certificate Insurer shall have received an opinion of counsel satisfactory to the Trustee, each of the Rating Agencies and the Certificate Insurer stating that, in such counsel's opinion, the failure to record such assignment shall not have a materially adverse effect on the security interest of the Trustee in the Mortgage Loan; provided, further, that any assignment not submitted for recordation within 60 days of the Issue Date shall be recorded upon the earlier to occur of (i) receipt by the Trustee of the Certificate Insurer's written direction to record such assignment, (ii) the occurrence of any Event of Default, as such term is defined in the Pooling and Servicing Agreement, or (iii) a bankruptcy or insolvency proceeding involving the Mortgagor is initiated or foreclosure proceedings are initiated against the Mortgaged Property as a consequence of an event of default under the Mortgage Loan; provided, further, that if the related Mortgage has not been returned from the applicable recording office, then such assignment shall be delivered when so returned (and a blanket assignment with respect to such Mortgage shall be delivered on the Issue Date);

                  (d) Any intervening assignments of the Mortgage with evidence of recording thereon; and

                  (e) Any assumption, modification, consolidation or extension agreements.

         Pursuant to the Pooling and Servicing Agreement, the Trustee agrees to execute and deliver on or prior to the Issue Date an acknowledgment of receipt of the Certificate Insurance Policy and, for each Mortgage Loan, the original Mortgage Note, item (a) above, with respect to the Mortgage Loans (with any exceptions noted). The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review (or cause to be reviewed) each Trustee's Mortgage File within 90 days after the Issue Date (or, with respect to any Qualified Substitute Mortgage Loan, within 90 days after the receipt by the Trustee thereof) and to deliver a certification generally to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, (a) all documents required to be delivered to it pursuant to the Mortgage Loan Sale Agreement are in its possession, (b) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such Mortgage Loan, and (c) based on its examination and only as to the foregoing documents, certain information set forth on the Mortgage Loan Schedule accurately reflects the information set forth in the Trustee's Mortgage File delivered on such date.

         If the Trustee or the Certificate Insurer during the process of reviewing the Trustee's Mortgage Files finds any document constituting a part of a Trustee's Mortgage File which is not executed, has not been received or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform to the requirements above or to the description thereof as set forth in the Mortgage Loan Schedule, the Trustee or the Certificate Insurer, as applicable, shall promptly so notify the Trustee, the Master Servicer, the Transferor and the Certificate Insurer. The Transferor agrees to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Trustee's Mortgage File of which it is so notified by the Trustee. If, however, within 120 days after the Trustee's notice to it respecting such defect the Transferor has not caused to be remedied the defect and the defect materially and adversely affects the interest of the Holders in the Principal Balance of the Mortgage Loan or the interests of the Certificate Insurer, the Transferor will either (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the applicable Principal Balance of such Mortgage Loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the Master Servicer as part of the related monthly remittance remitted by the Master Servicer the amount of any such shortfall (the "Substitution Adjustment") or (ii) purchase such Mortgage Loan at a price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus the greater of (x) all accrued and unpaid interest thereon or (y) 30 days' interest thereon, computed at the related Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Master Servicer, which purchase price shall be deposited in the Collection Account or Trustee Collection Account on the next succeeding

Determination Date after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Mortgage Loans and being held in the Collection Account or Trustee Collection Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan or Mortgage Loans (see " -- Flow of Funds" below); provided, however, that the Transferor may not purchase the Principal Balance of any Mortgage Loan that is not in default or as to which no default is imminent pursuant to the preceding clause (ii) unless the Transferor has theretofore caused to be delivered to the Trustee an opinion of counsel knowledgeable in federal income tax matters which states that such a purchase would not constitute a prohibited transaction under the Code.

         A "Qualified Substitute Mortgage Loan" is defined in the Pooling and Servicing Agreement as any mortgage loan or mortgage loans which will be assigned to the same Loan Group as the deleted Mortgage Loan which (i) relates or relate to a detached one-family residence or to the same type of residential dwelling as the deleted Mortgage Loan and in each case has or have the same or a better lien priority as the deleted Mortgage Loan with a Borrower having the same or better traditionally ranked credit status and is an owner-occupied Mortgaged Property, (ii) matures or mature no later than (and not more than one year earlier than) the deleted Mortgage Loan, (iii) has or have a Combined Loan-to-Value Ratio or Combined Loan-to-Value Ratios at the time of such substitution no higher than the Combined Loan-to-Value Ratio of the deleted Mortgage Loan, (iv) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution)(which shall be the Principal Balance or Principal Balances thereof) not substantially less and not more than the Principal Balance of the deleted Mortgage Loan as of such date, (v) satisfies or satisfy the criteria set forth from time to time in the definition of "qualified replacement mortgage" at
Section 860G(a)(4) of the Code (or any successor statute thereto) and (vi) complies or comply as of the date of substitution with each representation and warranty set forth in the Purchase and Sale Agreement.

Representations and Warranties of IUB and the Transferor

         IUB and the Transferor will represent, among other things, with respect to each Mortgage Loan, as of the Issue Date, the following:

                  (a) The information set forth in the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct;

                  (b) Immediately prior to the sale of the Mortgage Loans to the Depositor, the Transferor was the sole owner and holder thereof free and clear of any and all liens and security interests; and

                  (c) The Mortgage Loan Sale Agreement constitutes a legal, valid and binding obligation of IUB and the Transferor and the Purchase and Sale Agreement constitutes a valid transfer and assignment to the Depositor of all right, title and interest of the Transferor in and to the Mortgage Loans and the proceeds thereof.

         The benefit of the representations and warranties assigned or made to the Depositor by the Transferor in the Purchase and Sale Agreement will be assigned by the Depositor to the Trust pursuant to the Pooling and Servicing Agreement.

         Pursuant to the Pooling and Servicing Agreement, upon the discovery by any of the Certificateholders, the Master Servicer, the Transferor, the Certificate Insurer or the Trustee that any of the representations and warranties contained in the Mortgage Loan Sale Agreement or the Purchase and Sale Agreement have been breached in any material respect as of the Issue Date, with the result that the interests of the Certificateholders in the related Mortgage Loan or the interests of the Certificate Insurer were materially and adversely affected (notwithstanding that such representation and warranty was made to the Transferor's best knowledge), the party discovering such breach is required to give prompt written notice to the others of such breach. Subject to certain provisions of the Mortgage Loan Sale Agreement and the Purchase and Sale Agreement, within 120 days of the earlier to occur of the Transferor's or IUB's discovery or its receipt of written notice of any such breach, the Transferor or IUB will (a) promptly cure such breach in all material respects, (b) remove each Mortgage Loan which has given rise to the requirement for action by the Transferor or IUB to substitute one or more Qualified Substitute Mortgage Loans and, if the outstanding principal amount of such Qualified Substitute Mortgage Loans as of the date of such substitution is less than the outstanding Principal Balance, plus accrued and unpaid interest thereon of the replaced Mortgage Loans as of the date of substitution, deliver to the Trust Fund as part of the amounts remitted by the Master Servicer on such Remittance Date the amount of such shortfall, or (c) purchase such Mortgage Loan at a price equal to the Principal Balance of such Mortgage Loan as of the date of purchase plus the greater of (i) all accrued and unpaid interest thereon and (ii) 30 days' interest thereon computed at the Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Master Servicer, and deposit such purchase price into the Trustee Collection Account on the next succeeding Determination Date after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Trustee Collection Account or the

Certificate Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan; provided, however, that any substitution of one or more Qualified Substitute Mortgage Loans pursuant to the preceding clause (b) must be effected not later than two years after the Issue Date unless the Trustee and the Certificate Insurer receive an opinion of counsel that such substitution would not constitute a prohibited transaction for purposes of the REMIC provisions of the Code and, provided, further, that the Transferor may not purchase such Mortgage Loan that is not in default or as to which no default is imminent pursuant to the preceding clause (c) unless the Transferor has theretofore caused to be delivered to the Trustee and the Certificate Insurer an opinion of counsel knowledgeable in Federal income tax matters in form and substance satisfactory to the Trustee to the effect that such a purchase would not constitute a prohibited transaction for purposes of the REMIC provisions of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time any Certificates are outstanding. The obligation of the Transferor to cure such breach or to substitute or purchase any Mortgage Loan constitutes the sole remedy respecting a material breach of any such representation or warranty to the Certificateholders, the Trustee and the Certificate Insurer.

Payments on the Mortgage Loans

         The Pooling and Servicing Agreement provides that the Master Servicer, for the benefit of the Certificateholders, shall establish and maintain one or more Collection Accounts (each, a "Collection Account") and may maintain a Collection Account with the Trustee (the "Trustee Collection Account"), and that each Collection Account will generally be a trust account maintained with a depository institution acceptable to each Rating Agency and the Certificate Insurer (any such account, an "Eligible Account"). The Master Servicer shall have the right to choose and relocate the Collection Account at any time, provided each Collection Account shall otherwise comply with the requirements of the preceding sentence. The Pooling and Servicing Agreement permits the Master Servicer to direct any depository institution maintaining a Collection Account to invest the funds in such Collection Account in one or more Permitted Investments, as defined below, that mature, unless payable on demand, no later than the Business Day preceding the date on which the Master Servicer is required to transfer any amounts included in such funds from such Collection Account to the Trustee Collection Account or to the Certificate Account, or, in the case of funds held in the Trustee Collection Account invested in any such Permitted Investments, from the Trustee Collection Account to the Certificate Account described below.

         The Master Servicer is obligated to deposit or cause to be deposited in the Collection Account on a daily basis, amounts representing the following payments received and collections made by it after the Cut-Off Date: (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans; (ii) all payments on account of interest on the Mortgage Loans;
(iii) all Liquidation Proceeds and all Insurance Proceeds to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices; (iv) all net revenues with respect to a Mortgaged Property held by the Trust Fund; (v) all other amounts required to be deposited in the Collection Account pursuant to the Pooling and Servicing Agreement; and (vi) any amounts required to be deposited in connection with net losses realized on investments of funds in the Collection Account. The Pooling and Servicing Agreement further provides that all funds deposited in any Collection Account that are to be included in the Master Servicer Remittance Amount related to a particular Remittance Date be transferred to the Certificate Account not later than the close of business on the third Business Day prior to such Remittance Date.

         The Trustee will be obligated to set up an account (the "Certificate Account"), which is required to be an Eligible Account, into which the Master Servicer will deposit or cause to be deposited the Master Servicer Remittance Amount on the third Business Day prior to the related Remittance Date (the "Master Servicer Remittance Date").

         Subject to the Master Servicer's determination that such action would not constitute a Nonrecoverable Advance (as defined herein), the Master Servicer is required to deposit into the Trustee Collection Account no later than the close of business on the third Business Day prior to the related Remittance Date (such day, the "Determination Date") an amount equal to the sum of (a) the interest portion of the Monthly Payments on each Mortgage Loan due by the related Due Date but not received by the Master Servicer as of the close of business on the related Determination Date, net of the Servicing Fee and (b) with respect to each REO Property which was acquired during or prior to the related Due Period and as to which an REO disposition did not occur during the related Due Period, an amount equal to the excess, if any, of interest on the Principal Balance of the Mortgage Loan related to such REO Property at the related Mortgage Interest Rate, net of the Servicing Fee, for the related Due Period for the related Mortgage Loan over the net income from the REO Property to be transferred to the Certificate Account for such Remittance Date pursuant to the Pooling and Servicing Agreement (the "Periodic Advance"). Such Periodic Advances by the Master Servicer are reimbursable to the Master Servicer subject to certain conditions and restrictions and are intended to provide both sufficient funds for the payment of interest to the Holders of the Class A Certificates and to pay the premium due the Certificate Insurer. In the event that, notwithstanding the Master Servicer's good faith determination at the time such Periodic Advance was made that it would not be a

Nonrecoverable Advance, such Periodic Advance becomes a Nonrecoverable Advance, the Master Servicer will be entitled to reimbursement therefor from the Trust Fund.

         Subject to the Master Servicer's determination that such action would not constitute a Nonrecoverable Advance and that a prudent mortgage lender would make a like advance if it or an affiliate owned the related Mortgage Loan, the Master Servicer is required to advance amounts with respect to the Mortgage Loans ("Servicing Advances") constituting "out-of-pocket" costs and expenses relating to (a) the preservation and restoration of the Mortgaged Property, (b) enforcement proceedings, including foreclosures, (c) expenditures relating to the purchase or maintenance of a first lien not included in the Trust on the Mortgaged Property, and (d) certain other customary amounts described in the Pooling and Servicing Agreement. Such Servicing Advances by the Master Servicer are reimbursable to the Master Servicer subject to certain conditions and restrictions. In the event that, notwithstanding the Master Servicer's good faith determination at the time such Servicing Advance was made, that it would not be a Nonrecoverable Advance, in the event such Servicing Advance becomes a Nonrecoverable Advance, the Master Servicer will be entitled to reimbursement therefor from the Trust Fund.

         Not later than the close of business on the Business Day immediately following each Determination Date, the Master Servicer is required to remit to the Certificate Account, an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related Remittance Date resulting from principal prepayments during the related Due Period and (b) its aggregate Servicing Fees received in the related Due Period and shall not have the right to reimbursement therefor (the "Compensating Interest"). With respect to any Remittance Date and any Mortgage Loan, the "Prepayment Interest Shortfall" will be an amount equal to the excess, if any, of (a) 30 days' interest on the outstanding Principal Balance of such Mortgage Loan at a per annum rate equal to the related Mortgage Interest Rate, any reduction as a result of a bankruptcy proceeding (a "Deficient Valuation") and/or any reduction by a court of the monthly payment due on such Mortgage Loan (a "Debt Service Reduction"), minus the rate at which the Servicing Fee is calculated, over (b) the amount of interest actually remitted by the Mortgagor in connection with such principal prepayment in full less the Servicing Fee for such Mortgage Loan in such month.

         The "Master Servicer Remittance Amount" for a Master Servicer Remittance Date and the indicated Loan Group is equal to the sum of (i) all unscheduled collections of principal and interest on the related Group I Mortgage Loans in the case of Group I and Group II Mortgage Loans in the case of Group II (including Principal Prepayments, Net REO Proceeds and Liquidation Proceeds, if any) collected by the Master Servicer during the related Due Period, all scheduled Monthly Payments on the Group I Mortgage Loans in the case of Group I and Group II Mortgage Loans in the case of Group II due on the related Due Date and received on or prior to the Business Day preceding such Master Servicer Remittance Date and any prepayment penalties collected, (ii) all Periodic Advances made by the Master Servicer with respect to interest payments due to be received on the Group I Mortgage Loans in the case of Group I and Group II Mortgage Loans in the case of Group II on the related Due Date and
(iii) any other amounts required to be placed in a Collection Account by the Master Servicer in respect of the Group I Mortgage Loans in the case of Group I and Group II Mortgage Loans in the case of Group II pursuant to the Pooling and Servicing Agreement but excluding the following:

                  (a) amounts received on particular Group I Mortgage Loans in the case of Group I and Group II Mortgage Loans in the case of Group II as late payments of interest and respecting which the Master Servicer has previously made an unreimbursed Periodic Advance;

                  (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances made with respect to the Group I Mortgage Loans in the case of Group I and Group II Mortgage Loans in the case of Group II by the Master Servicer;

                  (c) those portions of each payment of interest on a particular Group I Mortgage Loan in the case of Group I and Group II Mortgage Loan in the case of Group II which represent the Servicing Fee;

                  (d) all income from Permitted Investments that is held in the Collection Account for the account of the Master Servicer;

                  (e) all amounts in respect of late fees, assumption fees, prepayment fees and similar fees;

                  (f) certain other amounts which are reimbursable to the Master Servicer, as provided in the Pooling and Servicing Agreement; and

                  (g) that portion of Net Foreclosure Profits with respect to Group I Mortgage Loans in the case of Group I and Group II Mortgage Loans in the case of Group II otherwise due to the Master Servicer as provided in the Pooling and Servicing Agreement.

         On each Remittance Date, any amount remaining on deposit in the Certificate Account following the deposit of the Master Servicer Remittance Amount in excess of (i) the amount of any Insured Payment, the Certificate Insurance Premium Amount and any Trustee Fees then due the Trustee; (ii) the Class A Distribution Amount and (iii) any Reimbursement Amount (as defined herein) or other amount owed to the Certificate Insurer shall, in accordance with the Pooling and Servicing Agreement, be distributed to the holder of the Class R Certificate.

Servicing Fees and Other Compensation and Payment of Expenses

         As compensation for its activities as Master Servicer under the Pooling and Servicing Agreement, the Master Servicer shall be entitled with respect to each Mortgage Loan to the Servicing Fee, which shall be payable monthly from amounts on deposit in the Collection Account. The "Servicing Fee" shall be an amount equal to interest at one-twelfth of the Servicing Fee Rate for such Mortgage Loan on the scheduled Principal Balance of such Mortgage Loan at the end of the applicable Due Period. The "Servicing Fee Rate" with respect to each Mortgage Loan secured by a second priority lien will be 1.00% per annum and with respect to all other Mortgage Loans will be 0.50% per annum. In the case that IUB is no longer acting as Master Servicer, the Successor Servicer will be entitled to a Servicing Fee calculated at a Servicing Fee Rate of up to 1.00% per annum. In addition, the Master Servicer shall be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related Mortgage Notes, any late payment charges, assumption fees or similar items. The Master Servicer shall also be entitled to withdraw from the Collection Account any interest or other income earned on deposits therein. The Master Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and shall not be entitled to reimbursement therefor except as specifically provided in the Pooling and Servicing Agreement.

         The Master Servicer may recover Periodic Advances and Servicing Advances from the Collection Account or the Trustee Collection Account to the extent permitted by the Pooling and Servicing Agreement and by the terms of the Mortgage Loans or, if not recovered from the Mortgagor on whose behalf such Periodic Advance or Servicing Advance was made, from late collections on the related Mortgage Loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Master Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, or, in the case of Periodic Advances, from late collections of interest on any Mortgage Loan. In the event a Periodic Advance or a Servicing Advance becomes a Nonrecoverable Advance, the Master Servicer may be reimbursed for such advance from the Certificate Account.

         The Master Servicer shall not be required to make any Periodic Advance or Servicing Advance which it determines would be a nonrecoverable Periodic Advance or nonrecoverable Servicing Advance (each a "Nonrecoverable Advance"). A Periodic Advance or Servicing Advance is "nonrecoverable" if in the good faith judgment of the Master Servicer, such Periodic Advance or Servicing Advance is not ultimately recoverable.

Overcollateralization

         On the Closing Date, the Overcollateralization Amount will equal zero. As a result of the application of the Available Amount in reduction of the principal balance of the related Class A Certificates, the applicable Overcollateralization Amount is expected to increase over time until it reaches the applicable Overcollateralization Target Amount; however the Pooling and Servicing Agreement provides that, subject to certain trigger tests, the required percentage level of overcollateralization may increase or decrease over time.

         While the distribution of the Available Amount to the holders of the Class A Certificates in reduction of the Class A Principal Balance has been designed to produce and maintain a given level of overcollateralization with respect to the Class A Certificates, there can be no assurance that the Master Servicer Remittance Amount will be sufficient to ensure that such overcollateralization level will be achieved or maintained at all times.

Flow of Funds

         On each Remittance Date, the Trustee shall distribute, to the extent of funds on deposit in the Certificate Account and Insured Payments on deposit in the Certificate Account as follows:

                  (a) To the Holder of the Class R Certificate, any prepayment penalties collected on the Mortgage Loans during the related Due Period;

                  (b) to the Certificate Insurer, the Certificate Insurance Policy Premium Amount;

                  (c) to the Trustee, an amount equal to the Trustee Fee then due to it;

                  (d) from amounts then on deposit in the Certificate Account constituted by the Group I Available Amount plus any Group II Excess Spread plus any Insured Payments to the Class A-1 Certificateholders an amount equal to the Class A-1 Interest Distribution Amount to the Class A-2 Certificateholders an amount equal to the Class A-2 Interest Distribution Amount, to the Class A-3 Certificateholders an amount equal to the Class A-3 Interest Distribution Amount and to the Class A-4 Certificateholders an amount equal to the Class A-4 Interest Distribution Amount and from amounts then on deposit in the Certificate Account constituted by the Group II Available Amount plus any Group I Excess Spread plus any Insured Payments to the Class A-5 Certificateholders an amount equal to the Class A-5 Interest Distribution Amount;

                  (e) from amounts then on deposit in the Certificate Account constituted by the Group I Available Amount plus any Group II Excess Spread plus any Insured Payments relating to Group I, to the Class A-1 Certificateholders an amount equal to the Principal Distribution Amount for Group I net of any Overcollateralization Increase Amount included therein until the Class A-1 Principal Balance has been reduced to zero, thereafter to the Class A-2 Certificateholders an amount equal to the Principal Distribution Amount for Group I net of any Overcollateralization Increase Amount included therein until the Class A-2 Principal Balance has been reduced to zero, thereafter to the Class A-3 Certificateholders an amount equal to the Principal Distribution Amount for Group I net of any Overcollateralization Increase Amount included therein until the Class A-3 Principal Balance has been reduced to zero and thereafter to the Class A-4 Certificateholders an amount equal to the Principal Distribution Amount for Group I net of any Overcollateralization Increase Amount included therein until the Class A-4 Principal Balance has been reduced to zero and from amounts then on deposit in the Certificate Account constituted by the Group II Available Amount plus any Group I Excess Spread plus any Insured Payments to the Class A-5 Certificateholders an amount equal to the Principal Distribution Amount for Group II net of any Overcollateralization Increase Amount included therein until the Class A-5 Principal Balance has been reduced to zero;

                  (f) from amounts then on deposit in the Certificate Account (excluding any Insured Payments) to the Certificate Insurer the lesser of (x) the excess of (i) such amount over (ii) the amount of any Insured Payment for such Remittance Date and (y) the amount of all Insured Payments and other payments made by the Certificate Insurer pursuant to the Certificate Insurance Policy which have not been previously repaid together with interest thereon at the rate set forth in the Certificate Insurance Agreement (the "Reimbursement Amount") as of such Remittance Date;

                  (g) from amounts then on deposit in the Certificate Account constituted by the Group I Available Amount an amount equal to the Overcollateralization Increase Amount for Group I and from amounts then on deposit in the Certificate Account constituted by the Group II Available Amount an amount equal to the Overcollateralization Increase Amount for Group II; and

                  (h) following the making by the Trustee of all allocations, transfers and disbursements described above, from amounts then on deposit in the Certificate Account, the Trustee shall distribute to the Holders of the Class R Certificates, the amount remaining on such Remittance Date, if any.

         The "Class A Principal Distribution Amount" for any Remittance Date and either Loan Group will be the lesser of:

                  (a) the excess of (i) the related Available Amount plus any Group I Excess Spread or Group II Excess Spread (less any Overcollateralization Increase Amounts with respect to such Group), as applicable, plus the applicable portion of any Insured Payment over
         (ii) the sum of the Class A-1 Interest Distribution Amount, the Class A-2 Interest Distribution Amount, the Class A-3 Interest Distribution Amount and the Class A-4 Interest Distribution Amount or the Class A-5 Interest Distribution Amount, as applicable, and

                  (b) an amount equal to (X) the sum, without duplication, of:

                  (i) that portion of all scheduled installments of principal in respect of the Mortgage Loans in the related Loan Group which is received during the related Due Period together with all unscheduled recoveries of principal (including Prepayments, Curtailments and Deficient Valuations) on such Mortgage Loans actually collected by the Master Servicer during the prior calendar month,

                  (ii) the Principal Balance of each Mortgage Loan in the related Loan Group that was, effective on such Remittance Date, either repurchased by the Transferor or IUB or purchased by the Master Servicer during the preceding Due Period, but only to the extent the amount equal to such Principal Balance is actually received by the Trustee,

                  (iii) any Substitution Adjustment amounts delivered by the Transferor or IUB on the related Remittance Date in connection with a substitution of a Mortgage Loan in the related Loan Group, to the extent such Substitution Adjustments are actually received by the Trustee,

                  (iv) with respect to each Mortgage Loan in the related Loan Group that became a Liquidated Mortgage Loan during the prior calendar month, the Principal Balance of such Mortgage Loan immediately prior to the time when such Mortgage Loan became a Liquidated Mortgage Loan,

                  (v) any Overcollateralization Increase Amounts with respect to the related Loan Group,

                  (vi) to the extent of any Subordination Deficit, the excess, if any, of (A) the sum of the Class A-1 Certificate Principal Balance, the Class A-2 Certificate Principal Balance, the Class A-3 Certificate Principal Balance and the Class A-4 Certificate Principal Balance over the Group I Principal Balance in the case of Group I, and (B) the Class A-5 Certificate Principal Balance over the Group II Principal Balance in the case of Group II,

                  (vii) the proceeds received by the Trust Fund following any termination of the Trust Fund carried out in accordance with a plan of complete liquidation or pursuant to the optional termination of any of the Trust Fund, the 1999-1 REMIC or the related Loan Group by the Master Servicer, the Holder of the Class R Certificate or the Certificate Insurer in accordance with the Pooling and Servicing Agreement, minus (Y) any Overcollateralization Release Amount.

         The "Group I Available Amount" for any Remittance Date equals (i) the Master Servicer Remittance Amount for Group I on such Remittance Date minus (ii) such Group's Proportional Share of (A) the Trustee Fee for Group I and (B) the amount owed to the Certificate Insurer as premium for the Certificate Insurance Policy with respect to Group I. The "Group II Available Amount" for any Remittance Date equals (i) the Master Servicer Remittance Amount for Group II on such Remittance Date minus (ii) such Group's Proportional Share of (A) the Trustee Fee for Group II and (B) the amount owed to the Certificate Insurer as premium for the Certificate Insurance Policy with respect to Group II. A Loan Group's "Proportional Share" is equal to (i)(A) the sum of the A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance in the case of Group I or (B) the Class A-5 Principal Balance in the case of Group II, divided by (ii) the aggregate Certificate Principal Balance of all Classes.

         The "Group I Excess Spread" for any Remittance Date equals the excess, if any, of the Group I Available Amount over the sum of the Class A-1 Interest Distribution Amount, the Class A-2 Interest Distribution Amount, the Class A-3 Interest Distribution Amount, the Class A-4 Interest Distribution Amount and the Base Principal Distribution Amount for Loan Group I. The "Group II Excess Spread" for any Remittance Date equals the excess, if any, of Group II Available Amount over the sum of the Class A-5 Interest Distribution Amount and the Base Principal Distribution Amount for Loan Group II.

         The "Base Principal Distribution Amount" determined separately for each Loan Group is equal to (A) the sum of clauses (b)(i), (ii), (iii), (iv), (vi) and (vii) of the definition of Class A Principal Distribution Amount minus (B) any related Overcollateralization Release Amount.

         The "Overcollateralization Increase Amount" with respect to each of Group I and Group II, as applicable, is equal to the lesser of (i) the Group I Excess Spread and the Group II Excess Spread, respectively, and (ii) the related Overcollateralization Deficiency Amount.

         The "Overcollateralization Deficiency Amount" with respect to each Loan Group and any date of determination, is equal to the excess, if any, of the related Overcollateralization Target Amount over the related
Overcollateralization Amount.

         The "Overcollateralization Target Amount" with respect to each Loan Group will be established pursuant to the Pooling and Servicing Agreement and may increase or decrease over time and may be modified from time to time by agreement of the Certificate Insurer and IUB.

         The "Overcollateralization Release Amount" with respect to each Loan Group and any date of determination, is equal to the excess, if any, of the related Overcollateralization Amount over the related Overcollateralization Target Amount.

         The "Overcollateralization Amount" with respect to each Loan Group and each Remittance Date, is the excess, if any, of (i) the aggregate Principal Balance of the Group I Mortgage Loans (with respect to Group I) or the aggregate Principal Balance of the Group II Mortgage Loans (with respect to Group II), as applicable, as of the close of business on the last day of the related Due Period over (ii) the aggregate Certificate Principal Balance of the Group I Certificates or Group II Certificates, as applicable, as of such Remittance Date (after taking into account the related Base Principal Distribution Amount, for such Remittance Date).

         The "Net Mortgage Interest Rate" means, with respect to either Loan Group and any Remittance Date, the weighted average of the Mortgage Interest Rates on the Group I Mortgage Loans or Group II Mortgage Loans, as applicable, net of the premium rate on the Certificate Insurance Policy and the rate of the fee of each of the Master Servicer and the Trustee.

         The actual amount distributed with respect to the Class A-1 Certificates on any Remittance Date is the "Class A-1 Distribution Amount" for such Remittance Date. The actual amount distributed with respect to the Class A-2 Certificates on any Remittance Date is the "Class A-2 Distribution Amount" for such Remittance Date. The actual amount distributed with respect to the Class A-3 Certificates on any Remittance Date is the "Class A-3 Distribution Amount" for such Remittance Date. The actual amount distributed with respect to the Class A-4 Certificates on any Remittance Date is the "Class A-4 Distribution Amount" for such Remittance Date. The actual amount distributed with respect to the Class A-5 Certificates on any Remittance Date is the "Class A-5 Distribution Amount" for such Remittance Date.

         A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment). To the extent of the related Available Amount, a loss on a Liquidated Mortgage Loan (a "Liquidated Loan Loss") will be recovered by the Holders of the related Class A Certificates on the Remittance Date which immediately follows the event of loss. Any Liquidated Loan Loss that results in a Subordination Deficit will require payment of an Insured Payment. The Certificate Insurer will insure the timely payment of interest and the ultimate payment of principal on the Class A Certificates.

         The "Subordination Deficit" for the Mortgage Loans and any Remittance Date, is the excess, if any, of (a) the aggregate of the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance, and the Class A-5 Principal Balance, on such Remittance Date, after taking into account the payment of the related Principal Distribution Amounts on such Remittance Date (except for amounts payable under the Certificate Insurance Policy) over (b) the aggregate Principal Balance of the Mortgage Loans as of the end of the related Due Period.

         The "Principal Balance" of any Mortgage Loan as of any date of determination is the principal balance of such Mortgage Loan as of the Cut-Off Date, after giving effect to prepayments received on or prior to the latest Due Date, Deficient Valuations incurred prior to such Due Date and the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. The Principal Balance of a Mortgage Loan which becomes a Liquidated Mortgage Loan on or prior to such Due Date shall be zero.

Calculation of LIBOR

         On each Remittance Date, LIBOR will be established by the Trustee. As to the Interest Period relating to the Class A-1 Certificates, LIBOR will equal, for any Interest Period other than the first Interest Period, the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period. With respect to the first Interest Period, the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, two LIBOR Business Days prior to the Issue Date. If such rate does not appear on such page (or such other page as may replace such page on such service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Remittance Date.

         "Telerate Page 3750" means the display page so designated on the Bridge Telerate Service (or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace such page on such service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Issuer after consultation with the Trustee), the rate will be the Reference Bank Rate.

         The "Reference Bank Rate" will be, with respect to any Interest Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of one percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks (which shall be four major banks specified in the Pooling and Servicing Agreement) as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the outstanding Certificate Balance of the Certificates; provided, that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the aggregate Certificate Balance of the Certificates. If no such quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Interest Period.

         "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

         The establishment of LIBOR as to each Interest Period by the Trustee and the Trustee's calculation of the rate of interest applicable to the Certificates for the related Interest Period will, in the absence of manifest error, be final and binding.

Report to Certificateholders

         Pursuant to the Pooling and Servicing Agreement, on each Remittance Date the Trustee will deliver to the Certificate Insurer, each Certificateholder and the Depositor a written report, based solely on information provided by the Master Servicer, containing information including, without limitation, the amount of the distribution on such Remittance Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal balance of each Class of the Class A Certificates as of such Remittance Date, the amount of any Insured Payment included in such distributions on such Remittance Date and such other information as required by the Pooling and Servicing Agreement.

                         SERVICING OF THE MORTGAGE LOANS

The Master Servicer

         Irwin Union Bank and Trust Company will act as the Master Servicer of the 1999-1 REMIC and the Trust Fund. Irwin Union Bank and Trust Company will engage the Originator as a subservicer pursuant to a Subservicing Agreement. See "Irwin Home Equity Corporation."

Collection and Other Servicing Procedures; Mortgage Loan Modifications

         The Master Servicer will be obligated under the Pooling and Servicing Agreement to service and administer the Mortgage Loans, on behalf of the 1999-1 REMIC, for the benefit of the Certificateholders and the Certificate Insurer in accordance with the terms of the Pooling and Servicing Agreement, and will have full power and authority to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers (including, without limitation, the Originator). Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans. The Master Servicer will be obligated under the Pooling and Servicing Agreement to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Notes and will be obligated, consistent with the other terms of the Pooling and Servicing Agreement, to follow such collection procedures as it would normally follow with respect to mortgage loans comparable to the Mortgage Loans and which are required to generally conform to the mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans for their own account in the jurisdictions in which the related Mortgaged Properties are located. Consistent with the above, the Master Servicer will be permitted, in its discretion, to (i) waive any late payment charge or other charge in connection with any Mortgage Loan, and (ii) arrange a schedule, running for no more than 180 days after the due date of any installment due under the related Mortgage Note, for the liquidation of delinquent items.

Realization Upon or Sale of Defaulted Mortgage Loans

         Except as described below, the Master Servicer will be required to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will be required to follow such procedures as it follows with respect to similar mortgage loans held in its own portfolio. However, the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that
(i) such foreclosure and/or restoration will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) such expenses shall be recoverable to it through liquidation proceeds (respecting which it shall reimburse itself for such expense prior to the deposit in the Collection Account of such proceeds).

         The Master Servicer will be permitted to foreclose against the Mortgaged Property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure, and in the event a deficiency judgment is available against the Mortgagor or any other person, may proceed for the deficiency.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be required to be issued to the Trustee, or to the Master Servicer on behalf of the Trustee, the Certificate Insurer and the Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan is required to be considered to be a Mortgage Loan held in the 1999-1 REMIC until such time as the related Mortgaged Property is sold and such Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations under the Pooling and Servicing Agreement, so long as such Mortgage Loan is an outstanding Mortgage
Loan:

                           (i) It will be assumed that, notwithstanding that the
                  indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous partial prepayments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect, except that such schedule shall be adjusted to reflect the application of proceeds received in any month pursuant to the succeeding clause.

                           (ii) Net proceeds (after payment of Master Servicer's
                   expenses related to disposition) from such property received in any month shall be deemed to have been received first in payment of the accrued interest that remained unpaid on the date that title to the related Mortgaged Property was acquired by the 1999-1 REMIC, with the excess thereof, if any, being deemed to have been received in respect of the delinquent principal installments that remained unpaid on such date. Thereafter, net proceeds from such property received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan deemed to be due and payable in accordance with the terms of such Mortgage Note and such amortization schedule. If such net proceeds exceed the then unpaid REO amortization, the excess shall be treated as a partial principal prepayment received in respect of such Mortgage Loan.

                           (iii) Only that portion of such net proceeds on such
                   a Mortgage Loan allocable to interest that bears the same relationship to the total amount of net proceeds allocable to interest as the rate at which the Servicing Fee is determined bears to the Mortgage Interest Rate borne by such Mortgage Loan shall be allocated to the Servicing Fee with respect thereto.

         In the event that the 1999-1 REMIC acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, such Mortgaged Property will be required to be disposed of by or on behalf of the 1999-1 REMIC within three years after its acquisition by the 1999-1 REMIC unless (a) the Trustee and the Certificate Insurer shall have received an opinion of counsel to the effect that the holding by the 1999-1 REMIC of such Mortgaged Property subsequent to three years after its acquisition (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not cause the 1999-1 REMIC to be subject to the tax on prohibited transactions imposed by Code Section 860F(a)(1), otherwise subject the Trust Fund or the 1999-1 REMIC to tax or cause the 1999-1 REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (b) the Trustee (at the Master Servicer's expense) or the Master Servicer shall have applied for, prior to the expiration of such three year period, an extension of such three-year period in the manner contemplated by Code Section 856(e)(3), in which case the three-year period shall be extended by the applicable period. The Master Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the 1999-1 REMIC of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the 1999-1 REMIC does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property.

         In lieu of foreclosing upon any defaulted Mortgage Loan, the Master Servicer may, in its discretion, permit the assumption of such Mortgage Loan if, in the Master Servicer's judgment, such default is unlikely to be cured and if the assuming borrower satisfies the Master Servicer's underwriting guidelines with respect to mortgage loans owned by the Master Servicer. In connection with any such assumption, the Mortgage Interest Rate of the related Mortgage Note and the payment terms will not be permitted to be changed. Any fee collected by the Master Servicer for entering into an assumption agreement will be retained by the Master Servicer as servicing compensation. Alternatively, the Master Servicer may encourage the refinancing of any defaulted Mortgage Loan by the Mortgagor.

         Notwithstanding the foregoing, prior to instituting foreclosure proceedings or accepting a deed-in-lieu of foreclosure with respect to any Mortgaged Property, the Master Servicer shall make, or cause to be made, inspection of the Mortgaged Property in accordance with accepted servicing procedures, and, with respect to environmental hazards, substantially comparable to such procedures as are required by the provisions of the Federal National Mortgage Association's Selling and Servicing Guide applicable to single-family homes and in effect on the date hereof. The Master Servicer shall be entitled to rely upon the results of any such inspection made by others. In cases where the inspection reveals that such Mortgaged Property is potentially contaminated with or affected by hazardous wastes or hazardous substances, the Master Servicer shall promptly give written notice of such fact to the Certificate Insurer, the Trustee and each Class A Certificateholder. The Master Servicer shall not commence foreclosure proceedings or accept a deed-in-lieu of foreclosure for any Mortgaged Property where such inspection reveals potential contamination by hazardous waste without obtaining the consent of the Certificate Insurer.

Servicing and Other Compensation and Payment of Expenses

         In addition to the Servicing Fee, the Master Servicer is entitled under the Pooling and Servicing Agreement to retain additional servicing compensation in the form of prepayment fees, assumption and other administrative fees, release fees, bad check charges, any other servicing-related fees, Net Liquidation Proceeds not otherwise required to be deposited in the Certificate Account pursuant to the Pooling and Servicing Agreement, earnings paid on Permitted Investments and amounts held on deposit as investment earnings on a Collection Account. Such amounts shall be retained by or remitted to the Master Servicer to the extent not required to be remitted to the Trustee for deposit in the Certificate Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and shall not be entitled to reimbursement therefor except as specifically provided for therein.

Enforcement of Due-on-Sale Clauses

         When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Master Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law. In such event, the Master Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage or Mortgage Note, the Mortgagor remains liable thereon; provided, however, that the Mortgage Interest Rate of the related Mortgage Note and the payment terms shall not be changed. The Master Servicer is also authorized, with the prior approval of the Certificate Insurer except as provided in the Pooling and Servicing Agreement, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage

         Generally, the underwriting requirements of the Originator require mortgagors to obtain fire and casualty insurance as a condition to approving the related mortgage loan, but the existence and/or maintenance of such fire and casualty insurance is not in all cases monitored by the Originator. Title insurance is not required on all mortgage loans. The Master Servicer will follow such practices with respect to the Mortgage Loans. Accordingly, if a Mortgaged Property suffers any hazard or casualty losses, or if the Mortgagor thereunder is found not to have clear title to such Mortgaged Property, Certificateholders may bear the risk of loss resulting from a default by the related Mortgagor to the extent such losses are not covered by foreclosure or liquidation proceeds on such defaulted Mortgage Loan or by the applicable credit enhancement. To the extent that the related Mortgage documents require the Mortgagor under a Mortgage Loan to maintain a fire and hazard insurance policy with extended coverage on the related Mortgaged Property in an amount not less than the lesser of the full insurable value of such Mortgaged Property or the unpaid Principal Balance of such Mortgage Loan and any senior liens, the Master Servicer will monitor the status of such insurance in varying degrees based upon certain characteristics of the related Mortgage Loans, and will cause such insurance to be maintained on a case-by-case basis. Further, with respect to each property acquired by the Trust by foreclosure or by deed in lieu of foreclosure, the Master Servicer will maintain or cause to be maintained fire and hazard insurance thereon with extended coverage in an amount at least equal to the lesser of (i) the full insurable value of the improvements that are a part of such property and (ii) the Principal Balance owing on the related Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure, plus accrued interest thereon and related liquidation expenses. Such insurance on property acquired by foreclosure or deed in lieu of foreclosure may not, however, be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis.

         Any cost incurred by the Master Servicer in maintaining any insurance will not, for the purpose of calculating distributions to the Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan may so permit. No earthquake or other additional insurance other than flood insurance will be, under the Pooling and Servicing Agreement, required to be maintained by any Mortgagor or the Master Servicer, other than pursuant to the terms of the related Mortgage documents and such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

         The Master Servicer will also be required under the Pooling and Servicing Agreement to maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer and (ii) a fidelity bond in respect of its officers, employees or agents.

         No pool insurance policy, title insurance policy, blanket hazard insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond will be required to be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be insured by any government or government agency.

Master Servicer Reports

         The Master Servicer is required to deliver to the Certificate Insurer, the Trustee, Standard & Poor's and Moody's, not later than the last day of the fifth month following the end of the Master Servicer's fiscal year (beginning with May 31, 2000), an Officers' Certificate stating that (i) the Master Servicer has fully complied with the servicing provisions of the Pooling and Servicing Agreement, (ii) a review of the activities of the Master Servicer during the preceding fiscal year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and (iii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default. The first such Officers' Certificate shall be delivered by the Master Servicer in 2000.

         Not later than the last day of the fifth month following the end of the Master Servicer's fiscal year (beginning with May 31, 2000), the Master Servicer, at its expense, is required to cause to be delivered to the Certificate Insurer, the Trustee, Standard & Poor's and Moody's from a firm of independent certified public accountants (who may also render other services to the Master Servicer) a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans during the preceding calendar year (or such longer period from the Issue Date to the end of the following calendar year) and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with the Pooling and Servicing Agreement except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Audit Program for Mortgage Bankers or the Attestation Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported.

Removal and Resignation of Master Servicer

         The Trustee, only at the direction of the Certificate Insurer or the majority Certificateholders, with the consent of the Certificate Insurer (in the case of any direction of the majority Certificateholders), may remove the Master Servicer upon the occurrence and continuation beyond the applicable cure period of an event described below:

                  (a) any failure by the Master Servicer to remit to the Trustee any payment required to be made by the Master Servicer under the terms of the Pooling and Servicing Agreement which continues unremedied beyond any grace period permitted by the Certificate Insurer;

                  (b) the failure by the Master Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

                  (c) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Pooling and Servicing Agreement, or the breach of any representation and warranty set forth in the Pooling and Servicing Agreement, which continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

                  (d) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

                  (e) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of the Master Servicer's property;

                  (f) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (g) the delinquency or loss experience of the Mortgage Loan pool exceeds certain levels specified in the Pooling and Servicing Agreement.

         The Master Servicer may not assign its obligations under the Pooling and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Master Servicer, IUB (if IUB is not the Master Servicer), the Certificate Insurer and the Trustee, or upon the determination that the Master Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Master Servicer without the incurrence, in the reasonable judgment of the Certificate Insurer, of unreasonable expense. No such resignation shall become effective until a successor has assumed the Master Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

         Upon removal or resignation of the Master Servicer, the Trustee has agreed to be the Successor Servicer (the "Successor Servicer"), provided, however, that the transfer of servicing will be effected over a period of time not to exceed 90 days. Immediately upon such resignation or removal, the Trustee, as Successor Servicer, will be obligated to make Periodic Advances and Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the majority Certificateholders (with the consent of the Certificate Insurer) or the Certificate Insurer so requests, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the Pooling and Servicing Agreement and subject to the approval of the Certificate Insurer any established mortgage loan servicing institution acceptable to the Certificate Insurer having a net worth of not less than $15,000,000 as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer.

         The Trustee and any other Successor Servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation as the Master Servicer. See "Servicing and Other Compensation and Payment of Expenses" above.

Termination; Purchase of Mortgage Loans

         The 1999-1 REMIC will terminate upon notice to the Trustee of either:
(a) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Periodic Advances of same by the Master Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Master Servicer, the Certificate Insurer and all Certificateholders in writing.

         The Master Servicer may, at its option and at its sole cost and expense (and if such option is not exercised by the Master Servicer, the Certificate Insurer or the holder of the Class R Certificate may, in accordance with the provisions of the Pooling and Servicing Agreement, at its option and at its sole cost and expense), terminate the Trust on any date on which the aggregate Principal Balance of the Mortgage Loans, as of such date of determination, is less than 10% of the aggregate initial Principal Balances of the Mortgage Loans by purchasing, on the next succeeding Remittance Date, all of the property of the Trust at a price equal to the sum of (a) the greater of (i) 100% of the Principal Balance of each related outstanding Mortgage Loan and each related REO Property and (ii) the fair market value (disregarding accrued interest) of the Mortgage Loans and REO Properties, determined as the average of three written bids (copies of which are to be delivered to the Trustee and the Certificate Insurer by the Master Servicer and the reasonable cost of which may be deducted from the final purchase price) made by nationally recognized dealers and based on a valuation process which would be used to value comparable mortgage loans and REO property, (b) the greater of (i) aggregate amount of accrued and unpaid interest on the Principal Balances of the Mortgage Loans through the related Due Period and (ii) 30 days' accrued interest thereon at a rate equal to the Mortgage Interest Rate, in each case net of the Servicing Fee, and (c) any unreimbursed amounts due to the Certificate Insurer under the Pooling and Servicing Agreement or the Certificate Insurance Agreement. No such termination is permitted without the prior written consent of the Certificate Insurer if such termination would result in a draw on the Certificate Insurance Policy.

Amendment

         The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee by written agreement, upon the prior written consent of the Certificate Insurer (which consent shall not be withheld if, in the opinion of counsel addressed to the Trustee and the Certificate Insurer, failure to amend would adversely affect the interests of the Certificateholders unless such consent would adversely affect the interests of the Certificate Insurer), without notice to, or consent of, the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement, provided that such action shall not, as evidenced by an opinion of counsel delivered to, but not obtained at the expense of, the Trustee, adversely affect in any material respect the interests of any certificateholder of any outstanding Series (or 100% of the class of certificateholders so affected shall have consented); and provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party to the Pooling and Servicing Agreement without the consent of such party.

         The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Certificate Insurer (which consent shall not be withheld if, in the opinion of counsel addressed to the Trustee and the Certificate Insurer, failure to amend would adversely affect the interests of the Certificateholders unless such consent would adversely affect the interests of the Certificate Insurer), and the Holders of the majority of the Percentage Interest in the Class A Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Supplement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Certificate Insurer receives an opinion of counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the 1999-1 REMIC as a REMIC or cause a tax to be imposed on the Trust Fund or the 1999-1 REMIC, and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage for each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of each Class of Certificates affected thereby.

         The Mortgage Loan Sale Agreement and the Purchase and Sale Agreement each contains substantially similar restrictions regarding amendment.

                                   THE TRUSTEE

         Norwest Bank Minnesota, National Association, a national banking association, has been named Trustee pursuant to the Pooling and Servicing Agreement. The Trustee will serve initially as the custodian of the Trustee's Mortgage Files. The Pooling and Servicing Agreement provides that the Trustee shall be entitled to a fee, which fee shall include the expenses of the Trustee (including transition expenses) to the extent such expenses are not paid by the Master Servicer (the "Trustee Fee") in respect of its services as Trustee.

         The Trustee shall at all times be a banking association organized and doing business under the laws of any State or the United States of America subject to suspension or examination by federal or state authority, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, whose long-term deposits, if any, are rated at least "BBB" by Standard & Poor's and Baa2 by Moody's, or such lower rating as may be approved in writing by the Certificate Insurer and reasonably acceptable to the Certificate Insurer as evidenced in writing. If at any time the Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, it shall resign immediately in the manner and with the effect specified in the Pooling and Servicing Agreement.

         Any resignation or removal of the Trustee and appointment of a successor trustee shall become effective upon the acceptance of appointment by a successor trustee acceptable to the Certificate Insurer.

         The Trustee, or any trustee or trustees hereafter appointed, may resign at any time in the manner set forth in the Pooling and Servicing Agreement. Upon receiving notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trustees meeting the eligibility requirements set forth above in the manner set forth in the Pooling and Servicing Agreement. The Master Servicer will deliver a copy of the instrument used to appoint a successor trustee to the Certificateholders, the Certificate Insurer and the Depositor, and upon acceptance of appointment by a successor trustee in the manner provided in the Pooling and Servicing Agreement, the Master Servicer will give notice thereof to the Certificateholders. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

         If the Trustee fails to perform in accordance with the terms of the Pooling and Servicing Agreement, the Certificate Insurer or the majority Certificateholders with the consent of the Certificate Insurer, may remove the Trustee under the conditions set forth in the Pooling and Servicing Agreement and appoint a successor trustee in the manner set forth therein.

         At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or the 1999-1 REMIC or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, including the 1999-1 REMIC, and to vest in such person or persons, in such capacity, such title to the Trust Fund or the 1999-1 REMIC, or any part thereof, and, subject to the provisions of the Pooling and Servicing Agreement, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.

                        THE CERTIFICATE INSURANCE POLICY

         The following summary of the terms of the Certificate Insurance Policy does not purport to be complete and is qualified in its entirety by reference to the Certificate Insurance Policy. The information in this section regarding the

Certificate Insurance Policy has been supplied by the Certificate Insurer for inclusion herein. Only the Class A Certificates will be entitled to the benefit of the Certificate Insurance Policy to be issued by the Certificate Insurer.

         On the Issue Date, the Certificate Insurer will issue the Certificate Insurance Policy in favor of the Trustee. The Certificate Insurance Policy will unconditionally and irrevocably guarantee Insured Payments on the Class A Certificates.

         The Certificate Insurer's obligation under the Certificate Insurance Policy will be discharged to the extent that funds are received by the Trustee for distribution to the Holders, whether or not such funds are properly distributed by the Trustee.

         For purposes of the Certificate Insurance Policy, "Holder" as to a particular Class A Certificate does not and may not include the Master Servicer, the Originator, the Transferor or the Depositor.

         "Insured Payment" means (x) with respect to any Loan Group and for any Remittance Date the excess, if any, of (i) the sum of (a) the amount of interest accrued on the Principal Balances of the related Class A Certificates, at the applicable Pass-Through Rate during the related Interest Period exceeds the amount on deposit in the Certificate Account available for such payments (excluding any Relief Act Shortfalls), (b) the Subordination Deficit and (c) any related Preference Amounts (without duplication) over (ii) the Total Available Funds for such Remittance Date and (y) on the final Remittance Date, the outstanding Principal Balance of all Classes of Class A Certificates then outstanding, to the extent not otherwise paid on such date. The Certificate Insurance Policy expires and terminates without any action on the part of the Certificate Insurer or any other person on the date that is one year and one day following the date on which the Class A Certificates have been paid in full.

         "Preference Amount" means any amount previously distributed to a holder of a Class A Certificate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final non-appealable order of a court having competent jurisdiction.

         "Principal Balance" means as of any date of determination and with respect to each Class of Class A Certificates, the principal balance of the related Class of Class A Certificates on the Closing Date less any amounts actually distributed as principal thereon on all prior Remittance Dates.

         "Relief Act Shortfalls" are interest shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. See "Certain Legal Aspects of Loans - Soldiers' and Sailors' Civil Relief Act" in the Prospectus.

         "Total Available Funds" with respect to each Class of Class A Certificates and on any Remittance Date is the sum of (i) the Group I Available Amount or Group II Available Amount for the related Class of Class A Certificates and (ii) any Excess Spread available from the other Loan Group for the related Class of Class A Certificates.

         The Certificate Insurance Policy will be non-cancelable.

         The Certificate Insurance Policy will be issued pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE
PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.


                             THE CERTIFICATE INSURER

         The following information has been supplied by Ambac Assurance Corporation (the "Certificate Insurer") for inclusion in this Prospectus Supplement. No representation is made by the Originator, the Seller, the Depositor, the Master Servicer, the Trustee, the Underwriter or any of their respective affiliates as to the accuracy or completeness of such information.

         The Certificate Insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and Guam. The Certificate Insurer primarily insures newly-issued municipal and structured finance obligations. The Certificate Insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly AMBAC Inc.), a 100% publicly-held company. Moody's, Standard & Poor's and Fitch have each assigned a triple-A financial strength rating to the Certificate Insurer.

         The consolidated financial statements of the Certificate Insurer and its subsidiaries as of December 31, 1997 and December 31, 1996 and for the three years ended December 31, 1997 prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the "Commission") on March 31, 1998; Commission File No. 1-10777) and the unaudited consolidated financial statements of the Certificate Insurer and its subsidiaries as of September 30, 1998 and for the periods ending September 30, 1998 and September 30, 1997, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 1998 (which was filed with the Commission on November 13, 1998) are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The following table sets forth the capitalization of the Certificate Insurer as of December 31, 1995, December 31, 1996, December 31, 1997 and September 30, 1998, respectively, in conformity with generally accepted accounting principles.

                           Ambac Assurance Corporation
                              Capitalization Table
                              (Dollars in Millions)

                                                   December 31,     December 31,      December 31,    September 30,
                                                        1995              1996             1997             1998
                                                   ------------     ------------      ------------    -------------
                                                                                                       (unaudited)
Unearned premiums............................        $   906         $   995            $1,184           $1,260
Other liabilities............................            295             259               562              803
                                                      ------          ------            ------           ------
Total Liabilities............................         $1,201          $1,254            $1,746           $2,063
                                                      ------          ------            ------           ------

Stockholder's equity(1)

    Common stock.............................       $     82        $     82          $     82         $     82
    Additional paid-in capital...............            481             515               521              527
    Accumulated other comprehensive income...             87              66               118              167
    Retained earnings........................            907             992             1,180            1,341
                                                      ------          ------            ------           ------
Total stockholder's equity...................         $1,557          $1,655            $1,901           $2,117
                                                      ------          ------            ------           ------
Total liabilities and stockholder's equity...         $2,758          $2,909            $3,647           $4,180
                                                      ======          ======            ======           ======


----------
(1) Components of stockholder's equity have been restated for all periods presented to reflect "Accumulated other comprehensive income" in accordance with the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" adopted by the Certificate Insurer effective January 1, 1998. As this new standard only requires additional information in the financial statements, it does not affect the Certificate Insurer's financial position or results of operations.

         For additional financial information concerning the Certificate Insurer, see the audited and unaudited financial statements of the Certificate Insurer incorporated by reference herein. Copies of the financial statements of the Certificate Insurer incorporated by reference and copies of the Certificate Insurer's annual statement for the year ended December 31, 1997 prepared in accordance with statutory accounting standards are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York 10004 and (212) 668-0340.

         The Certificate Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by the Certificate Insurer and presented under the headings "Description of the Policy" and "The Certificate Insurer" and in the financial statements incorporated herein by reference.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         An election will be made to treat the 1999-1 REMIC as a REMIC for federal income tax purposes. Brown & Wood LLP, New York, New York, counsel to the Depositor, will deliver its opinion that, assuming compliance with the Pooling and Servicing Agreement, the 1999-1 REMIC will be treated as a REMIC for Federal income tax purposes. The Class A Certificates will be designated as the regular interests in the 1999-1 REMIC, and the Class R Certificates will be designated as the residual interest in the 1999-1 REMIC. The Class R Certificates are "Residual Certificates" for purposes of the Prospectus.

         The Certificates will be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "regular or residual interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts, to the extent described in the Prospectus.

         The Class A Certificates generally will be treated as debt instruments for Federal income tax purposes. Beneficial owners (or registered holders, in the case of Definitive Certificates) of the Class A Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting.

         The Class A Certificates (other than the Class A-1 Certificates, which will be issued with original issue discount) may be issued with original issue discount for Federal income tax purposes. The Prepayment Assumption (as defined in the Prospectus) that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by a holder of a Class A Certificate to amortize premium, will be calculated using 22% CPR. See "Certain Federal Income Tax Consequences --Federal Income Tax Consequences for REMIC Certificates -Taxation of Regular Certificates" in the Prospectus. No representation is made as to the actual rate at which the Mortgage Loans will prepay.

         If the method of computing original issue discount described in the Prospectus results in a negative amount for any period with respect to any class of Class A Certificates, the amount of original issue discount allocable to such period would be zero and a beneficial owner of such Certificates will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates.

         The Class A-1 Certificates will qualify as regular interests under the REMIC rules because they will receive interest at a variable rate subject to a "funds-available cap." The funds-available cap will limit the amount of interest to be paid on the Class A-1 Certificates to the aggregate payments of interest and principal concurrently made on the underlying mortgage loans (net of certain fees and other amounts). The Class A-1 Certificates will be issued with original issue discount because under certain circumstances all or a portion of the interest that has accrued at the variable rate may not be paid currently.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans,
(c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party- in- Interest with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties- in- Interest or Disqualified Persons with respect to such Plans. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by an ERISA Plan in the Certificates, including Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"). For further discussion of PTE 83-1, including the necessary conditions to its applicability and other important factors to be considered by an ERISA Plan contemplating investing in the Certificates, see "ERISA Considerations" in the Prospectus.

         On May 24, 1990, the DOL issued to the Underwriter an individual administrative exemption, Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461 (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. Among the conditions that must be satisfied for the Exemption to apply are the following:

                  1. The Acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

                  2. The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

                  3. The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's, Moody's, Duff & Phelps Inc. ("D&P") or Fitch IBCA, Inc. ("Fitch");

                  4. The sum of all payments made to the Underwriter in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Master Servicer represents not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith;

                  5. The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

                  6. The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         The Trust Fund also must meet the following requirements:

                  a. The corpus of the Trust Fund must consist solely of assets of the type which have been included in other investment pools;

                  b. certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of certificates; and

                  c. certificates evidencing interests in such other investment pools must have been purchased by investors other than plans for at least one year prior to any Plan's acquisition of Class A Certificates.

         In order for the Exemption to apply to certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes the Plan to acquire Class A Certificates, the Exemption requires, among other matters, that: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group (as defined below); (ii) such fiduciary (or its affiliate) is an obligor with respect to 5 percent or less of the fair market value of the obligations contained in the Trust; (iii) the Plan's investment in Class A Certificates does not exceed twenty-five percent (25%) of all of the certificates outstanding at the time of the acquisition and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The Exemption does not apply to certain prohibited transactions in the case of Plans sponsored by the Underwriter, the Trustee, the Master Servicer, any obligor with respect to the Mortgage Loans included in the Trust, any entity deemed to be a "sponsor" of the Trust Fund as such term is defined in the exemption, or any affiliate of any such party (the "Restricted Group").

         Subject to the foregoing, the Depositor believes that the Exemption will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of such exemption other than those within the control of the investors have been met.

         Before purchasing a Class A Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions (including PTE 83-1), and whether the conditions of any such exemption will be applicable to the Class A Certificates. Any fiduciary of an ERISA Plan considering whether to purchase a Class A Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

         The sale of Certificates to an ERISA Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or any particular ERISA Plan, or that this investment is appropriate for ERISA Plans generally or any particular ERISA Plan.

                                LEGAL INVESTMENT

         The Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

         Institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the Class A Certificates, since such Class A Certificates may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to such investments. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the Class A Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions of the Underwriting Agreement dated as of January 28, 1999 (the "Underwriting Agreement") between the Depositor and Bear, Stearns & Co. Inc. (the "Underwriter"), the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the Depositor the Class A Certificates.

         The Depositor is obligated to sell, and the Underwriter is obligated to purchase, all of the Class A Certificates offered hereby if any are purchased.

         The Underwriter has advised the Depositor that it proposes to offer the Class A Certificates purchased by the Underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriter may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter or purchasers of the Class A Certificates for whom they may act as agent. Any dealers that participate with the Underwriter in the distribution of the Class A Certificates purchased by the Underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriter and any profit on the resale of Class A Certificates by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act.

         For further information regarding any offer or sale of the Class A Certificates pursuant to this Prospectus Supplement and the Prospectus, see "Plan of Distribution" in the Prospectus.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter or contribute to losses arising out of certain liabilities, including liabilities under the Act.

                                     EXPERTS

         The consolidated financial statements of the Certificate Insurer, Ambac Assurance Corporation, as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, are incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     RATINGS

         It is a condition to the original issuance of the Class A Certificates that they will receive ratings of "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") and "Aaa" by Moody's Investor's Service, Inc. ("Moody's," and together with Standard & Poor's, the "Rating Agencies"). The ratings assigned to the Class A Certificates will be based on the financial strength rating of the Certificate Insurer. Explanations of the significance of such ratings may be obtained from Moody's Investors Services, Inc., 99 Church Street, New York, New York 10007 and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 25 Broadway, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A Certificates. A securities rating addresses the likelihood of the receipt by the Certificateholders of distributions on the Certificates. The ratings on the Certificates do not constitute statements regarding the possibility that the Certificateholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Class A Certificates will be passed upon for Irwin Union Bank and Trust Company, Irwin Funding Corp. and Irwin Home Equity Corporation by Troop Steuber Pasich Reddick & Tobey, LLP, Los Angeles, California and by Ellen Mufson, Esq. and for the Depositor and the Underwriter by Brown & Wood LLP, New York, New York. Certain legal matters relating to the Certificate Insurer and the Certificate Insurance Policy will be passed upon for the Certificate Insurer by Thacher Profitt & Wood, New York, New York.

                             INDEX OF DEFINED TERMS

1999-1 REMIC........................................................S-19
Beneficial Owner.....................................................S-6
Book-Entry Certificates..............................................S-6
Business Day.........................................................S-5
Cedel................................................................S-6
Cedel Participants..................................................S-53
Certificate Account.................................................S-57
Certificate Insurance Policy...................................S-6, S-15
Certificate Insurer......................................S-6, S-15, S-71
Certificateholder...................................................S-51
Certificates.........................................................S-4
Class A Certificates.................................................S-4
Class A Principal Balance...........................................S-10
Class A Principal Distribution Amount.........................S-10, S-60
Class A-1 Distribution Amount.................................S-13, S-62
Class A-1 Interest Distribution Amount...............................S-8
Class A-1 Principal Balance..........................................S-9
Class A-2 Distribution Amount.................................S-14, S-62
Class A-2 Interest Distribution Amount...............................S-8
Class A-2 Principal Balance..........................................S-9
Class A-3 Distribution Amount.................................S-14, S-62
Class A-3 Interest Distribution Amount...............................S-8
Class A-3 Principal Balance..........................................S-9
Class A-4 Distribution Amount.................................S-14, S-62
Class A-4 Interest Distribution Amount...............................S-8
Class A-4 Principal Balance.........................................S-10
Class A-5 Distribution Amount.................................S-14, S-62
Class A-5 Interest Distribution Amount...............................S-9
Class A-5 Principal Balance.........................................S-10
Class R Certificates.................................................S-4
Code................................................................S-19
Collection Account..................................................S-57
Combined Loan-to-Value Ratio......................S-22, S-23, S-28, S-35
Commission..........................................................S-71
Compensating Interest.........................................S-17, S-58
Cooperative.........................................................S-53
CPR.................................................................S-44
Cut-Off Date........................................................S-22
D&P.................................................................S-73
Debt Service Reduction.......................................S-17,  S-58
Deficient Valuation...........................................S-17, S-58
Definitive Certificate..............................................S-51
Definitive Certificates.............................................S-51
Depositor............................................................S-4
Determination Date............................................S-16, S-57
DOL.................................................................S-73
DTC..................................................................S-6
Due Date.............................................................S-7
Due Period..........................................................S-10
Eligible Account....................................................S-57
ERISA...............................................................S-73
Euroclear............................................................S-6
Euroclear Operator..................................................S-53
Euroclear Participants..............................................S-53
European Depositaries...............................................S-51
Exemption...........................................................S-73

Financial Intermediary..............................................S-52
Fitch...............................................................S-73
Group I..............................................................S-5
Group I Available Amount......................................S-12, S-61
Group I Certificates.................................................S-4
Group I Mortgage Loans...............................................S-5
Group II.............................................................S-5
Group II Available Amount.....................................S-12, S-61
Group II Certificates................................................S-4
Group II Mortgage Loans..............................................S-6
Holder..............................................................S-51
IFC.................................................................S-39
Indirect Participants...............................................S-52
Insured Payment.....................................................S-16
Interest Period......................................................S-8
Issue Date...........................................................S-4
IUB..................................................................S-4
Liquidated Loan Loss..........................................S-14, S-62
Liquidated Mortgage Loan......................................S-14, S-62
Loan Group...........................................................S-5
Master Servicer......................................................S-4
Master Servicer Remittance Amount.............................S-12, S-58
Master Servicer Remittance Date...............................S-13, S-57
Monthly Payments.....................................................S-6
Moody's........................................................S-5, S-75
Mortgage Interest Rate...............................................S-7
Mortgage Loans.......................................................S-5
Mortgage Note.......................................................S-22
Mortgage Sale Agreement.............................................S-40
Mortgaged Properties...........................................S-5, S-22
Mortgages...........................................................S-22
Net Mortgage Interest Rate..........................................S-62
Nonrecoverable Advance..............................................S-59
Optional Termination Date...........................................S-18
Original Class A-1 Principal Balance.................................S-9
Original Class A-2 Principal Balance.................................S-9
Original Class A-3 Principal Balance.................................S-9
Original Class A-4 Principal Balance................................S-10
Original Class A-5 Principal Balance................................S-10
Originator.....................................................S-7, S-39
Overcollateralization Amount..................................S-13, S-62
Overcollateralization Deficiency Amount.......................S-13, S-62
Overcollateralization Increase Amount.........................S-13, S-62
Overcollateralization Release Amount..........................S-13, S-62
Overcollateralization Target Amount...........................S-13, S-62
Participants..................................................S-51, S-52
Periodic Advance..............................................S-17, S-58
Plan................................................................S-73
Pooling and Servicing Agreement......................................S-4
Prepayment Interest Shortfall.................................S-17, S-58
Principal Balance........................................S-9, S-14, S-63
Proportional Share............................................S-12, S-61
PTE 83-1............................................................S-73
Qualified Substitute Mortgage Loan..................................S-56
Rating Agencies................................................S-5, S-75
Reimbursement Amount................................................S-60
Relevant Depositary.................................................S-51
Remittance Date......................................................S-5
Residual Certificates...............................................S-72

Restricted Group....................................................S-74
Rules...............................................................S-52
Servicing Advances............................................S-17, S-58
Servicing Fee.................................................S-18, S-59
Servicing Fee Rate..................................................S-59
Similar Law.........................................................S-74
SMMEA...............................................................S-74
Standard & Poor's..............................................S-5, S-75
Subordination Deficit.........................................S-14, S-62
Substitution Adjustment.............................................S-55
Successor Servicer..................................................S-68
Terms and Conditions................................................S-53
Transferor...........................................................S-4
Trust Fund...........................................................S-5
Trustee..............................................................S-4
Trustee Collection Account..........................................S-57
Trustee Fee.........................................................S-69
Trustee's Mortgage File.............................................S-55
Underwriter.........................................................S-75
Underwriting Agreement..............................................S-75
weighted average life...............................................S-43

                                  $150,000,000

                         Irwin Home Equity Trust 1999-1

                       Irwin Union Bank and Trust Company
                                 Master Servicer

                          Irwin Home Equity Corporation
                                   Originator

                   Bear Stearns Asset Backed Securities, Inc.
                                    Depositor

           Irwin Home Equity Asset Backed Certificates, Series 1999-1

                       $62,000,000 Class A-1 Certificates
                       $22,600,000 Class A-2 Certificates
                       $21,400,000 Class A-3 Certificates
                       $19,000,000 Class A-4 Certificates
                       $25,000,000 Class A-5 Certificates

                                  -----------

                              PROSPECTUS SUPPLEMENT

                                  -----------

                            Bear, Stearns & Co. Inc.

                                January 28, 1999

         No person has been authorized to give any information or to make any representation other than those contained in this prospectus supplement or the prospectus and, if given or made, such information or representation must not be relied upon. This prospectus supplement and the prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates offered hereby, nor an offer of the certificates in any State or jurisdiction in which, or to any person to whom, such offer would be unlawful. The delivery of this prospectus supplement or the prospectus at any time does not imply that information herein or therein is correct as of any time subsequent to its date; however, if any material change occurs while this prospectus supplement or the prospectus is required by law to be delivered, this prospectus supplement or the prospectus will be amended or supplemented accordingly.

PROSPECTUS
                           Asset-Backed Certificates
                               Asset-Backed Notes
                              (Issuable in Series)

                   Bear Stearns Asset Backed Securities, Inc.
                                  (Depositor)

         Bear Stearns Asset Backed Securities, Inc. (the "Depositor") may offer from time to time under this Prospectus and related Prospectus Supplements the Asset-Backed Certificates (the "Certificates") and the Asset-Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), which may be sold from time to time in one or more series (each, a "Series").

         As specified in the related Prospectus Supplement, the Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust Fund") by the Depositor pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as described herein. As specified in the related Prospectus Supplement, the Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include assets purchased from the seller or sellers specified in the related Prospectus Supplement (collectively, the "Seller") composed of (a) Primary Assets, which may include one or more pools of (i) closed-end and/or revolving home equity loans (the "Mortgage Loans"), secured generally by subordinate liens on one- to four-family residential or mixed-use properties, (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"), which are either unsecured or secured generally by subordinate liens on one- to four-family residential or mixed-use properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements") and (iii) securities backed or secured by Mortgage Loans and/or Home Improvement Contracts, (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Mortgage Loans and/or Home Improvement Contracts (collectively, the "Loans"), which servicer may also be the Seller, specified in the related Prospectus Supplement (the "Servicer"), (c) if specified in the related Prospectus Supplement, funds on deposit in one or more pre-funding accounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement.
                                                (cover continued on next page)

 NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A GIVEN
  SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE
    NOT GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE SEL-LER, THE TRUSTEES,THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES
      OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT,
        BY ANY OTHER PERSON OR ENTITY. THE DEPOSITOR'S ONLY OBLIGATIONS
          WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO
              CERTAIN REPRESENTATIONS AND WARRANTIES SET FORTH IN
                   THE RELATED AGREEMENT AS DESCRIBED HEREIN
                    OR IN THE RELATED PROSPECTUS SUPPLEMENT.
                            ------------------------

             See "Risk Factors" beginning on page 9 for certain factors to be considered in purchasing the securities.
                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY REPRE-
                SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

     The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Bear, Stearns & Co. Inc. and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Bear, Stearns & Co. Inc. and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.

                           ------------------------
                            Bear, Stearns & Co. Inc.
                                 June 4, 1998

     (continued from previous page)

         Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on each Distribution Date specified in the related Prospectus Supplement at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

         If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

         The rate of reduction of the aggregate principal balance of each Class of a Series may depend upon the rate of payment (including prepayments) with respect to the Loans or, in the case of Private Securities, Underlying Loans, as applicable. In such a case, a rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

         If specified in the related Prospectus Supplement, an election may be made to treat certain assets comprising the Trust Fund for a Series as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Considerations" herein.

                             PROSPECTUS SUPPLEMENT

              The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of Securities: (i) the aggregate principal amount, interest rate and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Seller and any Servicer; (iii) the terms of any Enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied;
         (viii) the Distribution Dates and any Assumed Reinvestment Rate; (ix) additional information with respect to the plan of distribution of such Securities; and (x) whether a REMIC election will be made with respect to some or all of the assets included in the Trust Fund for such Series.

                               REPORTS TO HOLDERS

              Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, (i) owners of beneficial interests in such Securities will not be considered "Holders" under the related Agreements and will not receive such reports directly with respect to the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system, and (ii) references herein to the rights of "Holders" shall refer to the rights of such owners as they may be exercised indirectly through such participants. See "The Agreements--Reports to Holders" herein.

                             AVAILABLE INFORMATION

              The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Office located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

              Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depositor intends to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under the Exchange Act.

              No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in the accompanying Prospectus Supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

              The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Depositor at 245 Park Avenue, New York, New York 10167.

                                SUMMARY OF TERMS

              The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "Glossary of Terms" herein.

         Securities Offered.......   Asset-Backed Certificates (the
                                     "Certificates") and/or Asset-Backed Notes
                                     (the "Notes"). Certificates are issuable from time to time in Series pursuant to a Pooling and Servicing Agreement or Trust
                                     Agreement, as the case may be. Each
                                     Certificate of a Series will evidence an interest in the Trust Fund for such Series, or in an Asset Group specified in the related Prospectus Supplement. Notes are issuable from time to time in Series pursuant to an Indenture. Each Series of Securities will consist of one or more
                                     Classes, one or more of which may be
                                     Classes of Compound Interest Securities,
                                     Planned Amortization Class ("PAC")
                                     Securities, Variable Interest Securities,
                                     Zero Coupon Securities, Principal Only
                                     Securities, Interest Only Securities,
                                     Participating Securities, Senior
                                     Securities or Subordinated Securities.
                                     Each Class may differ in, among other
                                     things, the amounts allocated to and the priority of principal and interest payments, Final Scheduled Distribution
                                     Dates, Distribution Dates and interest
                                     rates. The Securities of each Class will be issued in fully registered form in the denominations specified in the related
                                     Prospectus Supplement. If so specified in the related Prospectus Supplement, the
                                     Securities or certain Classes of such
                                     Securities offered thereby may be
                                     available in book-entry form only.

         Depositor................   Bear Stearns Asset Backed Securities, Inc.
                                     (the "Depositor") was incorporated in the State of Delaware in June 1995, and is a wholly-owned, special purpose subsidiary of The Bear Stearns Companies Inc. None of
                                     The Bear Stearns Companies Inc., the
                                     Depositor, the Servicer, any Trustee, the Seller or any affiliate of the foregoing has guaranteed or is otherwise obligated with respect to the Securities of any Series. See "The Depositor."

         Interest Payments........   Interest payments on the Securities of a
                                     Series entitled by their terms to receive interest will be made on each Distribution
                                     Date, to the extent set forth in, and at the applicable rate specified in (or determined in the manner set forth in), the related Prospectus Supplement. The interest rate on Securities of a Series may be variable or change with changes in the rates of interest on the related Loans or Underlying Loans relating to the Private Securities, as applicable, and/or as prepayments occur with respect to such Loans or Underlying
                                     Loans, as applicable. Interest Only
                                     Securities may be assigned a Notional
                                     Amount set forth in the related Prospectus
                                     Supplement, which is used solely for
                                     convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any distributions allocable to principal. Principal Only Securities may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus
                                     Supplement. See "Description of the
                                     Securities--Payments of Interest."

         Principal Payments.......   All payments of principal of a Series of
                                     Securities will be made in an aggregate
                                     amount determined as set forth in the
                                     related Prospectus Supplement, and will be paid at the times, allocated among the Classes of such Series in the order and amounts and applied either on a pro rata or a random lot basis among all Securities of any such Class, all as specified in the related Prospectus Supplement.

         Final Scheduled
           Distribution Date
           of the Securities......   The Final Scheduled Distribution Date with
                                     respect to (i) each Class of Notes is the date not later than which principal of the Notes will be fully paid and (ii) each Class of Certificates is the date after which no Certificates of such Class are expected to remain outstanding, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus
                                     Supplement. The Final Scheduled
                                     Distribution Date of a Class may equal the maturity date of the Primary Asset in the related Trust Fund that has the latest stated maturity, or will be determined as described herein and in the related
                                     Prospectus Supplement.

                                     The actual final Distribution Date of the Securities of a Series will, to the extent described in the related Prospectus Supplement, depend upon the rate of payment (including prepayments, liquidations due to default, the receipt of proceeds from casualty Insurance Policies and repurchases) of the Loans or Underlying Loans relating to the Private Securities, as applicable, in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the actual final Distribution Date of any Security is likely to occur earlier and may occur substantially earlier or may occur later than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Securities and as a result of defaults on the Primary Assets. The rate of payments on the Loans or Underlying Loans relating to the Private Securities, as applicable, in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such Loans or Underlying Loans, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Risk Factors--Yield May Vary" and "Description of the
                                     Securities--Weighted Average Life of the
                                     Securities" herein.

         Optional Termination.....   One or more Classes of Securities of any
                                     Series may be redeemed or repurchased in whole or in part, at the Depositor's or the Servicer's option, at such time and under the circumstances specified in the related Prospectus Supplement, at the price set forth therein. If so specified in the related Prospectus Supplement for a Series of Securities, the Depositor, the Servicer or such other entity that is specified in the related Prospectus
                                     Supplement may, at its option, cause an
                                     early termination of the related Trust
                                     Fund by repurchasing all of the Primary
                                     Assets remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate principal balance of the Securities of the Series or the Primary Assets relating to such Series, as specified in the related
                                     Prospectus Supplement, is less than the
                                     amount or percentage specified in the
                                     related Prospectus Supplement. See
                                     "Description of the Securities--Optional
                                     Redemption, Purchase or Termination."

                                     In addition, the related Prospectus
                                     Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

         The Trust Fund...........   The Trust Fund for a Series of Securities
                                     will consist of one or more of the assets described below, as described in the related Prospectus Supplement.

         A.  Primary Assets.......   The Primary Assets for a Series may
                                     consist of any combination of the
                                     following assets, to the extent and as
                                     specified in the related Prospectus
                                     Supplement. The Primary Assets will be
                                     purchased from the Seller or may be
                                     purchased by the Depositor in the open
                                     market or in privately negotiated
                                     transactions, including transactions with entities affiliated with the Depositor.

         (1)  Loans...............   Primary Assets for a Series will consist,
                                     in whole or in part, of Loans. Some Loans may be delinquent as specified in the related Prospectus Supplement. Loans may be originated by or acquired from an affiliate of the Depositor, and an affiliate of the Depositor may be an obligor with respect to any such Loan. The
                                     Loans will be conventional contracts or
                                     contracts insured by the Federal Housing
                                     Administration (the "FHA") or partially
                                     guaranteed by the Veterans Administration
                                     (the "VA"). See "The Trust Funds--The
                                     Loans" for a discussion of such
                                     guarantees. To the extent provided in the related Prospectus Supplement, additional
                                     Loans may be periodically added to the
                                     Trust Fund, or may be removed from time to time if certain asset value tests are met, as described in the related Prospectus
                                     Supplement.

                                     The "Loans" for a Series will consist of
                                     (i) closed-end home equity loans (the
                                     "Closed-End Loans") and/or revolving home equity loans or certain balances therein (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Mortgage Loans") and (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"). The Mortgage Loans and the Home Improvement Contracts are collectively referred to herein as the "Loans." The Loans may, as specified in the related Prospectus Supplement, have various payment characteristics, including balloon or other irregular payment features, and may accrue interest at a fixed rate or an adjustable rate.

                                     As specified in the related Prospectus
                                     Supplement, the Mortgage Loans will, and the Home Improvement Contracts may, be secured by mortgages and deeds of trust or other similar security instruments creating a lien on the related Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the "Properties."

                                     The related Prospectus Supplement will
                                     describe certain characteristics of the
                                     Loans for a Series including, without
                                     limitation and to the extent relevant: (i) the aggregate unpaid Principal Balance of the Loans (or the aggregate unpaid Principal Balance included in the Trust Fund for the related Series); (ii) the range and weighted average Loan Rate on the Loans and in the case of adjustable rate Loans, the range and weighted average of the Current Loan Rates and the Lifetime Rate Caps, if any; (iii) the range and the average outstanding Principal Balance of the Loans; (iv) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (v) the range and Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, of the Loans, computed in the manner described in the related Prospectus Supplement; (vi) the percentage (by Principal Balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (vii) any enhancement relating to the Loans;
                                     (viii) the percentage (by Principal
                                     Balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties or Home Improvements, or that are unsecured; (ix) the geographic distribution of any Mortgaged Properties securing the Loans; (x) the use and type of each Property securing a Loan; (xi) the lien priority of the Loans; (xii) the delinquency status and year of origination of the Loans; (xiii) whether such Loans are Closed-End Loans and/or Revolving Credit Line Loans; and (xiv) in the case of Revolving Credit Line Loans, the general payment and credit line features of such Loans and other pertinent features thereof.

         (2)  Private Securities..   Primary Assets for a Series may consist,
                                     in whole or in part, of Private
                                     Securities, which include (i) pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the
                                     "Underlying Loans") or (ii) collateralized obligations secured by Underlying Loans.
                                     Such pass-through certificates or
                                     collateralized obligations will have
                                     previously been (i) offered and
                                     distributed to the public pursuant to an effective registration statement or (ii) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided, that a period of three years has elapsed since the later of the date such securities were acquired from the related issuer or an affiliate thereof. Although individual
                                     Underlying Loans may be insured or
                                     guaranteed by the United States or an
                                     agency or instrumentality thereof, they
                                     need not be, and the Private Securities
                                     themselves will not be, so insured or
                                     guaranteed. See "The Trust Funds--Private
                                     Securities." Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities, payments on the Private Securities will be distributed directly to the related PS Trustee as registered owner of such Private
                                     Securities.

                                     The related Prospectus Supplement for a
                                     Series will specify (on an approximate
                                     basis, as described above, and as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable:
                                     (i) the aggregate approximate principal
                                     amount and type of any Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans, including (a) the payment features of such Underlying Loans (i.e., whether they are Closed-End Loans and/or Revolving Credit Line Loans, whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization or other payment features), (b) the approximate aggregate principal amount of such Underlying Loans that are insured or guaranteed by a governmental entity, (c) the servicing fee or range of servicing fees with respect to such Underlying Loans
                                     (d) the minimum and maximum stated
                                     maturities of such Underlying Loans at
                                     origination, (e) the lien priority of such Underlying Loans and (f) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the sponsor or depositor of the Private Securities (the "PS Sponsor"), the servicer of the Private Securities (the "PS Servicer") and the trustee of the Private Securities (the "PS Trustee"); (vii) certain characteristics of enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the Loans underlying the Private Securities, or to such Private Securities themselves; (viii) the terms on which the Underlying Loans may or are required to be repurchased prior to stated maturity; and
                                     (ix) the terms on which substitute
                                     Underlying Loans may be delivered to
                                     replace those initially deposited with the PS Trustee. See "The Trust
                                     Funds--Additional Information" herein.

         B.  Collection and
               Distribution
               Accounts...........   Unless otherwise provided in the related
                                     Prospectus Supplement, all payments on or in respect of the Primary Assets for a Series will be remitted directly to an account (each, a "Collection Account") to be established for such Series with the Trustee or the Servicer, in the name of the Trustee. Unless otherwise provided in the related Prospectus Supplement, the applicable Trustee shall be required to apply a portion of the amount in the Collection Account, together with reinvestment earnings from eligible investments specified in the related
                                     Prospectus Supplement, to the payment of certain amounts payable to the Servicer under the related Agreement and any other person specified in the Prospectus
                                     Supplement, and to deposit a portion of
                                     the amount in the Collection Account into a separate account (each, a "Distribution
                                     Account") to be established for such
                                     Series, each in the manner and at the
                                     times specified in the related Prospectus
                                     Supplement. All amounts deposited into
                                     such Distribution Account(s) will be
                                     available, unless otherwise specified in the related Prospectus Supplement, for (i) application to the payment of principal of and interest on such Series of Securities on the next Distribution Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection
                                     Account as described above, any funds
                                     remaining in the Collection Account may be paid over to the Servicer, the Depositor, any provider of Enhancement with respect to such Series (an "Enhancer") or any other person entitled thereto in the manner and at the times specified in the related Prospectus Supplement.

         C.  Pre-Funding and
               Capitalized Interest
               Accounts...........   If specified in the related Prospectus
                                     Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee of the Trust
                                     Fund for the related Series (the
                                     "Trustee"). If so specified, on the
                                     Closing Date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited into the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the
                                     "Pre-Funding Period"). The Primary Assets to be so purchased generally will be selected on the basis of the same criteria as those used to select the initial
                                     Primary Assets, and the same
                                     representations and warranties will be
                                     made with respect thereto. If any
                                     Pre-Funded Amount remains on deposit in
                                     the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

                                     If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the related Closing Date, a portion of the proceeds of the sale of the Securities of such Series will be deposited into the Capitalized Interest Account and used to fund the excess, if any, of (i) the sum of
                                     (a) the amount of interest accrued on the Securities of such Series and (b) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as trustee fees and credit enhancement fees, over (ii) the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed as specified in the related Prospectus Supplement.

         Enhancement..............   If stated in the Prospectus Supplement
                                     relating to a Series, the Depositor will obtain an irrevocable letter of credit, surety bond, insurance policy (each, a "Security Policy") or other form of credit support (collectively, "Enhancement") in favor of the applicable Trustee on behalf of the Holders of such Series and any other person specified in such Prospectus
                                     Supplement from an institution acceptable to the rating agency or agencies identified in the related Prospectus
                                     Supplement as rating such Series of
                                     Securities (each, a "Rating Agency") for the purposes specified in such Prospectus
                                     Supplement. The Enhancement will support the payments on the Securities and may be used for other purposes, to the extent and under the conditions specified in such Prospectus Supplement. See "Enhancement."

                                     Enhancement for a Series may include one or more of the following types of Enhancement, or such other type of Enhancement specified in the related Prospectus Supplement.

         A.  Subordinate
               Securities.........   If stated in the related Prospectus
                                     Supplement, Enhancement for a Series may consist of one or more Classes of Subordinated Securities. The rights of the related Subordinated Securityholders to receive distributions on any Distribution
                                     Date will be subordinate in right and
                                     priority to the rights of Holders of
                                     Senior Securities of the Series, but only to the extent described in the related
                                     Prospectus Supplement.

         B.  Insurance............   If stated in the related Prospectus
                                     Supplement, Enhancement for a Series may consist of special hazard Insurance
                                     Policies, bankruptcy bonds and other types of insurance supporting payments on the Securities.

         C.  Reserve Funds........   If stated in the Prospectus Supplement,
                                     the Depositor may deposit cash, a letter or letters of credit, short-term investments, or other instruments acceptable to the Rating Agencies in one or more reserve funds to be established in the name of the applicable Trustee (each, a "Reserve

                                     Fund"), which will be used, as specified in such Prospectus Supplement, by such Trustee to make required payments of principal of or interest on the Securities of such Series, to make adequate provision for future payments on such Securities, or for any other purpose specified in the Agreement with respect to such Series, to the extent that funds are not otherwise available. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement.

         D.  Minimum Principal
               Payment Agreement..   If stated in the Prospectus Supplement
                                     relating to a Series of Securities, the
                                     Depositor will enter into a minimum
                                     principal payment agreement (the "Minimum
                                     Principal Payment Agreement") with an
                                     entity meeting the criteria of the Rating
                                     Agencies, pursuant to which such entity
                                     will provide funds in the event that
                                     aggregate principal payments on the
                                     Primary Assets for such Series are not
                                     sufficient to make certain payments, as
                                     provided in the related Prospectus
                                     Supplement. See "Enhancement--Minimum
                                     Principal Payment Agreement."

         E.  Deposit Agreement....   If stated in the related Prospectus
                                     Supplement, the Depositor and the
                                     applicable Trustee will enter into a
                                     guaranteed investment contract or an
                                     investment agreement (the "Deposit
                                     Agreement") pursuant to which all or a
                                     portion of the amounts held in the
                                     Collection Account, the Distribution
                                     Account(s) or in any Reserve Fund will be invested with the entity specified in such Prospectus Supplement. Such Trustee will be entitled to withdraw amounts so invested, plus interest at a rate equal to the Assumed Reinvestment Rate, in the manner specified in such Prospectus
                                     Supplement. See "Enhancement--Deposit
                                     Agreement."

         Servicing................   The Servicer will be responsible for
                                     servicing, managing and making collections on the Loans for a Series. In addition, the Servicer, if so specified in the related Prospectus Supplement, will act as custodian and will be responsible for maintaining custody of the Loans and related documentation on behalf of the Trustee. Advances with respect to delinquent payments of principal of or interest on a Loan will be made by the Servicer only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and, unless otherwise specified in the related Prospectus
                                     Supplement, will be reimbursable to the
                                     Servicer from scheduled payments of
                                     principal and interest, late
                                     collections, the proceeds of liquidation of the related Loans or other recoveries relating to such Loans (including any Insurance Proceeds or payments from other credit support). In performing these functions, the Servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or Loans owned or serviced by it. Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor servicer. The
                                     Servicer will receive a periodic fee as
                                     servicing compensation (the "Servicing
                                     Fee") and may, as specified herein and in the related Prospectus Supplement, receive certain additional compensation. See
                                     "Servicing of Loans--Servicing
                                     Compensation and Payment of Expenses"
                                     herein.

         Federal Income
           Tax Considerations

           A.  Debt Securities and
                 REMIC Residual
                 Securities.......   If (i) an election is made to treat all or
                                     a portion of a Trust Fund for a Series as a "real estate mortgage investment conduit" (a "REMIC") or (ii) so provided in the related Prospectus Supplement, a Series of Securities will include one or more Classes of taxable debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"). Stated interest with respect to such Classes of Securities will be reported by the related Holder in accordance with such Holder's method of accounting except that, in the case of Securities constituting "regular interests" in a REMIC ("Regular
                                     Interests"), such interest will be
                                     required to be reported on the accrual
                                     methods regardless of such Holder's usual method of accounting. Securities that are Compound Interest Securities, Zero Coupon
                                     Securities or Interest Only Securities
                                     will, and certain other Classes of
                                     Securities may, be issued with original
                                     issue discount that is not de minimis. In such cases, the related Holder will be required to include original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, such Holder may be entitled to make an election to amortize such premium on a constant yield method.

                                     In the case of a REMIC election, a Class of Securities may be treated as a REMIC "residual interest" (each, a "Residual Interest"). A Holder of a Residual Interest will be required to include in its income its pro rata share of the taxable income of the REMIC. In certain circumstances, the Holder of a Residual Interest may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Interest (i) may not be subject to offset by losses from other activities or investments, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign Holder, may not qualify for exemption from or reduction of withholding. In addition,
                                     (i) Residual Interests are subject to
                                     transfer restrictions and (ii) certain
                                     transfers of Residual Interests will not be recognized for federal income tax purposes. Further, individual Holders are subject to limitations on the deductibility of expenses of the REMIC. See "Certain Federal Income Tax Considerations."

           B.  Non-REMIC
                 Pass-Through
                 Securities.......   If so specified in the related Prospectus
                                     Supplement, the Trust Fund for a Series
                                     will be treated as a grantor trust and
                                     will not be classified as an association taxable as a corporation for federal income tax purposes, and Holders of Securities of such Series ("Pass-Through
                                     Securities") will be treated as owning
                                     directly rights to receive certain
                                     payments of interest or principal, or
                                     both, on the Primary Assets held in the
                                     Trust Fund for such Series. All income
                                     with respect to a Stripped Security will be accounted for as original issue discount and, unless otherwise specified in the related Prospectus Supplement, will be reported by the applicable Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income.

           C.  Owner Trust
                 Securities.......   If so specified in the Prospectus
                                     Supplement, the Trust Fund will be treated as a partnership for purposes of federal and state income tax. Each Noteholder, by the acceptance of a Note of a given
                                     Series, will agree to treat such Note as indebtedness; and each Certificateholder, by the acceptance of a Certificate of a given Series, will agree to treat the related Trust Fund as a partnership in which such Certificateholder is a partner for federal income and state tax purposes.
                                     Alternative characterizations of such
                                     Trust Fund and such Certificates are
                                     possible, but would not result in
                                     materially adverse tax consequences to
                                     Certificateholders. See "Certain Federal
                                     Income Tax Considerations."

         ERISA Considerations.....   A fiduciary of any employee benefit plan
                                     or other retirement plan or arrangement
                                     subject to the Employee Retirement Income
                                     Security Act of 1974, as amended

                                     ("ERISA"), or the Code should carefully
                                     review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. Certain Classes of Securities may not be transferred unless the applicable Trustee and the Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the applicable Trustee, the Depositor or the Servicer to additional obligations. See "Description of the Securities--General" and "ERISA Considerations."

         Legal Investment.........   Unless otherwise specified in the related
                                     Prospectus Supplement, Securities of each
                                     Series offered by this Prospectus and the related Prospectus Supplement will not constitute "mortgage related securities" under the Secondary Mortgage Market
                                     Enhancement Act of 1984, as amended
                                     ("SMMEA"). Investors whose investment
                                     authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them. See "Legal Investment."

         Use of Proceeds..........   The Depositor will use the net proceeds
                                     from the sale of each Series for one or
                                     more of the following purposes: (i) to
                                     purchase the related Primary Assets, (ii) to repay indebtedness incurred to obtain funds to acquire such Primary Assets,
                                     (iii) to establish any Reserve Funds
                                     described in the related Prospectus
                                     Supplement and (iv) to pay costs of
                                     structuring and issuing such Securities, including the costs of obtaining
                                     Enhancement, if any. If so specified in
                                     the related Prospectus Supplement, the
                                     purchase of the Primary Assets for a
                                     Series will be effected by an exchange of Securities with the Seller of such Primary
                                     Assets. See "Use of Proceeds."

         Ratings..................   It will be a requirement for issuance of
                                     any Series that the Securities offered by this Prospectus and the related Prospectus
                                     Supplement be rated by at least one Rating
                                     Agency in one of its four highest
                                     applicable rating categories. The rating or ratings applicable to Securities of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus
                                     Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating is not a recommendation to buy, hold or sell securities, and does not address the effect that the rate of prepayments on Loans or Underlying Loans relating to Private Securities, as applicable, for a Series may have on the yield to investors in the Securities of such

                                     Series. See "Risk Factors--Ratings Are Not
                                     Recommendations."

                                  RISK FACTORS

              Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

              No Secondary Market. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. The underwriter(s) specified in the related Prospectus Supplement (the "Underwriters") expect to make a secondary market in the related Securities, but will have no obligation to do so.

              Primary Assets Are Only Source of Repayment. The Depositor does not have, nor is it expected to have, any significant assets. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on or any failure to receive distributions on the Securities. Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in such Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account(s) immediately after making all payments due on the Securities of such Series and other payments specified in Securities Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Enhancer or any other person entitled thereto, and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

              Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an Event of Default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee under the related Indenture (the "Indenture Trustee"), the Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

              The only obligations, if any, of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See "The Agreements--Assignment of Primary Assets" herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Primary Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Primary Asset, its only source of funds from which to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Primary Assets, the Servicer or the Seller, as the case may be, or from a Reserve Fund established to provide funds for such repurchases.

              Limited Protection Against Losses. Although any Enhancement is intended to reduce the risk of delinquent payments or losses to Holders of Securities entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result, Holders may suffer losses. See "Enhancement."

              Yield May Vary; Subordination. The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments on the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans or Underlying Loans relating to the Private Securities, as applicable, which prepayments may be influenced by a variety of factors; (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement; (iii) the exercise by the party entitled thereto of any right of optional termination; and (iv) in the case of Trust Funds comprised of Revolving Credit Line Loans, any provisions in the related Agreement described in the applicable Prospectus Supplement respecting any non-amortization, early amortization or scheduled amortization period. See "Description of the Securities--Weighted Average Life of Securities." Prepayments may also result from repurchases of Loans or Underlying Loans, as applicable, due to material breaches of the Seller's or the Depositor's warranties.

              Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See "Description of the Securities--Payments of Interest."

              The rights of Subordinated Securityholders to receive distributions to which they would otherwise be entitled with respect to the Trust Fund will be subordinate to the rights of the Servicer and the Holders of Senior Securities, to the extent described in the related Prospectus Supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinated Securities.

              Balloon Payments. Certain of the Loans as of the related Cut-off Date may not be fully amortizing over their terms to maturity, and thus will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon such borrower's ability either to timely refinance the related Loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the Holders of one or more Classes of Securities of the related Series.

              Property Values May Be Insufficient. If the Mortgage Loans in a Trust Fund are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

              There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loan, together with any senior financing on the Properties, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Loans could be higher than those currently experienced in the mortgage lending industry in general.

              Risks relating to Certain Geographic Regions where Mortgage Loans may be Concentrated. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. The Mortgage Loans underlying certain Series of Securities may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

              Book-Entry Registration. If Securities are issued in book-entry form, such registration may reduce the liquidity of such Securities in the secondary trading market, since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in book-entry Securities can be effected only through the Depository Trust Company ("DTC"), participating organizations, Financial Intermediaries and certain banks, the ability of a Holder to pledge a book-entry Security to persons or entities that do not participate in the DTC system may be limited due to lack of a physical certificate representing such Securities. Security Owners will not be recognized as Holders as such term is used in the related Agreement, and Security Owners will be permitted to exercise the rights of Holders only indirectly through DTC and its Participants.

              In addition, Holders may experience some delay in their receipt of distributions of principal of and interest on book-entry Securities, since distributions are required to be forwarded by the applicable Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Depository participants, which thereafter will be required to credit them to the accounts of Holders either directly or indirectly through Financial Intermediaries.

              Pre-Funding May Adversely Affect Investment. If a Trust Fund includes a Pre-Funding Account and the Principal Balance of additional Loans delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

              The ability of a Trust Fund to invest in subsequent Loans during the related Pre-Funding Period will be dependant on the ability of the Seller to originate or acquire Loans that satisfy the requirements for transfer to the Trust Fund. The ability of the Seller to originate or acquire such Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

              Although subsequent Loans must satisfy the characteristics described in the related Prospectus Supplement and generally must be selected on the basis of the same criteria as those used to select the initial Loans, such Loans may have been originated more recently than the Loans originally transferred to the Trust Fund and may be of a lesser credit quality. As a result, the addition of subsequent Loans may adversely affect the performance of the related Securities.

              Bankruptcy Risks. Federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the related debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the related mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

              Consequences of Owning Original Issue Discount Securities. Debt Securities that are Compound Interest Securities will be, and certain of the Debt Securities may be, issued with original issue discount for federal income tax purposes. A Holder of Debt Securities issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Debt Securities that are Compound Interest Securities generally will be treated as having original issue discount for this purpose. See "Certain Federal Income Tax Considerations--Interest and Acquisition Discount" herein.

              REMIC-Related Risks. Holders of Residual Interest Securities will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Considerations." Accordingly, under certain circumstances, Holders of Securities that constitute Residual Interest Securities may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual Holders of Residual Interest Securities may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Interest Securities are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Interest Securities, the taxable income arising in a given year on a Residual Security will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Security may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations that provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of such regulations. See "Certain Federal Income Tax Considerations--Taxation of Holders of Residual Interest Securities--Mark to Market Rules."

              Unsecured Home Improvement and Other Loans. The Trust Fund for any Series may include Home Improvement Contracts that are not secured by an interest in real estate or otherwise. The Trust Fund for any Series may also include home equity contracts that were originated with Loan-to-Value Ratios or

         Combined Loan-to-Value Ratios in excess of the value of the related Mortgaged Property pledged as security therefor. Under such circumstances, the Trust Fund for the related Series could be treated as a general unsecured creditor as to any unsecured portion of any such Loan. In the event of a default under a Loan that is unsecured in whole or in part, the related Trust Fund will have recourse only against the borrower's assets generally for the unsecured portion of the Loan, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on any such Loan, the unsecured obligations of the borrower with respect to such Loan may be discharged, even though the value of the borrower's assets made available to the related Trust Fund as a general unsecured creditor is insufficient to pay amounts due and owning under the related Loan.

              Risk of Losses Associated with Adjustable Rate Loans. Adjustable rate Loans may be underwritten on the basis of an assessment that Mortgagors will have the ability to make payments in higher amounts after relatively short periods of time. In some instances, Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase.

              Potential Liability For Environmental Conditions. Real property pledged as security to a lender may be subject to certain environmental risks. Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

              In particular, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

              In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property.

              Under the laws of some states, and under CERCLA and the Federal Solid Waste Disposal Act, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, or releases of petroleum from an underground storage tank, under certain circumstances. See "Certain Legal Aspects of the Loans--Environmental Risks."

              Consumer Protection Laws May Affect Loans. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Loan to damages and administrative enforcement.

              The Loans are also subject to federal laws, including:

                      (i) the Federal Truth in Lending Act and Regulation Z
                  promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

                      (ii) the Equal Credit Opportunity Act and Regulation B
                  promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

                      (iii) the Fair Credit Reporting Act, which regulates the
                  use and reporting of information related to the borrower's credit experience; and

                      (iv) for loans that were originated or closed after
                  November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

              The Riegle Act. Certain mortgage loans are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specified statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

              The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses the obligor in the credit sale transaction could assert against the seller of the goods.

              Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition, could subject the Trust Fund to damages and administrative enforcement. See "Certain Legal Aspects of the Loans."

              Contracts Will Not Be Stamped. In order to give notice of the right, title and interest of Holders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the applicable Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust Fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Holders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts."

              Ratings Are Not Recommendations. It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agencies identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agencies if in their judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.


                         DESCRIPTION OF THE SECURITIES

         General

              Each Series of Notes will be issued pursuant to an indenture (each, an "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as Indenture Trustee with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

              The Seller may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

              The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

              Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinated Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the applicable Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

              Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the applicable Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the Holder of such Security.

              Payments of principal of and interest on the Securities will be made by the applicable Trustee, or a paying agent on behalf of such Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account. If provided in the related Prospectus Supplement, such deposits may be net of certain amounts payable to the related Servicer and any other person specified in such Prospectus Supplement. Such amounts thereafter will be deposited into the Distribution Account(s) and will be available to make payments on the Securities of such Series on the next Distribution Date. See "The Trust Funds--Collection and Distribution Accounts."

         Valuation of the Primary Assets

              If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and (b) the then-outstanding Principal Balance of the Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

              The "Assumed Reinvestment Rate," if any, for a Series will be the highest rate permitted by the Rating Agencies or a rate insured by means of a surety bond, guaranteed investment contract, Deposit Agreement or other arrangement satisfactory to the Rating Agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

         Payments of Interest

              The Securities of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the per annum rate specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

              Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

         Payments of Principal

              On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

         Final Scheduled Distribution Date

              The Final Scheduled Distribution Date with respect to each Class of a Series of Notes is the date no later than which the principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series.
         See "Weighted Average Life of the Securities" below.

         Special Redemption

              If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (the "Special Redemption Date") if, as a consequence of prepayments on the Loans or Underlying Loans, as applicable, relating to such Securities, or low yields then available for reinvestment, the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement, that the amount available for the payment of interest that will have accrued on such Securities (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the applicable Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

         Optional Redemption, Purchase or Termination

              The Depositor or the Servicer may, at its option, redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Primary Assets, as specified in the related Prospectus Supplement, is equal to or less than the amount or percentage specified in the related Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

              In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

         Weighted Average Life of the Securities

              Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

              Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

              There is, however, no assurance that prepayment of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Loans or Underlying Loans either from time to time or over the lives of such Loans or Underlying Loans.

              The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Loans or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans or Underlying Loans relating to the Private Securities, as applicable. If any Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.


                                THE TRUST FUNDS

         General

              The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased from the Seller composed of (i) the Primary Assets, (ii) amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement, (iv) any Property that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited into the Collection Account or Distribution Account(s) for a Series as specified in the related Prospectus Supplement.

              The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

              The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in the open market or in privately negotiated transactions, which may include transactions with affiliates and will be transferred by the Depositor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer, which may be the Seller, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a "Servicing Agreement") between the Trust Fund and Servicer, with respect to a Series of Notes.

              If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the Trustee of such Trust Fund specified in the related Prospectus Supplement.

              With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

              Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, to the extent and as specified in the related Prospectus Supplement.

         The Loans

              Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end home equity loans (the "Closed-End Loans") and/or revolving home equity loans or certain balances therein (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Mortgage Loans") secured by mortgages primarily on Single Family Properties that may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

              The full principal amount of a Closed-End Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. Unless otherwise described in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily Principal Balance of such Loan. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

              The rate of prepayment on the Mortgage Loans cannot be predicted. Home equity loans have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans."

              Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire Principal Balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Mortgage Loans may vary due to seasonal purchasing and the payment habits of borrowers.

              The Mortgaged Properties will include Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings) and mixed-use property. Mixed-use properties will consist of structures of no more than three stories that include one- to four-residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations. The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

              Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

              The aggregate Principal Balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

              Unless otherwise specified in the related Prospectus Supplement, the initial Combined Loan-to-Value Ratio of a Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior mortgage loans.

              Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties, which are generally subordinated to other mortgages on the same Mortgaged Property or by purchase money security interests in the Home Improvements financed thereby. Unless otherwise specified in the applicable Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

              Unless otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The initial Loan-to-Value Ratio of a Home Improvement Contract will be computed in the manner described in the related Prospectus Supplement.

              Additional Information. The selection criteria that will apply with respect to the Loans, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

              The Loans for a Series may include Loans that do not amortize their entire Principal Balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining Principal Balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

              The Loans will be conventional contracts or contracts insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veterans Administration (the "VA"). Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Loans will be insured under various FHA programs. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

              The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Loan to HUD. With respect to a defaulted FHA-insured Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan and HUD must have rejected any request for relief from the mortgagor before the Servicer may initiate foreclosure proceedings.

              HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA-insured Loan will be obligated to purchase any such debenture issued in satisfaction of such Loan upon default for an amount equal to the principal amount of any such debenture.

              The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

              Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (the "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

              The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code
         Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

              With respect to a defaulted VA guaranteed Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Mortgaged Property.

              The amount payable under the guaranty will be the percentage of the VA-insured Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the

         VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

              The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant: (a) the aggregate unpaid Principal Balance of the Loans; (b) the range and weighted average Loan Rate on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average Principal Balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Loans, as applicable; (f) the percentage (by Principal Balance as of the Cut-off
         Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard Insurance Policy or bankruptcy bond or other enhancement relating to the Loans; (h) the percentage (by Principal Balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties or Home Improvements or that are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the Loans; (j) the percentage of Loans (by Principal Balance as of the Cut-off Date) that are secured by Single Family Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (k) the lien priority of the Loans; (l) the delinquency status and year of origination of the Loans; (m) whether such Loans are Closed-End Loans and/or Revolving Credit Line Loans; and (n) in the case of Revolving Credit Line Loans, the general payments and credit line terms of such Loans and other pertinent features thereof. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

              If information of the nature described above respecting the Loans is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

         Private Securities

              General. Primary Assets for a Series may consist, in whole or in part, of Private Securities that include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

              Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

              The sponsor of the Private Securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

              Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

              The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Such Underlying Loans will be secured by mortgages on Mortgaged Properties.

              Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, cash collateral accounts, Security Policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

              Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans, including (a) the payment features of such Underlying Loans (i.e., whether they are Closed-End Loans and/or Revolving Credit Line Loans, whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (b) the approximate aggregate Principal Balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (c) the servicing fee or range of servicing fees with respect to the Underlying Loans, (d) the minimum and maximum stated maturities of such Underlying Loans at origination, (e) the lien priority of such Underlying Loans and (f) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support if any, such as Reserve

         Funds, Security Policies or guarantees relating to such Loans underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.


              If information of the nature described above representing the Private Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

         Collection and Distribution Accounts

              A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited into the applicable Distribution Account, which will also be established by the applicable Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the applicable Trustee will invest the funds in the Collection Account and the Distribution Account(s) in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited into the Distribution Account(s) or otherwise distributed and, in the case of funds in the Distribution Account(s), than the day preceding the next Distribution Date for the related Series of Securities. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the Rating Agencies.

              Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

              If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the Closing Date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited into the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). In no case will the Pre-Funded Amount exceed 50% of the aggregate principal amount of the related Securities, and in no case will the Pre-Funding Period exceed one year. The Primary Assets to be so purchased generally will be selected on the basis of the same criteria as those used to select the initial Primary Assets, and the same representations and warranties will be made with respect thereto. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

              If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the Closing Date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited into the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period, over the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.


                                  ENHANCEMENT

              If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain a Security Policy, issue Subordinated Securities or obtain any other form of enhancement or combination thereof (collectively, "Enhancement") in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agencies. The Enhancement will support the payment of principal of and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any of such Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

         Subordinated Securities

              If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of Subordinated Securities. The rights of the related Subordinated Securityholders to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

         Insurance

              If stated in the related Prospectus Supplement, Enhancement for a Series may consist of special hazard Insurance Policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

              Pool Insurance Policy. If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will obtain a pool insurance policy (the "Pool Insurance Policy") for the Loans in the related Trust Fund. The Pool Insurance Policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default. but will not cover the portion of the Principal Balance of any Loan that is required to be covered by any primary mortgage Insurance Policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

              Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard Insurance Policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard Insurance Policy or any flood Insurance Policy, if applicable, required to be maintained with respect to such Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard Insurance Policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Property or
         (ii) upon transfer of such Property to the special hazard insurer, the unpaid Principal Balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Property. If the unpaid Principal Balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of such Property. Any amount paid as the cost of repair of such Property will reduce coverage by such amount. Special hazard Insurance Policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

              Restoration of the Property with the proceeds described under (i) above is expected to satisfy the condition under any Pool Insurance Policy that such Property be restored before a claim under such Pool Insurance Policy may be validly presented with respect to the defaulted Loan secured by such Property. The payment described under
         (ii) above will render unnecessary presentation of a claim in respect of such Loan under any Pool Insurance Policy. Therefore, so long as such Pool Insurance Policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid Principal Balance of the related Loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard Insurance Policy and Pool Insurance Policy.

              Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then-outstanding Principal Balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the Principal Balance of such Loan exceeds the value so assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of the Loans." If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

              The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

         Reserve Funds

              If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will deposit into one or more funds to be established with the applicable Trustee as part of the Trust Fund for such Series or for the benefit of any Enhancer with respect to such Series (each, a "Reserve Fund") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agencies rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary

         Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

              Amounts withdrawn from any Reserve Fund will be applied by the applicable Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

              Amounts deposited into a Reserve Fund will be invested by the applicable Trustee in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

         Minimum Principal Payment Agreement

              If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agencies pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

         Deposit Agreement

              If specified in a Prospectus Supplement, the Depositor and the applicable Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.


                               SERVICING OF LOANS

         General

              Customary servicing functions with respect to Loans comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

         Collection Procedures; Escrow Accounts

              The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement, arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

              If specified in the related Prospectus Supplement, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts (each, an "Escrow Account") with respect to Loans in which payments by obligors to pay taxes, assessments, mortgage and hazard Insurance Policy premiums, and other comparable items will be deposited. Loans may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

         Deposits to and Withdrawals from the Collection Account

              Unless otherwise specified in the related Prospectus Supplement, the Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or that are secured in a manner meeting requirements established by each Rating Agency.

              Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

              Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date, any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before such Cut-off Date):

                      (i) All payments in respect of principal, including prepayments, on such Primary Assets;

                      (ii) All payments in respect of interest on such Primary
                  Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

                      (iii) All amounts received by the Servicer in connection
                  with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, net of related liquidation expenses ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

                      (iv) All proceeds under any title insurance, hazard
                  Insurance Policy or other Insurance Policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

                      (v) All amounts required to be deposited therein from any
                  Reserve Fund for such Series pursuant to the related
                  Agreement;

                      (vi) All Advances made by the Servicer required pursuant
                  to the related Agreement; and

                      (vii) All repurchase prices of any such Primary Assets
                  repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

              Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

                      (i) to reimburse itself for Advances for such Series made
                  by it pursuant to the related Agreement; provided, that the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and Insurance Proceeds) that represent late recoveries of Scheduled Payments with respect to which any such Advance was made;

                      (ii) to the extent provided in the related Agreement, to
                  reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or Insurance Proceeds;

                      (iii) to reimburse itself from Liquidation Proceeds for
                  liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited into the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the Principal Balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for such Loan next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

                      (iv) in the event it has elected not to pay itself the
                  Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

                      (v) to reimburse itself for expenses incurred by and
                  recoverable by or reimbursable to it pursuant to the related Agreement;

                      (vi) to pay to the applicable person with respect to each
                  Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

                      (vii) to make payments to the applicable Trustee of such
                  Series for deposit into the related Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

                      (viii) to clear and terminate the Collection Account
                  pursuant to the related Agreement.

              In addition, if the Servicer deposits into the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

         Advances and Limitations Thereon

              The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans that represent late recoveries of principal or interest, Insurance Proceeds or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account(s), as the case may be, or from a specified Reserve Fund, as applicable, to the extent specified in the related Prospectus Supplement.

         Maintenance of Insurance Policies and Other Servicing Procedures

              Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Loan to maintain a standard hazard Insurance Policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard Insurance Policies will provide for coverage at least equal to the applicable state standard form of fire Insurance Policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard Insurance Policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard Insurance Policy or other form of Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Property, to the extent available.

              The standard hazard Insurance Policies covering Properties securing Loans typically will contain a "coinsurance" clause, which in effect will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including any improvements on the Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of
         (i) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the Principal Balances owing thereon decrease, and since the value of the Properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damage to the affected Property.

              Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding Principal Balance of the related Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure or repossession, a standard hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

              Any amounts collected by the Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the Property, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited into the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency that assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard Insurance Policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, to deposit into the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

         Realization Upon Defaulted Loans

              The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Property. While the holder of a Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust

         Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

              The Servicer may arrange with the obligor on a defaulted Loan a change in the terms of such Loan (a "Modification") to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

         Enforcement of Due-On-Sale Clauses

              Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage Insurance Policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

         Servicing Compensation and Payment of Expenses

              Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Property in connection with defaulted Loans.

              Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of each applicable Trustee and independent accountants, payment of Security Policy and Insurance Policy premiums, if applicable, and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

              When an obligor makes a principal prepayment in full between Due Dates on the related Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the applicable Trustee for deposit into the related Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

              Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans.

         The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related Insurance Policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable Insurance Policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the Principal Balance of and unpaid interest on the related Loan that would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

              Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

         Evidence as to Compliance

              If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the applicable Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

              If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will also provide for delivery to the applicable Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement throughout the preceding calendar year.

         Certain Matters Regarding the Servicer

              The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

              If an Event of Default occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of a Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under "The Agreements--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement" herein.

              Unless otherwise specified in the related Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each Series unless the successor Servicer accepting such assignment or delegation
         (i) services similar loans in the ordinary course of its business,
         (ii) is reasonably satisfactory to the Trustee for the related Series,
         (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, that contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement; provided, that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

              Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under such Agreement that, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.


                                 THE AGREEMENTS

              The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

         Assignment of Primary Assets

              General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

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

              Assignment of Contracts. Unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, a custodian on behalf of the Trustee (the "Custodian"), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Holders.

              Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract deliver or cause to be delivered to the Trustee (or the Custodian) the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Holders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Holders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts."

              With respect to Loans secured by Mortgages, if so specified in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Loans. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

              Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Loan Schedule"). Such Loan Schedule will specify with respect to each Loan: the original principal amount and unpaid Principal Balance as of the Cut-off Date; the current Loan Rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Loan is an adjustable rate Loan, the Lifetime Rate Cap, if any, and the current index.

              Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the PS Trustee (or its nominee or correspondent). The PS Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the PS Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See "The Trust Funds--Private Securities" herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Certificate Schedule"), which will specify the original principal amount, Principal Balance as of the

         Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the PS Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and
         (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

              Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor or Seller will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, (a) the lesser of (i) the Principal Balance of such Primary Asset and (ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement, provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the Principal Balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

              If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset"); provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and
         (ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

              Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) a Principal Balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Principal Balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders), (ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

              Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

              The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity will be obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

              The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of such Primary Assets. See "Special Considerations--Limited Assets."

              No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the applicable Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the applicable Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to such Trustee reasonable indemnity, and such Trustee for 60 days has neglected or refused to institute any such proceeding.

         Reports to Holders

              The applicable Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

                      (i) the amount of principal distributed to Holders of the
                  related Securities and the outstanding principal balance of such Securities following such distribution;

                      (ii) the amount of interest distributed to Holders of the
                  related Securities and the current interest on such Securities;

                      (iii) the amount of (a) any overdue accrued interest
                  included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

                      (iv) the amount of (a) any overdue payments of scheduled
                  principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities,
                  (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

                      (v) the amount received under any related Enhancement,
                  and the remaining amount available under such Enhancement;

                      (vi) the amount of any delinquencies with respect to
                  payments on the related Primary Assets;

                      (vii) the book value of any REO Property acquired by
                  the related Trust Fund; and

                      (viii) such other information as specified in the
                  related Agreement.

              In addition, within a reasonable period of time after the end of each calendar year, the applicable Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to (i), (ii) and (iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to each applicable Trustee a report by independent public accountants with respect to the Servicer's servicing of the Loans. See "Servicing of Loans--Evidence as to Compliance" herein.

              If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered Holders and will not receive such reports directly from the applicable Trustee. The applicable Trustee will forward such reports only to the entity or its nominee that is the registered holder of the global certificate that evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of such entities.

         Events of Default; Rights Upon Event of Default

              Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Loans include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account(s) to enable the applicable Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the applicable Trustee for such Series, or to the Servicer and such Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement that continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the applicable Trustee, or to the Servicer and such Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

              So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement, which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

              In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

              During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the applicable Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any trust or power conferred upon such Trustee. However, the applicable Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered such Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by such Trustee therein or thereby. The applicable Trustee may decline to follow any such direction if such Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Holders.

              Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series;
         (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture that continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

              If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Holders of a majority of the then-aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

              If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal of or interest on any Note of such Series for thirty
         (30) days or more, unless (a) the Holders of 100% of the then-aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the then-aggregate outstanding amount of the Notes of such Series.

              In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty
         (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

              Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

              Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then-aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series, and the Holders of a majority of the then-aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

         The Trustees

              The identity of the commercial bank, savings and loan association or trust company named as the Trustee or Indenture Trustee, as the case may be, for each Series of Securities will be set forth in the related Prospectus Supplement. Entities serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each Trustee will have the power to appoint co-trustees or separate trustees. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the applicable Trustee by the Agreement relating to such Series will be conferred or imposed upon such Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which such Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the applicable Trustee. The applicable Trustee may also appoint agents to perform any of the responsibilities of such Trustee, which agents will have any or all of the rights, powers, duties and obligations of such Trustee conferred on them by such appointment; provided, that the applicable Trustee will continue to be responsible for its duties and obligations under the Agreement.

         Duties of Trustees

              No Trustee will make any representations as to the validity or sufficiency of the related Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the applicable Trustee will be required to perform only those duties specifically required of it under such Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the applicable Trustee will be required to examine them to determine whether they are in the form required by the related Agreement. However, such Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the related Agreement.

              Each Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no Trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related Holders in an Event of Default. No Trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         Resignation of Trustees

              Each Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. Each Trustee may also be removed at any time (i) if such Trustee ceases to be eligible to continue as such under the related Agreement, (ii) if such Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the applicable Trustee and to the Depositor. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

         Amendment of Agreement

                  Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Loans), and the applicable Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the applicable Trustee or the Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Seller, the Servicer or any Trustee is obligated to maintain or improve such rating), or (vi) to comply with any requirements imposed by the Code; provided, that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel delivered to the applicable Trustee. Any such amendment except pursuant to clause (vi) above shall be deemed not to adversely affect in any material respect the interests of any Holder if the applicable Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then-current rating thereof. Unless otherwise specified in the Prospectus Supplement, each Agreement for each Series may also be amended by the applicable Trustee, the Servicer, if applicable, and the Depositor with respect to


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

         such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 66 2/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

         Voting Rights

              The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

         List of Holders

              Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication such Holders propose to transmit, the applicable Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by such Trustee.

              No Agreement will provide for the holding of any annual or other meeting of Holders.

         Book-Entry Securities

              If specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series may be issued in book-entry form. In such event, beneficial owners of such Securities will not be considered "Holders" under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

         REMIC Administrator

              For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

         Termination

              Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement under the circumstances described in the related Prospectus Supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" herein.

              Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such Series.


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

              In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, Holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their Notes until maturity.


                       CERTAIN LEGAL ASPECTS OF THE LOANS

              The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Loans are situated.

         Mortgages

              The Loans for a Series will, and certain Home Improvement Contracts for a Series may, be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.


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

         Foreclosure on Mortgages

              Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

              Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

              An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

              A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

              In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty Insurance Proceeds.

         Environmental Risks

              Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

              Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

              In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. Under CERCLA, such a lien is subordinate to pre-existing, perfected security interests.

              Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (the "SWDA") provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

              A regulation promulgated by the U.S. Environmental Protection Agency (the "EPA") in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900
         (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of the SWDA. That regulation has not been struck down.

              On September 30, 1996, Congress amended both CERCLA and the SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, the 1996 amendments specify the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

              Generally, the amendments state that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender (i) exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or (ii) exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance. The amendments also specify certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

              The 1996 amendments also specify that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

              The CERCLA and SWDA lender liability amendments specifically address the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Mortgage Loans and the Home Improvement Contracts.

              If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with


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

         environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Loans would be imposed on the Trust Fund, and thus occasion a loss to the Holders, therefore depends on the specific factual and legal circumstances at issue.

         Rights of Redemption

              In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

         Junior Mortgages; Rights of Senior Mortgages

              The Mortgage Loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by Mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

              The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard Insurance Policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any Insurance Proceeds payable under a hazard Insurance Policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

              Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and


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

         not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         Anti-Deficiency Legislation and Other Limitations on Lenders

              Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

              In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

              Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security


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

         plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

              In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

              The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

         Due-on-Sale Clauses in Mortgage Loans

              Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and
         Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

              In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

         Enforceability of Prepayment and Late Payment Fees

              Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional


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         charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

         Equitable Limitations on Remedies

              In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

              Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

         Applicability of Usury Laws

              Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

         The Home Improvement Contracts

                  General

              The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests,"


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

         each as defined in the Uniform Commercial Code in effect in the applicable jurisdiction (the "UCC"). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

                  Security Interests in Home Improvements

              The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

              Enforcement of Security Interest in Home Improvements

              So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

              Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

              Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.


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

                  Consumer Protection Laws

              The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

                  Applicability of Usury Laws

              Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

              Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

         Installment Sales Contracts

              The Loans may also consist of installment sales contracts. Under an installment sales contract (each, an "Installment Sales Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Sales Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard Insurance Policy premiums associated with the property.

              The method of enforcing the rights of the lender under an Installment Sales Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Sales Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Sales Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Sales Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However,


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

         most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Sales Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Sales Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Sales Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Sales Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

         Soldiers' and Sailors' Civil Relief Act of 1940

              Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor any Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Loans or Underlying Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans or Underlying Loans had such interest shortfall not occurred.


                                 THE DEPOSITOR

              The Depositor was incorporated in the State of Delaware in June 1995, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor's principal executive offices are located at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-4095.

              The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior


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

         mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes.


                                USE OF PROCEEDS

              The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes: (i) to purchase the related Primary Assets,
         (ii) to repay indebtedness incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.


                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         General

              The following is a summary of certain anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on the opinion of Brown & Wood LLP, special counsel to the Depositor (in such capacity, "Tax Counsel"). The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

              The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the Securities.

              The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit (a "REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership; or (v) an election is made to treat the Trust Fund relating to a particular Series of Securities as a Financial Asset Securitization Investment Trust ("FASIT") under the Code. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.


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

              As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

         Taxation of Debt Securities

              Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, if the Securities are regular interests in a REMIC ("Regular Interest Securities") or represent interests in a grantor trust, Tax Counsel is of the opinion that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

              Interest and Acquisition Discount. In the opinion of Tax Counsel, Regular Interest Securities are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

              Tax Counsel is of the opinion that Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities issued at a discount may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID, which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996 (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

              In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. In the opinion of Tax Counsel, a Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

              The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that Class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular Class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such Class will be treated as the fair market value of such Class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security

         Holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

              Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below); provided, that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. In the opinion of Tax Counsel, the interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

              Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

              Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

              The Internal Revenue Service (the "IRS") recently issued final regulations (the "Contingent Payment Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Payment Regulations, represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the applicable Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

              The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

              The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events that have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

              The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

              Certain Classes of Regular Interest Securities may represent more than one Class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the applicable Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

              A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

              Effects of Defaults and Delinquencies. In the opinion of Tax Counsel, Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

              Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Trustee intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such Holder for such Security over its stated principal amount, if any. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under
         Section 171 of the Code with respect to all taxable debt instruments held by such Holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

              Variable Rate Debt Securities. In the opinion of Tax Counsel, in the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and
         (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, Holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

              Market Discount. In the opinion of Tax Counsel, a purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or
         (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

              Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

              Premium. In the opinion of Tax Counsel, a Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

              Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt


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

         instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

         Taxation of the REMIC and its Holders

              General. In the opinion of Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

              Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, in the opinion of Tax Counsel (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
         Section 856(c)(4)(A), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
         Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

         REMIC Expenses; Single Class REMICs

              As a general rule, in the opinion of Tax Counsel, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and that is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related residual interest securities.

         Taxation of the REMIC

              General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of Tax Counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss


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         of a REMIC is taken into account by the Holders of residual interests.
         As described above, the regular interests are generally taxable as debt of the REMIC.

              Calculation of REMIC Income. In the opinion of Tax Counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income.

              For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

              The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

              To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

              Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
         (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will


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         be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

         Taxation of Holders of Residual Interest Securities

              In the opinion of Tax Counsel, the Holder of a Certificate representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

              In the opinion of Tax Counsel, the Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

              In any event, because the Holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

              Limitation on Losses. In the opinion of Tax Counsel, the amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

              Distributions. In the opinion of Tax Counsel, distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

              Sale or Exchange. In the opinion of Tax Counsel, a Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the


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         time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

              Excess Inclusions. In the opinion of Tax Counsel, the portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Interest Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Interest Securities continuously held by a thrift institution since November 1, 1995.

              In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual Holder. First, alternative minimum taxable income for such residual Holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual Holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual Holder elects to have such rules apply only to tax years beginning after August 20, 1996.

              The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

              Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

              Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC


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         residual interest by any "Disqualified Organization." Disqualified
         Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

              If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

              Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

              Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations (the "Final Mark-to-Market Regulations"), which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Mark to Market Regulations.

         Administrative Matters

              The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.


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

         Tax Status as a Grantor Trust

              General. As further specified in the related Prospectus Supplement, if a REMIC election is not made and the Trust Fund is not structured as a partnership, then, in the opinion of Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

              In the opinion of Tax Counsel, each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the applicable Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The Holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the applicable Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate Holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such Holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

              Discount or Premium on Pass-Through Securities. In the opinion of Tax Counsel, the Holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate Principal Balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the Principal Balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

              The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a Holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a


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         Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

              In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the Holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

              Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

              Servicing fees in excess of reasonable servicing fees (the "excess servicing fee") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan's Principal Balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

              The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made that take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a Holder with respect to the


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

         underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

              Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

              In the case of a Stripped Security that is an Interest Weighted Security, the applicable Trustee intends, absent contrary authority, to report income to Holders as OID, in the manner described above for Interest Weighted Securities.

              Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

              Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

              Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

         Sale or Exchange

              Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, in the opinion of Tax Counsel, a Holder's tax basis in its Security is the price such Holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the Security is one year or more and short-term capital gain or loss if the holding period of the Security is less than one year. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.


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              In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security.

         Miscellaneous Tax Aspects

              Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a Holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the applicable Trustee with its taxpayer identification number (the "TIN"); (ii) furnishes the applicable Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the applicable Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

              The applicable Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

         New Withholding Regulations

              On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations"), which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

         Tax Treatment of Foreign Investors

              Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), in the opinion of Tax Counsel, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer


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         to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

              Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

              Payments to Holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest Holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

         Tax Characterization of the Trust Fund as a Partnership

              Tax Counsel is of the opinion that a Trust Fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

              If the Trust Fund were taxable as a corporation for federal income tax purposes, in the opinion of Tax Counsel, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.


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

         Tax Consequences to Holders of the Notes

              Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. In such a circumstance, Tax Counsel is, except as otherwise provided in the related Prospectus Supplement, of the opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

              OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

              Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of Tax Counsel, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a Holder of a
         Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

              A Holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis Holder of a Short-Term Note (and certain cash method Holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis Holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

              Sale or Other Disposition. In the opinion of Tax Counsel, if a Noteholder sells a Note, the Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the Holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

              Foreign Holders. In the opinion of Tax Counsel, interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or the Seller (including a Holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Seller is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

              Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax; provided, that
         (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

              Backup Withholding. Each Holder of a Note (other than an exempt Holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the Holder's name, address, correct federal taxpayer identification number and a statement that the Holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the Holder, and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability.

              The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

              Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign Holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.


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

         Tax Consequences to Holders of the Certificates

              Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

              A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

              Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

              Partnership Taxation. If the Trust Fund is a partnership, in the opinion of Tax Counsel, the Trust Fund will not be subject to federal income tax. Rather, in the opinion of Tax Counsel, each Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

              In the opinion of Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, in the opinion of Tax Counsel, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, in the opinion of Tax Counsel, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

              In the opinion of Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a Holder under the Code.

              In the opinion of Tax Counsel, an individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

              The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

              Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining Principal Balance of the Loans at the time of purchase. If so, in the opinion of Tax Counsel, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

              If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

              Section 708 Termination. In the opinion of Tax Counsel, under
         Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

              Disposition of Certificates. Generally, in the opinion of Tax Counsel, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

              Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

              If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

              Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

              The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

              Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

              Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

              Under Section 6031 of the Code, any person that holds
         Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

              The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

              Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign Holders that are taxable as corporations and 39.6% for all other foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a Holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the Holder's certification of nonforeign status signed under penalties of perjury.

              Each foreign Holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign Holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign Holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

              Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code. The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                            STATE TAX CONSIDERATIONS

              In addition to the federal income tax considerations described in "Certain Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                                FASIT SECURITIES

              General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities ("FASIT Securities"). Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of Holders of FASIT Securities. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to Holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

              FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for such Series, and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

              Qualification as a FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if
         (i) a FASIT election is in effect, (ii) certain tests concerning (a) the composition of the FASIT's assets and (b) the nature of the Holders' interest in the FASIT are met on a continuing basis and (iii) the Trust Fund is not a regulated company as defined in Section 851(a) of the Code.

              Asset Composition. In order for a Trust Fund (on one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the Closing Date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular


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         interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the Holder of the FASIT's ownership interest or by any person related to such Holder.

              Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more Classes of regular interests or (ii) a single Class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

              A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its Holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5% and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Certain Federal Income Tax Considerations--Taxation of Debt Securities--Variable Rate Debt Securities."

              If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, Holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Certain Federal Income Tax Considerations--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

              Consequences of Disqualification. If a Series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

              Tax Treatment of FASIT Regular Securities. Payments received by Holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on


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

         other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of Holders of REMIC Regular Securities, Holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on such Security will be treated as a return of capital to the extent that the Holder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Certain Federal Income Tax Considerations--Taxation of Debt Securities," "--Market Discount," and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

              If a FASIT Regular Security is sold or exchanged, the Holder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Certain Federal Income Tax Considerations--Sale or Exchange." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies of the underlying assets, the Holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Certain Federal Income Tax Considerations--Taxation of Debt Instruments--Effects of Default and Delinquencies."

              FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Certain Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property Loans." In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

              Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of Holders of such interests, and the ability of such Holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified Holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the Holder of the High-Yield Interest.

              The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.



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


              Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the Holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the Holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the Holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the Holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, Holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the Holders of High-Yield Interests. See "Certain Federal Income Tax Considerations--Treatment of High-Yield Interests."

              Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the Holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such Holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

              The Holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets,
         (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

              Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent Holders of REMIC Securities would be subject. See "Certain Federal Income Tax Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, Holders of record of FASIT Securities generally will be treated in the same manner as Holders of REMIC Securities.

         DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO HOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.


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                              ERISA CONSIDERATIONS

              The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses, the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities and such subclasses of Securities.

              ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including certain individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan that is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

              In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

              On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations (Labor Reg. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulation"). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan acquires an "equity" interest could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

              Under the Plan Asset Regulation, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the Trust Fund issues Notes that are not treated as equity interests in the Trust Fund for purposes of the Plan Asset Regulation, a Plan's investment in such Notes would not cause the assets of the Trust to be deemed Plan assets. However, the Seller, the Servicer, the Special Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee and the Depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using Plan assets over which any such parties (or any affiliates thereof) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Notes may not be purchased using the assets of any Plan if the Seller, the Servicer, the Special Servicer, the Indenture Trustee, the Owner Trustee, the Depositor or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement of understanding that such advice (i) will serve as a primary basis for investment decisions


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         with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

              In addition, the Trust Fund, any underwriter, trustee, servicer, administrator or producer of credit support or their affiliates might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Notes, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Notes by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as: Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in Notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Each prospective purchaser or transferee of a Note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a Global Note, shall be deemed to represent) to the Indenture Trustee and the Note Registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

              The Plan Asset Regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Exchange Act.

              If no exception under the Plan Asset Regulation applies, then if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the Trust Fund, then the assets of the Trust Fund would be considered to be assets of the Plan. Because the Loans held by the Trust Fund may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 and may cause transactions undertaken in the course of operating the Trust Fund to constitute prohibited transactions, unless a statutory or administrative exemption applies.

              In Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which amended Prohibited Transaction Class Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTCE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans conforming to these requirements ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair


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

         market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTCE 83-1 does not provide an exemption for transactions involving Subordinated Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinated Security or a Security that is not a Single Family Security may be made to a Plan.

              The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTCE 83-1, the term "mortgage pass-through certificate" would include: (i) Securities issued in a Series consisting of only a single Class of Securities; and (ii) Securities issued in a Series in which there is only one Class of those particular Trust Securities; provided, that the Securities in the case of clause (i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a Class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a Class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other Classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTCE 83-1.

              PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Holders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the unsubordinated Securities only in a Series issued with a subordination feature; provided, that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate Principal Balance of the Loans or the Principal Balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

              Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTCE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking


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

         into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                  The DOL issued to Bear, Stearns & Co. Inc., an individual exemption (Prohibited Transaction Exemption 90-30; Exemption Application No. D-8207, 55 Fed. Reg. 21461 (1990)) (the "Underwriter Exemption"), which applies to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which Bear, Stearns & Co. Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemption provides relief generally similar to that provided by PTCE 83-1, but is broader in several respects.

              The Underwriter Exemption contains several requirements, some of which differ from those in PTCE 83-l. The Underwriter Exemption contains an expanded definition of "certificate," which includes an interest that entitles the Holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust," which permits the trust corpus to consist of secured consumer receivables. The definition of "trust," however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type that have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

              On July 21, 1997, the DOL published in the Federal Register an amendment to the Underwriter Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Specified Funding Period"), instead of requiring that all such Obligations be either identified or transferred on or before the Closing Date. The relief is available when the following conditions are met:

                      (1) The ratio of the amount allocated to the pre-funding
                  account to the total principal amount of the certificates being offered (the "Specified Funding Limit") must not exceed twenty-five percent (25%).


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                      (2) All Obligations transferred after the Closing Date
                  (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by an Exemption Rating Agency.

                      (3) The transfer of such Additional Obligations to the
                  trust during the Specified Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Specified Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

                      (4) Solely as a result of the use of pre-funding, the
                  weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the Specified Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the Closing Date.

                      (5) In order to insure that the characteristics of the
                  Additional Obligations are substantially similar to the original Obligations which were transferred to the Trust
                  Fund:

                                    (i) the characteristics of the Additional
                           Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

                                    (ii) an independent accountant retained by
                           the depositor must provide the depositor with a letter (with copies provided to each Exemption Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the Closing Date.

                      (6) The period of pre-funding must end no later than
                  three months or 90 days after the Closing Date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

                      (7) Amounts transferred to any pre-funding account and/or
                  capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments ("Permitted Investments").

                      (8) The related prospectus or prospectus supplement must
                  describe:

                                    (i) any pre-funding account and/or
                           capitalized interest account used in connection with a pre-funding account;

                                    (ii) the duration of the period of
                           pre-funding;

                                    (iii) the percentage and/or dollar amount
                           of the Specified Funding Limit for the trust; and

                                    (iv) that the amounts remaining in the
                           pre-funding account at the end of the Specified Funding Period will be remitted to certificateholders as repayments of principal.


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                      (9) The related pooling and servicing agreement must
                  describe the Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

              Neither PTCE 83-1 nor the Underwriter Exemption applies to a trust which contains unsecured obligations.

              Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                                 LEGAL MATTERS

              The legality of the Securities of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, One World Trade Center, New York, New York 10048.


                             FINANCIAL INFORMATION

              A new Trust Fund will be formed with respect to each Series of Securities, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                     RATING

              It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

              Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund assets and any credit enhancement with respect to the related Class and will reflect such Rating Agency's assessment solely of the likelihood that the related Holders will receive payments to which such Holders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.


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

              There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agencies in the future if in their judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

              The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating Classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the Principal Balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of such Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal of and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the Holders of one or more Classes of the Securities of the related Series.


                                LEGAL INVESTMENT

              Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.


                              PLAN OF DISTRIBUTION

              The Depositor may offer each Series of Securities through Bear, Stearns & Co. Inc. ("Bear Stearns") or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Bear Stearns in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Bear Stearns is an affiliate of the Depositor.


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                               GLOSSARY OF TERMS

              The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more complete definition of such terms.

              "Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Loan, and for any other purposes specified in the related Prospectus Supplement.

              "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

              "Asset Group" means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

                  "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

              "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the applicable Trustee is located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

              "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

              "Combined Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

              "Compound Interest Security" means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

              "Compound Value" means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

              "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

              "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.


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

              "Condominium Unit" means an individual housing unit in a Condominium Building.

              "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receives proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units and that is described in Section 216 of the Code.

              "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

              "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

              "Deferred Interest" means the excess of the interest accrued on the Principal Balance of a Loan during a specified period over the amount of interest required to be paid by an obligor on such Loan on the related Due Date.

              "Deposit Agreement" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

              "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

              "Distribution Date" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

              "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

              "Eligible Investments" means any one or more of the obligations or securities described as such in the related Agreement.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

              "Event of Default" means an event of default under and as specified in the related Agreement.

              "FHLMC" means the Federal Home Loan Mortgage Corporation.

              "Final Scheduled Distribution Date" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

              "Holder" means the person or entity in whose name a Security is registered.

              "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies maintained with respect to the Loans.


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

              "Insurance Proceeds" means amount paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

              "Interest Only Securities" means a Class of Securities entitled solely or primarily to distributions of interest and that is identified as such in the related Prospectus Supplement.

              "Lifetime Rate Cap" means the lifetime limit if any, on the Loan Rate during the life of each adjustable rate Loan.

              "Loan Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Loan.

              "Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement.

              "Minimum Principal Payment Agreement" means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

              "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note, as the context may require.

              "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Loan.

              "Mortgaged Property" means the related property subject to a Mortgage.

              "Mortgagor" means the obligor on a Mortgage Note.

                  "1986 Act" means the Tax Reform Act of 1986.

              "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

              "PAC" ("Planned Amortization Class Securities") means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

              "Participating Securities" means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

              "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

              "Primary Assets" means the Private Securities and/or Loans, as the case may be, that are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Loan, as the case may be.

              "Principal Balance" means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.


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              "Principal Only Securities" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

              "Private Security" means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

              "Property" means either a Home Improvement or a Mortgaged Property securing a Loan, as the context requires.

              "Regular Interest" means a regular interest in a REMIC.

              "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

              "REO Property" means real property that secured a defaulted Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

              "Residual Interest" means a residual interest in a REMIC.

              "Retained Interest" means, with respect to a Primary Asset, the amount or percentage specified in the related Prospectus Supplement that is not included in the Trust Fund for the related Series.

              "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

              "Senior Securities" means a Class of Securities as to which the Holders' rights to receive distributions of principal and interest are senior to the rights of Subordinated Securityholders, to the extent specified in the related Prospectus Supplement.

              "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

              "Servicer" means, with respect to a Series relating to Loans, the Person if any, designated in the related Prospectus Supplement to service Loans for that Series, or the successors or assigns of such Person.

              "Single Family Property" means property securing a Loan consisting of one- to four-family attached or detached residential housing, including Cooperative Dwellings.

              "Stripped Securities" means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

              "Subordinated Securityholder" means a Holder of a Subordinated Security.

              "Subordinated Securities" means a Class of Securities as to which the rights of Holders to receive distributions of principal, interest or both is subordinated to the rights of Holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

              "Trustee" means the trustee under the applicable Agreement, and its successors.


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              "Trust Fund" means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, held, with respect to a Series of Certificates, for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement or, with respect to a Series of Notes, pledged to the Indenture Trustee as security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account(s), Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

              "Variable Interest Security" means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

              "Zero Coupon Security" means a Security entitled to receive payments of principal only.



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